    As filed with the Securities and Exchange Commission on April 21, 1999

                                                       Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                             AMERICA ONLINE, INC.
            (Exact Name of Registrant as Specified in its Charter)

        Delaware                    7370                     54-1322110
     (State or Other          (Primary Standard           (I.R.S. Employer
     Jurisdiction of             Industrial             Identification No.)
    Incorporation or         Classification Code
      Organization)                Number)

                                 22000 AOL Way
                          Dulles, Virginia 20166-9323
                                (703) 265-1000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                             Sheila A. Clark, Esq.
                            Acting General Counsel
                             America Online, Inc.
                                 22000 AOL Way
                          Dulles, Virginia 20166-9323
                                (703) 265-1000
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)
                                --------------
                                  Copies to:
      Martin H. Levenglick, Esq.                Morris J. Kramer, Esq.
  Orrick, Herrington & Sutcliffe LLP     Skadden, Arps, Slate, Meagher & Flom
           666 Fifth Avenue                              LLP
       New York, New York 10103                    919 Third Avenue
            (212) 506-5000                     New York, New York 10022
                                                    (212) 735-3000
                                --------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective time of the Registration Statement and the effective time of the merger (the "Merger") of a subsidiary of America Online, Inc. with and into MovieFone, Inc., as described in the Agreement and Plan of Merger, dated as of February 1, 1999, among America Online, Inc., MF Acquisition Corporation and MovieFone, Inc., attached as Annex A to the proxy statement-prospectus forming a part of this Registration Statement as described herein.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
 Title of Each Class of  Amount to be Proposed Maximum  Proposed Maximum
    Securities to be      Registered   Offering Price  Aggregate Offering      Amount of
       Registered            (1)         Per Share          Price(2)      Registration Fee(3)
---------------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share (4)....  4,154,717          --           $489,789,129        $136,161.38
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares of Common Stock, par value $0.01 per share ("America Online Common Stock"), of America Online, Inc. ("America Online") that may be issued pursuant to the Merger.
(2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"). This fee has been computed pursuant to Rules 457(f) and (c) thereof and is based on (i) $39.375, the average of the high and low per share prices of Common Stock, par value $0.01 per share ("MovieFone Common Stock") of MovieFone, Inc. ("MovieFone") on the Nasdaq National Market on April 19, 1999, and (ii) the maximum number of shares of MovieFone Common Stock to be acquired by America Online pursuant to the Merger.
(3) Pursuant to Rule 457(b) under the Securities Act, $69,437.17 of the registration fee is offset by the filing fee previously paid by MovieFone in connection with the filing of preliminary proxy materials on Schedule 14A on February 28, 1999. Accordingly, a registration fee of $66,724.21 is being paid herewith.
(4) The America Online Common Stock being registered hereby includes associated preferred stock purchase rights.
                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE

-------------------------------------------------------------------------------
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

                           [MOVIEFONE INCORPORATED]

                    To the stockholders of MovieFone, Inc.

                   Special Meeting of MovieFone Stockholders

                A MERGER PROPOSAL--YOUR VOTE IS VERY IMPORTANT

   MovieFone's board of directors unanimously approved a merger agreement among America Online and MovieFone. Your vote, as stockholders of MovieFone, is now needed to adopt the merger agreement.

   In the merger, each share of your MovieFone common stock will be exchanged for a fraction of a share of America Online common stock ranging between .3339 and .4518. America Online common stock is listed on the New York Stock Exchange under the trading symbol "AOL". On April 20, 1999, America Online common stock closed at $128.6875 per share. The merger cannot be completed unless the holders of the MovieFone Class A common stock and Class B common stock, representing a majority of the votes entitled to be cast, adopt the merger agreement. Only stockholders who hold their shares of MovieFone common stock at the close of business on April 9, 1999 will be entitled to vote at the special meeting. Each holder of a share of MovieFone Class A common stock will be entitled to cast one vote and each holder of a share of MovieFone Class B common stock will be entitled to cast five votes.

   After careful consideration, your board of directors has unanimously determined the merger to be fair to you and in your best interests, and declared the merger advisable. MovieFone's board of directors has approved the merger agreement and unanimously recommends its adoption by you.

   This proxy statement-prospectus provides you with detailed information concerning America Online and the merger. Please give all of the information contained in the proxy statement-prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" on page 13 of this proxy statement-prospectus.

   You can find out how to obtain additional information regarding America Online and MovieFone in the section entitled "Where You Can Find More Information" on page 55.

   The date, time and place of the special meeting:

Friday, May 21, 1999
9:00 a.m., local time
MovieFone, Inc.
335 Madison Avenue, 27th Floor
New York, New York 10017

   Please use this opportunity to take part in the affairs of MovieFone by voting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

   We appreciate your interest in MovieFone and consideration of this matter.

                                        ANDREW R. JARECKI

                                        /s/ Andrew R. Jarecki

                                        Director and Chief Executive Officer

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement-prospectus. Any representation to the contrary is a criminal offense.

   This proxy statement-prospectus is dated April 21, 1999 and was first mailed to stockholders on or about April 23, 1999.

                        [MOVIEFONE LOGO APPEARS HERE]

                                MOVIEFONE, INC.
                        335 Madison Avenue, 27th Floor
                           New York, New York 10017

              Notice of Special Meeting of MovieFone Stockholders

                                 May 21, 1999
                                 at 9:00 A.M.

To the stockholders of MovieFone:

   Notice is hereby given that a special meeting of stockholders of MovieFone, Inc. ("MovieFone") will be held on Friday, May 21, 1999 at 9:00 a.m. local time at the offices of MovieFone, at 335 Madison Avenue, 27th Floor, New York, New York 10017 for the following purposes:

   1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 1, 1999, by and among America Online, Inc. ("America Online"), MF Acquisition Corporation, a wholly owned subsidiary of America Online ("MF Acquisition Corporation"), and MovieFone, pursuant to which MF Acquisition Corporation will merge with and into MovieFone (the "Merger") and MovieFone will survive the Merger as a wholly owned subsidiary of America Online. Adoption of the Merger Agreement will also constitute approval of the Merger and the other transactions contemplated by the Merger Agreement.

   2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

   These items of business are described in the attached proxy statement-prospectus. Only holders of record of MovieFone common stock at the close of business on April 9, 1999, the record date, are entitled to vote on the matters listed in this Notice of Special Meeting of MovieFone Stockholders. You may vote in person at the MovieFone special meeting even if you have returned a proxy.

                                          By Order of the Board of Directors
                                           of MovieFone, Inc.

                                          /s/ Adam H. Slutsky
                                          Secretary
                                          April 21, 1999

                 Whether or Not You Plan to Attend the Meeting,
         Please Complete, Sign, Date and Return the Accompanying Proxy
                In the Enclosed Self-addressed Stamped Envelope.

                               TABLE OF CONTENTS

Summary of the Proxy Statement-Prospectus..................................   1
  The Companies............................................................   1
  Questions and Answers About the MovieFone/America Online Merger..........   2
  Summary of the Transaction...............................................   3
  Selected Historical Financial Data.......................................  10
  Unaudited Comparative Per Share Information..............................  11
  Comparative Per Share Market Price Data..................................  12
Risk Factors...............................................................  13
  The Value of the America Online Common Stock You Receive in the Merger
   May Vary................................................................  13
  MovieFone Officers and Directors Have Conflicts of Interest Relating To
   Their Approval and Support of the Merger................................  13
  Parties to Contracts With MovieFone May be Competitors of America Online
   Which May Impact Their Decision Whether to Renew Their Contracts With
   MovieFone...............................................................  14
  Failure to Complete the Merger Could Negatively Impact MovieFone's Stock
   Price and Future Business and Operations................................  14
  Potential Year 2000 Problems May Have an Adverse Effect On America
   Online's and MovieFone's Operations and Ability to Offer Products and
   Services Without Interruption...........................................  14
  America Online's Anti-Takeover Defense Provisions May Deter Potential
   Acquirors of America Online and May Depress its Stock Price.............  16
The Special Meeting of MovieFone Stockholders..............................  17
  Proxy Statement-Prospectus...............................................  17
  Date, Time and Place of the Special Meeting..............................  17
  Purpose of the Special Meeting...........................................  17
  Stockholder Record Date for the Special Meeting..........................  17
  Vote of MovieFone Stockholders Required for Adoption of the Merger
   Agreement...............................................................  17
  Proxies..................................................................  18
The Merger.................................................................  19
  Background of the Merger.................................................  19
  Joint Reasons for the Merger.............................................  21
  MovieFone's Reasons for the Merger.......................................  22
  Recommendation of MovieFone's Board of Directors.........................  23
  Opinion of MovieFone's Financial Advisor.................................  23
  Interests of Certain MovieFone Directors, Officers and Affiliates in the
   Merger..................................................................  29
  Completion and Effectiveness of the Merger...............................  29
  Structure of the Merger and Conversion of MovieFone Common Stock.........  30
  Exchange of MovieFone Stock Certificates for America Online Stock
   Certificates............................................................  30
  Material United States Federal Income Tax Consequences of the Merger.....  31
  Accounting Treatment of the Merger.......................................  32
  Regulatory Filings and Approvals Required to Complete the Merger.........  32
  Restrictions on Sales of Shares by Affiliates of MovieFone and America
   Online..................................................................  33
  Listing on the New York Stock Exchange of America Online Common Stock to
   be Issued in the Merger.................................................  33
  Dissenters' and Appraisal Rights.........................................  33
  Delisting and Deregistration of MovieFone Common Stock After the Merger..  33
  The Merger Agreement.....................................................  33
  The Stock Option Agreement...............................................  41
  The Stockholders Agreement...............................................  42
  Operations After the Merger..............................................  42
  Comparative Per Share Market Price Data..................................  43

                                      (i)

Comparison of Rights of Holders of MovieFone Common Stock and America
 Online Common Stock......................................................  44
  Classes of Common Stock of MovieFone and America Online.................  44
  Classified Board of Directors...........................................  44
  Number of Directors.....................................................  44
  Removal of Directors....................................................  44
  Filling Vacancies on the Board of Directors.............................  45
  Limits on Stockholder Action by Written Consent.........................  45
  Ability to Call Special Meetings........................................  45
  Advance Notice Provisions for Stockholder Nominations and Proposals.....  46
  Preferred Stock.........................................................  47
  Amendment of Certificate of Incorporation...............................  47
  Amendment of Bylaws.....................................................  48
  State Anti-Takeover Statutes............................................  48
  Limitation of Liability of Directors....................................  48
  Indemnification of Directors and Officers...............................  48
  Fair Price Provision....................................................  49
  Stockholder Rights Plan.................................................  50
Share Ownership by Principal Stockholders, Management and Directors of
 MovieFone................................................................  52
Legal Opinion.............................................................  54
Experts...................................................................  54
Stockholder Proposals for the 1999 Annual Meeting of MovieFone
 Stockholders if the Merger is Not Completed..............................  55
Where You Can Find More Information.......................................  55
Statements Regarding Forward-Looking Information..........................  57
ANNEX A--Agreement and Plan of Merger..................................... A-1
ANNEX B--Stock Option Agreement........................................... B-l
ANNEX C--Stockholders Agreement........................................... C-l
ANNEX D--Opinion of Salomon Smith Barney.................................. D-l

                                      (ii)

                                [MOVIEFONE LOGO]
                            [LOGO OF AMERICA ONLINE]
                   Summary of the Proxy Statement--Prospectus

   This summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this proxy statement-prospectus, including the merger agreement, the stock option agreement and the stockholders agreement, which are attached as Annexes A, B and C, respectively. In addition, we incorporate by reference important business and financial information about America Online and MovieFone into this proxy statement-prospectus. You may obtain the information incorporated by reference into this proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 55 of this proxy statement-prospectus.

                                 The Companies
MovieFone, Inc.
335 Madison Avenue, 27th Floor
New York, New York 10017
(212) 450-8000
http: //www.moviefone.com

   MovieFone is a leading provider of interactive advertising, information, and ticketing services to the motion picture industry and moviegoers through its interactive telephone movie guide, MovieFone, and its online service, moviefone.com.

   MovieFone provides moviegoers with movie listings for approximately 17,000 movie screens. This represents more than 95 percent of all movie screens in MovieFone's markets. MovieFone also provides the ability to purchase tickets in advance by credit card for many of these screens.

   Advertising space on the MovieFone services, which MovieFone sells primarily to motion picture studios, provides these advertisers with a highly targeted medium for marketing their movies, with the added benefit of a link to a direct ticket-selling mechanism. MovieFone also provides "Private Label" MovieFone systems for individual theater chains.

America Online, Inc.
22000 AOL Way
Dulles, Virginia 20166-9323
(703) 265-1000
http: //www.aol.com

   Founded in 1985, America Online, based in Dulles, Virginia, is the world leader in interactive services, Web brands, Internet technologies, and e-commerce services.

  America Online has two major lines of Internet businesses organized into four product groups:

    . the interactive online services business, comprised of the Interactive Services Group, the Interactive Properties Group and the AOL International Group, and

    . the enterprise solutions business, comprised of the Netscape Enterprise Group.

   The product groups are described below.


  The Interactive Services Group develops and operates branded interactive services, including:

    . the AOL service, a worldwide Internet online service with more than 17 million members

    . the CompuServe service, a worldwide Internet online service with approximately 2 million members

    . the Netscape Netcenter, an Internet portal with more than 15 million registered users

    .  the AOL.com portal

    .  the Netscape Navigator and Communicator browsers

  The Interactive Properties Group is built around branded properties that operate across multiple services and platforms, such as:

    . Digital City, Inc., the No. 1 branded local content network and community guide on the AOL service and the Internet

    . ICQ, a portal that provides instant communications and chat technology

  The AOL International Group oversees the AOL and CompuServe operations outside the United States.

  The Netscape Enterprise Group focuses on providing businesses a range of software products, technical support, consulting and training services. These products and services historically enabled businesses and users to share information, manage networks and facilitate electronic commerce.

        Questions and Answers About the MovieFone/America Online Merger
Q:  Why are we proposing to merge? (see page 21)

A: Our merger with America Online will result in MovieFone stockholders becoming stockholders of America Online through the exchange of their MovieFone common stock for America Online common stock on what the MovieFone Board of Directors believes are favorable terms.

  By combining with America Online, MovieFone can benefit from America Online's substantial human, financial, marketing and technological resources as well as its significant presence on the Internet and broad customer base. We expect this will:

  . expand the reach of MovieFone to new customers and into new markets,

  . provide new cross-promotion and branding opportunities for MovieFone and America Online, and

  . enable MovieFone to develop the area of online entertainment ticketing and related electronic commerce opportunities.

Q: What will I receive in the merger? (see page 30)

A: If the merger is completed, you will receive a fraction between .3339 and .4518 of a share of America Online common stock for each share of MovieFone common stock you own. The fraction will be determined based on the average closing price per share of America Online common stock on the New York Stock Exchange for the 20 consecutive trading days ending two trading days before the completion of the merger. This average is referred to throughout this document as the "Average America Online Stock Price." America Online will pay you cash based on the Average America Online Stock Price instead of issuing any fractional shares of common stock.

  The table below illustrates the fraction of a share of America Online common stock that you would receive for each share of MovieFone common stock at different assumed Average America Online Stock Prices after adjustment for America Online's two-for-one stock split which was effected on February 22, 1999. This fraction is referred to as the "exchange ratio." The exchange ratio is designed so that the value of the America Online common stock you receive in exchange for each share of your MovieFone common stock will be fixed at $29.25 as long as the Average America Online Stock Price is at least equal to $64.745 but not greater than $87.595 and as long as the trading price of America Online common stock on the date you actually exchange your shares is the same as the Average America Online Stock Price. However, if the Average America Online Stock Price is less than $64.745, the exchange ratio remains fixed at .4518 and the value of the America Online common stock you receive in exchange for each share of your MovieFone common stock may be less than $29.25.

  If the Average America Online Stock Price is above $87.595, then the exchange ratio remains fixed at .3339 and the value of the America Online common stock you receive in exchange for each share of your MovieFone stock may be more than $29.25. The merger agreement cannot be terminated and MovieFone will not be obligated to resolicit proxies if the Average America Online Stock Price is less than $64.745.

  The actual value of America Online common stock to be received in the merger will not be determined at the time you vote on the merger.

  This table assumes that the Average America Online Stock Price and the price at which America Online common stock is trading on the day you actually exchange your shares is the same. Of course, we cannot assure that this will be the case. We expect to complete the merger within two weeks after the stockholders meeting, assuming the stockholders vote to adopt the merger agreement at the meeting.

   Average Closing                                                                   Value Per
    Price on the                                                                      Share of
     NYSE of AOL                       Exchange                                      MovieFone
    Common Stock                        Ratio                                       Common Stock
   ---------------                     --------                                     ------------
       $150.00                          .3339                                          $50.09
        145.00                          .3339                                           48.42
        140.00                          .3339                                           46.75
        135.00                          .3339                                           45.08
        130.00                          .3339                                           43.41
        125.00                          .3339                                           41.74
        120.00                          .3339                                           40.07
        115.00                          .3339                                           38.40
        110.00                          .3339                                           36.73
        105.00                          .3339                                           35.06
        100.00                          .3339                                           33.39
         95.00                          .3339                                           31.72
         90.00                          .3339                                           30.05
        87.595                          .3339                                           29.25
         85.00                          .3441                                           29.25
         80.00                          .3656                                           29.25
         75.00                          .3900                                           29.25
         70.00                          .4179                                           29.25
         65.00                          .4500                                           29.25
        64.745                          .4518                                           29.25
         60.00                          .4518                                           27.11
         55.00                          .4518                                           24.85
         50.00                          .4518                                           22.59

                           Summary Of The Transaction
Stockholder Actions Required for the Transaction to be Completed (see page 17)

   The merger agreement must be adopted by MovieFone stockholders for the merger to occur. MovieFone has called the special meeting of stockholders to which this proxy statement-prospectus relates so MovieFone stockholders can vote on whether to adopt the merger agreement. The stockholders meeting will be held on Friday, May 21, 1999, at the offices of MovieFone at 335 Madison Avenue, 27th Floor, New York, New York.

   You may vote in person at the meeting or by proxy by following the instructions provided. You will be entitled to one vote for each share of MovieFone Class A common stock and five votes for each share of MovieFone Class B common stock you hold. A majority of the aggregate voting power of the shares of MovieFone common stock entitled to vote at the special meeting must vote in favor of the proposal to adopt the merger agreement for the merger to occur. Consequently, abstentions, failures to vote, and broker non-votes have the same effect as a vote against adoption of the merger agreement. If the stockholders vote to adopt the merger agreement and the merger occurs, the MovieFone common stock will be exchanged for shares of America Online common stock based on the exchange ratio. Following the merger, the exchange agent will send to each stockholder of record on the closing date instructions on how to exchange the shares of MovieFone common stock for the appropriate number of shares of America Online common stock.

Recommendation of MovieFone's Board of Directors
(see page 23)

   After careful consideration, MovieFone's board of directors unanimously determined the merger to be fair to you and in your best interests, and declared the merger advisable. MovieFone's board of directors approved the merger agreement and unanimously recommends its adoption by you.

Opinion of MovieFone's Financial Advisor
(see page 23)

   On January 31, 1999, Salomon Smith Barney, MovieFone's financial advisor, delivered its oral opinion, subsequently confirmed in writing on February 1, 1999, to MovieFone's board of directors that, as of the date of its opinion and subject to the considerations described in its opinion, the exchange ratio in the merger agreement was fair from a financial point of view to MovieFone stockholders. The complete opinion of Salomon Smith Barney is attached as Annex
D. We urge you to read it in its entirety.

Structure of the Transaction(see page 30)

   MovieFone will merge with MF Acquisition Corporation, a subsidiary of America Online, and become a wholly owned subsidiary of America Online. Based on the exchange ratio, MovieFone common stock will be exchanged for shares of America Online common stock. Following the merger, as a stockholder of America Online, you will have an equity stake in MovieFone's parent company, but will no longer have any direct interest in MovieFone alone.

Completion and Effectiveness of the Merger(see page 29)

   We will complete the merger when all of the conditions to completion of the merger are satisfied or waived. The merger will become effective when we file a certificate of merger with the Secretary of State of the State of Delaware.

Conditions to Completion of the Merger(see page 37)

   Our respective obligations to complete the merger are subject to the prior satisfaction or waiver of the conditions listed below. If either America Online or MovieFone waives any of the conditions, MovieFone will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from MovieFone stockholders is appropriate. The conditions that must be satisfied or waived before the merger is completed include the following:

  . the merger agreement must be adopted by MovieFone stockholders

  . all applicable approvals and consents required to complete the merger must be received and all applicable waiting periods under applicable antitrust laws must have expired or been terminated

  . no injunction or order preventing the completion of the merger may be in effect

  . our respective representations and warranties in the merger agreement must be true and correct, including the absence of material adverse changes in our respective businesses

  . we must have complied with our respective covenants and agreements in the merger agreement

  . MovieFone must obtain any required consents from third parties relating to the merger

  . we must each receive an opinion of tax counsel to the effect that the merger will qualify as a tax-free reorganization

  . America Online must be advised in writing by Ernst & Young LLP, its independent auditors, that they concur with America Online's conclusion that the merger can properly be accounted for as a pooling-of-interests business combination

  . the shares of America Online common stock to be issued to MovieFone stockholders in the merger must have been approved for listing on the New York Stock Exchange

  . related agreements must be in full force and effect as of the completion of the merger unless the agreement cannot go into effect due to the death or disability of the other party to the agreement

Termination of the Merger Agreement(see page 39)

   The merger agreement may be terminated at any time before the completion of the merger under the circumstances summarized below.

   The merger agreement may be terminated by our mutual consent.

   The merger agreement may also be terminated by either of America Online or MovieFone if the conditions to completion of the merger would not be satisfied because of a material breach of an agreement in the merger agreement by the other which cannot be cured or is not cured within 30 days. Further, the merger agreement may be terminated by either of America Online or MovieFone if the conditions to completion of the merger would not be satisfied because of a representation or warranty of the other in the merger agreement becoming untrue in any material respect that cannot be cured or is not cured within 30 days.

   In addition, the merger agreement may be terminated by either of America Online or MovieFone under any of the following circumstances:

  . if the merger is not completed by September 30, 1999, although this date will be extended to December 31, 1999 if the applicable waiting periods under the antitrust laws have not then expired or been terminated

  . if a final court order prohibiting the merger is issued and is not appealable

  . if the MovieFone stockholders do not adopt the merger agreement at the special meeting

   Furthermore, the merger agreement may be terminated by America Online if MovieFone's board of directors takes any of the following actions:

  . fails to recommend that MovieFone stockholders adopt and approve the merger agreement, or withdraws or modifies its recommendation in a manner adverse to America Online, or proposes or resolves or announces its intention to do so

  . makes, resolves to make or announces its intention to make, any recommendation to MovieFone stockholders, other than a recommendation to reject, with respect to an extraordinary transaction of the nature specified in the merger agreement involving MovieFone and a party other than America Online, such as a merger, other business combination, issuance or acquisition of 20%
   or more of the outstanding voting capital stock of MovieFone or a sale of a substantial portion of MovieFone's assets

  . upon a request by America Online, fails to reaffirm its recommendation that MovieFone stockholders adopt the merger agreement, or resolves or announces its intention to do so

  . takes, or resolves to take, or announces its intention to take, any action with respect to an extraordinary transaction of the nature specified in the merger agreement involving MovieFone and a party other than America Online, such as a merger, other business combination, issuance or acquisition of 20% or more of the outstanding voting capital stock of MovieFone or a sale of a substantial portion of MovieFone's assets, including soliciting, initiating or knowingly encouraging a party to propose an extraordinary transaction or engaging in discussions with a party regarding an extraordinary transaction

  . engages, resolves to engage or announces its intention to engage in discussions with a third party concerning an extraordinary transaction of the nature specified in the merger agreement involving MovieFone and a party other than America Online, such as a merger, other business combination, issuance or acquisition of 20% or more of the outstanding voting capital stock of MovieFone or a sale of a substantial portion of MovieFone's assets

  . enters into a definitive or binding agreement with a party other than America Online with respect to an extraordinary transaction of the nature specified in the merger agreement involving MovieFone and a party other than America Online, such as a merger, other business combination, issuance or acquisition of 20% or more of the outstanding voting capital stock of MovieFone or a sale of a substantial portion of MovieFone's assets, that is on terms that are more favorable to
   MovieFone's stockholders then those provided for in the merger, or resolves, or announces its intention to do so

  . materially breaches the stock option agreement, or resolves, or announces its intention to do so

   America Online may also terminate the merger agreement if:

  . a third party acquires 33% or more of the outstanding shares of capital stock or other equity interests of MovieFone or

  . there occurs a material breach of the stockholders agreement by any of the stockholders of MovieFone who are parties to the stockholders agreement which denies America Online the material benefits contemplated by the stockholders agreement and the breach remains uncured.

Payment of Termination Fee And Expenses(see page 40)

   MovieFone has agreed to pay America Online a termination fee of $12 million if the merger agreement is terminated in either of the following circumstances:

  . if the merger agreement is terminated by America Online because

   --MovieFone's board of directors takes any of the actions described in the fifth paragraph under "Termination of the Merger Agreement" above (other than engaging in discussions with a third party regarding an extraordinary transaction) or

   --a third party acquires 33% or more of the outstanding shares of capital stock or other equity interests of MovieFone

  . if the merger agreement is terminated because MovieFone's stockholders do not adopt the merger agreement and

   --an extraordinary transaction of the nature specified in the merger agreement such as a merger, other business combination, issuance or acquisition of 20% or more of the outstanding voting capital stock of MovieFone or a sale of a substantial portion of MovieFone assets, involving MovieFone and a party other than America Online is proposed before the special meeting or

   --MovieFone enters into a binding agreement for an extraordinary transaction of the nature specified in the merger agreement, such as a merger, other business combination, issuance or acquisition of 20% or more of the outstanding voting capital stock of MovieFone or a sale of a substantial portion of MovieFone assets, within twelve (12) months following termination of the merger agreement

   MovieFone has agreed to pay America Online up to $2.5 million of reasonable and documented out-of-pocket fees and expenses actually incurred by America Online in connection with the merger agreement and the merger, if the merger agreement is terminated in the circumstances identified above (including if the board engages in discussions with a third party regarding an extraordinary transaction) or if MovieFone has materially breached the merger agreement and such breach remains uncured.

Promotion Agreement if Merger Is Terminated Due to Inability to Account for Transaction as Pooling of Interest (see page 41)

   America Online has agreed to purchase from MovieFone $5 million per year of advertising over a three year period pursuant to a promotion agreement entered into between the two if the merger is not consummated solely as a result of the determination that the merger cannot be properly accounted for as a pooling of interests due solely to any action or inaction by America Online that is within the control of America Online and provided all other conditions to the closing of the merger have been satisfied.

No Other Negotiations Involving MovieFone(see page 36)

   Until the merger is completed or the merger agreement is terminated, MovieFone has agreed not to directly or indirectly take any of the following actions:

  . solicit, initiate or knowingly encourage or take any action to facilitate or encourage an extraordinary transaction of the nature specified in the merger agreement, such as a merger, other business combination, issuance or acquisition of 20% or more of the outstanding voting capital stock of MovieFone or a sale of a substantial portion of MovieFone assets, involving MovieFone and a party other than America Online

  . with respect to any person, entity or group that is pursuing such an extraordinary transaction:

   --participate or engage in discussions or negotiations

   --disclose any information relating to MovieFone

   However, MovieFone may engage in these acts, other than solicitation, initiation or knowing encouragement, if all of the following occur:

  . the third party has submitted an unsolicited written proposal regarding an extraordinary transaction of the nature specified in the merger agreement, which is to effect a merger, consolidation or sale of all or substantially all of the assets or capital stock of MovieFone

  . MovieFone's board of directors determines in good faith, after taking into account all relevant factors (including the advice of MovieFone's financial advisor) that a particular proposal for which fully committed financing has been obtained concerning a merger, consolidation or sale of all or substantially all of the assets or capital stock of MovieFone, will result in a transaction more favorable to MovieFone's stockholders than the merger (or any revised proposal by America Online)

  . MovieFone's board of directors receives advice of reasonably competent outside counsel, and determines in good faith, that taking such action is required to satisfy the board's fiduciary duties under applicable law and

  . MovieFone enters into a confidentiality agreement with the third party in connection with the disclosure of information relating to MovieFone

America Online Required MovieFone to Enter Into a Stock Option Agreement That May Discourage Third Parties Who are Interested in Acquiring a Stake in MovieFone (see page 41)

   MovieFone entered into a stock option agreement with America Online which grants America Online the option to buy up to 6,186,762 shares of MovieFone Class A common stock, which represents approximately 49.8% of the shares and approximately 15.2% of the voting power of MovieFone common stock outstanding on February 1, 1999, or approximately 33.3% of the shares and approximately 14.0% of the voting power of the shares after issuance of the shares of MovieFone common stock subject to the option. The exercise price of the option is $29.25 per share.

   America Online required MovieFone to grant the option as a prerequisite to entering into the merger agreement. The option may discourage third parties who are interested in acquiring a significant stake in MovieFone and is intended by America Online to increase the likelihood that the merger will be completed.

   The option is not currently exercisable and America Online may only exercise the option if the merger agreement is terminated in circumstances similar to those in which the termination fee is payable. If the merger agreement is terminated under circumstances in which the termination fee is not payable, the option will terminate and may not be exercised by America Online.

   You are urged to read the stock option agreement in its entirety.

Some MovieFone Stockholders have Entered into a Stockholders Agreement(see page
42)

   MovieFone stockholders Andrew R. Jarecki, Thomas A. Jarecki, Eugene D. Jarecki, Divonne Jarecki, Adam Slutsky, J. Russell Leatherman, Robert Gukeisen and several trusts and limited partnerships controlled by Henry G. Jarecki entered into a stockholders agreement with America Online. The stockholders agreement requires these MovieFone stockholders to vote all shares of MovieFone common stock beneficially owned by them in favor of adoption of the merger agreement. These MovieFone stockholders were not paid additional consideration in connection with the Stockholders Agreement.

   The MovieFone stockholders who entered into the stockholders agreement collectively held approximately 78.4% of the outstanding MovieFone common stock on the record date and controlled approximately 93.4% of the voting power of the outstanding common stock because some of the MovieFone common stock they hold is MovieFone Class B common stock which is entitled to five votes per share.

   You are urged to read the stockholders agreement in its entirety.

Interests of Certain Persons in the Merger(see page 29)

   When considering the recommendation of MovieFone's board of directors, you should be aware that certain MovieFone directors and officers have interests in the merger that are different from, or are in addition to, yours.

   In particular, eight officers of MovieFone have signed letters which contain offers of employment from America Online that will become effective upon the completion of the merger. These officers are identified under "Interests of Certain MovieFone Directors, Officers and Affiliates in the Merger" on page 28. In addition, J. Russell Leatherman has also entered into a voice recording contract with America Online that will become effective upon the completion of the merger.

   In addition, 422,870 unvested stock options granted under MovieFone's 1994 Stock Option Plan to Andrew R. Jarecki, Adam H. Slutsky, J. Russell Leatherman and all other officers and directors of MovieFone will vest upon completion of the merger in accordance with existing plan provisions.

   As a result, these directors and officers could be more likely to vote to approve the merger agreement than if they did not hold these interests.

   On the record date, directors and executive officers of MovieFone and their affiliates beneficially owned approximately 76.4% of the outstanding shares of MovieFone common stock, which constituted 92.8% of the voting power of the outstanding MovieFone common stock.

U.S. Federal Income Tax Consequences of the Merger(see page 31)

   We have structured the merger so that, in general, America Online, MovieFone and their respective stockholders will not recognize gain or loss for United States federal income tax purposes in the merger, except with respect to cash received by MovieFone stockholders instead of fractional shares. It is a waivable condition to the merger that we receive legal opinions to this effect.

Accounting Treatment of the Merger(see page 32)

   We intend to account for the merger as a pooling-of-interests business combination. It is a condition to completion of the merger that America Online be advised in writing by Ernst & Young LLP that they concur with America Online's conclusion that the merger can properly be accounted for as a pooling-of-interests business combination. Although this condition may be waived by America Online, it is highly unlikely that America Online would waive this condition. Under the pooling-of-interests method of accounting, each of our historical recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. In addition, the operating results of the combined company will include the operating results of MovieFone only for the quarter in which the merger is completed.

Antitrust Approval Required to Complete the Merger(see page 32)

   The merger is subject to antitrust laws. We have made the required filings with the Department of Justice and the Federal Trade Commission as well as foreign regulatory agencies. However, we are not permitted to complete the merger until the applicable waiting periods have expired or terminated. The applicable waiting period under the antitrust laws expired on April 10, 1999. The Department of Justice or the Federal Trade Commission may challenge the merger at any time before its completion.

Restrictions on the Ability to Sell America Online Stock(see page 33)

   All shares of America Online common stock received by you in connection with the merger will be freely transferable unless you are considered an "affiliate" of either of us under the Securities Act of 1933, as amended. Shares of America Online common stock held by our affiliates may only be sold pursuant to a registration statement or exemption under the Securities Act.

You Do Not Have Dissenters' or Appraisal Rights (see page 33)

   Under Delaware law, you are not entitled to dissenters' or appraisal rights in the merger.

Where You Can Find More Information(see page 55)

   If you have any questions about the merger, please call the Secretary of MovieFone at 1-212-450-8020. You may also call America Online Investor Relations at 1-703-265-2741.

Forward Looking Statements in this Proxy Statement-Prospectus(see page 57)

   This proxy statement-prospectus and the documents incorporated by reference into this proxy statement-prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to America Online's and MovieFone's financial condition, results of operations and business and on the expected impact of the merger on America Online's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.
   In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on page 13.

                       Selected Historical Financial Data

   The following tables present selected historical financial data of America Online and selected historical financial data of MovieFone. Because the operating results of MovieFone are not material to America Online's operating results, pro forma combined financial statements are not presented and prior periods will not be restated to combine historical reported results for the combined company.

   The selected historical financial data of America Online have been derived from the audited historical consolidated financial statements and notes thereto of America Online for each of the years in the five-year period ended June 30, 1998 and the unaudited consolidated financial statements for the six-months ended December 31, 1998. The selected historical financial data of MovieFone have been derived from the audited historical consolidated financial statements and notes thereto of MovieFone for each of the years in the five-year period ended December 31, 1998. The historical information is only a summary and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports for America Online and MovieFone and America Online's Current Report on Form 8-K/A filed on April 21, 1999, which contains restated financial statements to account for the merger with Netscape Communications Corporation, which have been incorporated in this proxy statement-prospectus by reference. All America Online per share data have been adjusted to reflect America Online's two-for-one stock split which was effected on February 22, 1999.

                                 America Online
                       Selected Historical Financial Data
                      (in millions, except per share data)

                              Six Months
                                Ended           Year Ended June 30,
                             December 31, -----------------------------------
                                 1998      1998    1997    1996   1995   1994
                             ------------ ------  ------  ------ ------  ----
Statement of Operations
 Data:
Total revenues..............    $2,146    $3,089  $2,197  $1,323 $  425  $122
Income (loss) from
 operations.................       207      (116)   (485)     64    (41)  --
Net income (loss)...........       198       (71)   (485)     35    (55)   (2)
Net income (loss) per
 share--diluted.............      0.16     (0.08)  (0.58)   0.04  (0.09)  --
Net income (loss) per
 share--basic...............      0.20     (0.08)  (0.58)   0.05  (0.09)  --

                                As of              As of June 30,
                             December 31, -----------------------------------
                                 1998      1998    1997    1996   1995   1994
                             ------------ ------  ------  ------ ------  ----
Balance Sheet Data:
Total assets................    $3,816    $2,867  $1,501  $1,271 $  459  $159
Total debt..................       400       372      52      25     24     9
Stockholders' equity........     1,852       991     610     705    242   101

Significant Events Affecting America Online's Earnings Trends

   In 1998, America Online incurred the following non-recurring charges: charges for acquired research and development totaling $94 in connection with its acquisitions of Mirabilis, Ltd., Personal Library Software, Inc., Actra Business Systems, L.L.C. and Netchannel, Inc.; a charge of $17 in connection with a settlement for a class action lawsuit; and a merger and restructuring charge totaling $75. In 1997, America Online incurred non-recurring charges for a charge associated with the write-off of previously capitalized deferred subscriber acquisition costs of $385, a restructuring charge totaling $49, and a contract termination charge of $24 in connection with its switch to flat rate pricing of its AOL service; a settlement charge of $24 in connection with a settlement with various State Attorneys General; and charges for acquired research and development totaling $9 in connection with the acquisitions of Portola Communications, Inc. and DigitalStyle Corporation. In 1996, America Online incurred non-recurring charges for acquired research and development totaling $17 in connection with its acquisition of Ubique, Ltd and merger expenses totaling $8 related to the acquisition of

Insoft, Inc., Collabra Software, Inc., NetCode Corporation and Paper Software, Inc. In 1995, America Online incurred merger expenses totaling $2 related to the acquisition Redgate Communications Corporation and charges for acquired research and development totaling $50 in connection with its acquisitions of Booklink Technologies, Inc. and Navisoft, Inc. Excluding these non-recurring charges, income from operations would be $70, $6, $89 and $11 for the years ended June 30, 1998, 1997, 1996, and 1995, respectively.

                         MovieFone, Inc. and Subsidiary
                       Selected Historical Financial Data
                     (in thousands, except per share data)

                                          Year Ended December 31,
                                  -------------------------------------------
                                   1998     1997     1996     1995     1994
                                  -------  -------  -------  -------  -------
Statement of Operations Data:
Total revenues .................. $25,396  $20,598  $15,355  $11,245  $ 8,140
Net loss.........................  (2,186)  (1,774)  (1,957)  (1,723)  (1,943)
Net loss per share--basic and
 diluted.........................   (0.18)   (0.14)   (0.15)   (0.13)   (0.17)
                                            As of December 31,
                                  -------------------------------------------
                                   1998     1997     1996     1995     1994
                                  -------  -------  -------  -------  -------
Balance Sheet Data:
Total assets .................... $21,262  $21,593  $23,956  $24,020  $25,152
Total long-term debt.............     --       --       --       --       --
Stockholders' equity (deficit)...  13,537   15,838   19,692   21,625   23,348

                  Unaudited Comparative Per Share Information

   We have summarized below the per share information for America Online and MovieFone on a historical basis and equivalent basis. The MovieFone Per Share Equivalents are calculated by multiplying the America Online per share amounts by .3339, the estimated exchange ratio based on America Online's closing stock price of $147 on March 31, 1999. The actual exchange ratio will be determined upon the consummation of the merger (see page 2).

                                As of or for
                               the six months         As of or for
                                   ended         the year ended June 30,
                                December 31,  -------------------------------
                                    1998        1998       1997       1996
                               -------------- ---------  ---------  ---------
America Online--Historical:
Net income (loss) per common
 share........................     $0.16      $   (0.08) $   (0.58) $    0.04
Cash dividends declared per
 common share.................       --             --         --         --
Book value per common share...     $1.81      $    1.02
                                                      As of or for
                                               the year ended December 31,
                                              -------------------------------
                                                1998       1997       1996
                                              ---------  ---------  ---------
MovieFone--Historical:
Net loss per common share.....                $   (0.18) $   (0.14) $   (0.15)
Cash dividends declared per
 common share.................                      --         --         --
Book value per common share...                $    1.09  $    1.28
                                As of or for
                               the six months         As of or for
                                   ended         the year ended June 30,
                                December 31,  -------------------------------
                                    1998        1998       1997       1996
                               -------------- ---------  ---------  ---------
MovieFone Per Share
 Equivalents:
Net income (loss) per common
 share........................     $0.05      $   (0.03) $   (0.19) $    0.01
Cash dividends declared per
 common share.................       --             --         --         --
Book value per common share...     $0.60      $    0.34

                    Comparative Per Share Market Price Data

   America Online common stock is traded on the New York Stock Exchange under the symbol "AOL." MovieFone common stock is traded on the Nasdaq National Market under the symbol "MOFN."

   The following table sets forth the closing prices per share of MovieFone common stock as reported on the Nasdaq National Market and the closing prices per share of America Online common stock as reported on the New York Stock Exchange on (1) January 29, 1999, the business day before the public announcement that America Online, MF Acquisition Corporation and MovieFone had entered into the merger agreement and (2) April 20, 1999, the last full trading day for which closing prices were available at the time of the printing of this proxy statement-prospectus. The prices in the following tables have been adjusted to reflect America Online's two-for-one stock split which was effected on February 22, 1999.

   The following table also sets forth, in the column titled "Equivalent per Share Price," the value, including any premium, you would have received for each share of MovieFone common stock you own, if the merger had been completed, and you had exchanged your shares of MovieFone common stock for shares of America Online common stock on the dates listed. The value was calculated by
(1) computing the average closing price per share of America Online common stock on the New York Stock Exchange for the 20 consecutive trading days ending two trading days before each of the dates listed, (2) using these values for the Average America Online Stock Price to determine the exchange ratios and (3) multiplying the exchange ratios by the closing price of America Online common stock on the dates listed below. The calculations were made assuming America Online's two-for-one stock split that was effected on February 22, 1999, had occurred as of January 29, 1999.

                                                            America
                                                 MovieFone  Online   Equivalent
                                                  Common    Common       per
                                                   Stock     Stock   Share Price
                                                 --------- --------- -----------
January 29, 1999................................  $25.00   $ 87.937    $34.37
April 20, 1999..................................  $42.50   $128.6875   $42.97

   Because the market price of America Online common stock may increase or decrease before the completion of the merger, you are urged to obtain current market quotations.

                                  Risk Factors

   By voting in favor of the merger and holding your MovieFone shares until the merger, you will be choosing to invest in America Online common stock. An investment in America Online common stock involves a high degree of risk. In addition to the other information contained in or incorporated by reference into this proxy statement-prospectus, you should carefully consider the following risk factors in deciding whether to vote for the merger.

The Value of the America Online Common Stock You Receive in the Merger May
Vary.

   Upon completion of the merger, each share of MovieFone common stock will be exchanged for between .3339 and .4518 of a share of America Online common stock. There will be no adjustment in the event of fluctuation in the market price of MovieFone common stock. As described in "Structure of the Merger and Conversion of MovieFone Common Stock" on page 30, the exchange ratio will be adjusted only within this range based on changes in the Average America Online Stock Price. The specific dollar value of America Online common stock to be received by you upon completion of the merger will depend on the market value of America Online common stock at the time of completion of the merger. As of April 20, 1999, the last trading date for which information was available before the printing of this proxy statement-prospectus, the closing price of America Online common stock was $128.6875 per share. The share prices of both MovieFone common stock and America Online common stock are by nature subject to the general price fluctuations in the market for publicly traded equity securities and have experienced significant volatility. No prediction can be made as to the market prices of either MovieFone common stock or America Online common stock at any time before the completion of the merger or as to the market price of America Online common stock after the completion of the merger.

MovieFone Officers and Directors Have Conflicts of Interest Relating To Their Approval and Support of the Merger.

   The directors and officers of MovieFone participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or are in addition to, yours.

   In particular, eight officers of MovieFone have signed letters containing offers of employment from America Online that will become effective upon the completion of the merger. These officers are identified under "Interests of Certain MovieFone Directors, Officers and Affiliates in the Merger" on page 29. In addition, J. Russell Leatherman has also entered into a voice recording contract with America Online that will become effective upon the completion of the merger.

   In addition, 422,870 unvested stock options granted under MovieFone's 1994 Stock Option Plan to Andrew Jarecki, Adam Slutsky, J. Russell Leatherman and all other officers and directors of MovieFone will vest upon the completion of the merger in accordance with the existing plan provisions.

   As a result, these directors and officers could be more likely to vote to approve the merger agreement than if they did not hold these interests.

   On the record date, directors and executive officers of MovieFone and their affiliates beneficially owned approximately 76.4 % of the outstanding shares of MovieFone common stock, which constituted 92.8% of the voting power of outstanding MovieFone common stock.

Parties to Contracts With MovieFone May Be Competitors of America Online Which May Impact Their Decision Whether to Renew Their Contracts With MovieFone

   MovieFone has contracts with:

  . movie studios

  . movie exhibitors

  . media, such as local newspapers, magazines, radio stations and television stations.

   These contracts provide for:

  . sales of advertising by MovieFone to movie studios

  . right to sell tickets by MovieFone for movie exhibitors

  . cross-promotions between MovieFone and local print, radio and television outlets.

   Parties to these contracts may be competitors or affiliated with competitors of America Online, which may affect the likelihood of contract renewals or negotiation of new contracts with MovieFone after the merger. Failure of movie studios, movie exhibitors and local print and radio and television stations to renew or enter into new agreements with MovieFone could impair the combined company's ability to realize the expected benefits of the merger.

Failure to Complete the Merger Could Negatively Impact MovieFone's Stock Price and Future Business and Operations.

   If the merger is not completed for any reason, MovieFone may be subject to the following material risks:

  . MovieFone may be required to pay America Online a termination fee of $12 million, plus up to $2.5 million of expenses incurred by America Online

  . the option granted to America Online by MovieFone may become exercisable

  . the price of MovieFone common stock may decline to the extent that the current market price of MovieFone common stock reflects a market assumption that the merger will be completed

  . costs related to the merger, such as legal, accounting and financial advisor fees, must be paid even if the merger is not completed

  . the competing bidder for MovieFone may no longer be interested in acquiring MovieFone.

   If the merger is terminated and MovieFone's board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the merger. In addition, while the merger agreement is in effect and subject to the limited exceptions described on page 36 of this proxy statement-prospectus, MovieFone is prohibited from soliciting, initiating or knowingly encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination with any party other than America Online. Furthermore, if the merger agreement is terminated and America Online exercises its option to purchase MovieFone common stock, MovieFone would not be able to account for future transactions as a pooling-of-interests.

Potential Year 2000 Problems May Have an Adverse Effect on America Online's and MovieFone's Operations and Ability to Offer Products and Services Without Interruption.

   America Online utilizes a significant number of computer software programs and operating systems across its entire organization, including applications used in operating its online services and Web sites, the proprietary software of the AOL and CompuServe services, Netscape software products, member and customer services, network access, content providers, joint ventures and various administrative and billing functions. To the extent that these applications contain source codes that are unable to appropriately interpret the upcoming calendar year 2000, some level of modification, or even possibly replacement may be necessary.

   In 1997, America Online appointed a Year 2000 Task Force to perform an audit to assess the scope of America Online's risks and bring its applications into compliance. This Task Force is undertaking its assessment of America Online's company-wide compliance and is overseeing testing. America Online's system hardware components, client and host software, current versions of Netscape software products and corporate business and information systems are currently undergoing review and testing. To date, America Online has experienced very few problems related to Year 2000 testing, and the problems that have been identified are in the process of being fixed.

   America Online intends to make Year 2000 compliant certain versions of the client software for the AOL service and the CompuServe service that are available on the Windows and Macintosh operating systems, as well as versions of Netscape software products that are currently shipped. These versions of the software incorporate proprietary software and third-party component software that may not be Year 2000 compliant, and testing continues. A patch or upgrade may be required for members or customers using some of these versions to achieve Year 2000 compliance. Over the coming months, America Online will be working to obtain and make available any required patches or upgrades at no cost to members of the online services and to communicate their availability. America Online also will make available, at no additional cost to customers, any required patches to the versions of Netscape software products currently being shipped to customers and communicate their availability. In addition, America Online will be encouraging members and customers to upgrade to versions of the software that are expected to be Year 2000 compliant, if they have not already done so.

   In addition, America Online is continuing to gather information from its vendors, join venture partners and content partners about their progress in identifying and addressing problems that their computer systems may face in correctly processing date information related to the Year 2000. America Online intends to continue its efforts to seek reassurances regarding the Year 2000 compliance of vendors, joint venture partners and content partners. In the event any third parties cannot timely provide America Online with content, products, services or systems that meet the Year 2000 requirements, the content on America Online's services, access to America Online's services, the ability to offer products and services and the ability to process sales could be materially adversely affected.

   The costs incurred through March 1999 to address Year 2000 compliance were approximately $7 million. America Online currently estimates it will incur a total of approximately $20 million in costs to support its compliance initiatives. America Online cannot predict the outcome of its Year 2000 program, whether third party systems are or will be Year 2000 compliant, the costs required to address the Year 2000 issue, or whether a failure to achieve substantial Year 2000 compliance will have a material adverse effect on America Online's business, financial condition or results of operations. Failure to achieve Year 2000 compliance could result in interruptions in the work of its employees, the inability of members and customers to access America Online's online services and Web sites or errors and defects in the Netscape products. This, in turn, may result in the loss of subscription services revenue, advertising and commerce revenue or enterprise solution revenue, the inability to deliver minimum guaranteed levels of traffic, diversion of development resources, or increased service and warranty costs. Occurrence of any of these may also result in additional remedial costs and damage to reputation.

   America Online is in the process of developing a contingency plan to address possible risks to its systems. It is America Online's intention to implement its contingency plan no later than July 1999.

   MovieFone is dedicating both internal and external resources to make the required modifications and test Year 2000 compliance. MovieFone expects to complete the testing process of all significant applications by September 30, 1999.

   In addition, MovieFone has communicated with others with whom it does significant business to determine their Year 2000 compliance readiness and the extent to which MovieFone is vulnerable to any third party Year 2000 issues. However, there can be no guarantee that the systems of other companies on which MovieFone's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with MovieFone's systems, would not have a material adverse effect on MovieFone.

   The total cost of MovieFone's Year 2000 project is estimated at $800,000 and is being funded through operating cash flows. To date, MovieFone has incurred approximately $150,000 related to the assessment of, and preliminary efforts in connection with, its Year 2000 project and the development of its remediation plan. Purchased hardware and software will be capitalized in accordance with MovieFone's normal policy. Personnel and all other costs related to the project are being expensed as incurred. In the event that MovieFone's material systems are not Year 2000 compliant, MovieFone may experience reductions or interruptions in operations which could have a material adverse effect on its business, financial condition or results of operations.

   MovieFone has contingency plans for some mission-critical applications and is working on plans for others. It is MovieFone's intention to implement its contingency plans no later than September 30, 1999.

   Some commentators have predicted significant litigation regarding Year 2000 compliance issues and we are aware of such lawsuits against other software vendors. Because of the unprecedented nature of such litigation, it is uncertain whether or to what extent we may be affected by it.

   After the merger, the combined company intends to continue the assessment, implementation, remediation, testing and contingency planning described above related to Year 2000 compliance. The risks and potential adverse effects and consequences associated with Year 2000 compliance currently faced by each company and described above will continue to exist. Although America Online and MovieFone intend to take appropriate actions to reduce the risk of disruption or delay in the ongoing Year 2000 compliance programs following the merger, there can be no assurance that the merger will not cause some delay or disruption.

America Online's Anti-Takeover Defense Provisions May Deter Potential Acquirors of America Online and May Depress its Stock Price.

   America Online's certificate of incorporation and bylaws contain provisions that could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, control of America Online. These provisions allow America Online to issue preferred stock with rights senior to those of its common stock and impose various procedural and non-procedural requirements that could make it more difficult for America Online stockholders to effect certain corporate actions.

   In addition, under America Online's stockholder rights plan, holders of America Online common stock are entitled to one preferred share purchase right for each outstanding share of common stock they hold, exercisable under certain defined circumstances involving a potential change of control, as discussed on pages 50 through 51 of this proxy statement-prospectus. The preferred share purchase rights have the anti-takeover effect of causing substantial dilution to a person or group that attempts to acquire America Online on terms not approved by America Online's board of directors. The foregoing provisions could have a material adverse effect on the premium that potential acquirors might be willing to pay in an acquisition or that investors might be willing to pay in the future for shares of America Online common stock.

   This proxy statement-prospectus and the documents incorporated by reference into this proxy statement-prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business and on the expected impact of the merger on America Online's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the above discussion of risks and uncertainties.

                 The Special Meeting of MovieFone Stockholders

Proxy Statement-Prospectus

   This proxy statement-prospectus is being furnished to you in connection with the solicitation of proxies by MovieFone's board of directors in connection with our proposed merger.

   This proxy statement-prospectus is first being furnished to stockholders of MovieFone on or about April 23, 1999.

Date, Time and Place of the Special Meeting

   The special meeting of stockholders of MovieFone is scheduled to be held as follows:

       May 21, 1999
       9:00 a.m., local time
       MovieFone, Inc.
       335 Madison Avenue, 27th floor
       New York, New York 10017

Purpose of the Special Meeting

   The special meeting is being held so that stockholders of MovieFone may consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 1, 1999, by and among America Online, MF Acquisition Corporation, a newly formed and wholly owned subsidiary of America Online, and MovieFone and to transact any other business that properly comes before the special meeting or any adjournment. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

   If the stockholders of MovieFone adopt the merger agreement, MF Acquisition Corporation will merge with and into MovieFone and MovieFone will survive the merger as a wholly owned subsidiary of America Online. You will receive between
 .3339 and .4518 of a share of America Online common stock for each share of MovieFone common stock you hold, as more fully described in the "Structure of the Merger and Conversion of MovieFone Common Stock."

Stockholder Record Date for the Special Meeting

   MovieFone's board of directors has fixed the close of business on April 9, 1999 as the record date for determination of MovieFone stockholders entitled to notice of and to vote at the special meeting. On the record date, there were 5,335,435 shares of MovieFone Class A common stock outstanding, held by approximately 56 holders of record, representing approximately 1,700 beneficial stockholders, and 7,080,053 shares of MovieFone Class B common stock outstanding, held by approximately six holders of record.

Vote of MovieFone Stockholders Required for Adoption of the Merger Agreement

   A majority of the outstanding voting power of the shares of MovieFone common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. The affirmative vote of the holders of at least a majority of the aggregate voting power of MovieFone's common stock outstanding and entitled to vote at the special meeting is required to adopt the merger agreement. You are entitled to
(1) one vote for each share of MovieFone Class A common stock and (2) five votes for each share of MovieFone Class B common stock, held by you on the record date on each proposal to be presented to stockholders at the special meeting.

   The MovieFone stockholders who are parties to the stockholders agreement with America Online agreed, subject to the terms and conditions of the stockholders agreement, to vote their shares of MovieFone common stock in favor of the adoption of the merger agreement. As of the record date, these stockholders held approximately 2,660,732 of the shares of MovieFone Class A common stock and 7,080,053 of the shares of MovieFone Class B common stock. These share numbers represented approximately 78.4% of the outstanding shares of MovieFone common stock and approximately 93.4% of the voting power of the outstanding shares of MovieFone Common Stock entitled to vote as of the record date at the special meeting. Accordingly, it is highly likely that the merger will be approved.

   On the record date for the special meeting, directors and executive officers of MovieFone and their affiliates beneficially owned approximately 9,490,728 shares of MovieFone common stock. These share numbers represented approximately
76.4 % of all outstanding shares of MovieFone common stock and approximately 92.8% of the voting power of the outstanding shares of MovieFone common stock entitled to vote as of the record date at the special meeting.

Proxies

   All shares of MovieFone common stock represented by properly executed proxies received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR adoption of the merger agreement. You are urged to mark the box on the proxy to indicate how to vote your shares.

   If a properly executed proxy is returned and the stockholder has abstained from voting on adoption of the merger agreement, the MovieFone common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement. Similarly, if an executed proxy is returned by a broker holding shares of MovieFone common stock in street name which indicates that the broker does not have discretionary authority to vote on adoption of the merger agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum and of calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement. Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

   Because adoption of the merger agreement requires the affirmative vote of at least a majority of the voting power of MovieFone's common stock outstanding on the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

   MovieFone does not expect that any matter other than adoption of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

   You may revoke your proxy at any time before it is voted by:

  . notifying in writing the Secretary of MovieFone at 335 Madison Avenue, New York, New York, 10017,

  . granting a subsequent proxy or

  . appearing in person and voting at the special meeting.

Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

   We will equally share the expenses incurred in connection with the printing and mailing of this proxy statement-prospectus. MovieFone will request banks, brokers and other intermediaries holding shares beneficially owned by others to send this proxy statement-prospectus to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

   You should not send in any stock certificates with your proxies. A transmittal form with instructions for the surrender of stock certificates for MovieFone common stock will be mailed to you as soon as practicable after completion of the merger.

                                   The Merger

   This section of the proxy statement-prospectus describes material aspects of the proposed merger, including the merger agreement, the stock option agreement and the stockholders agreement. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the merger. In addition, we incorporate important business and financial information about each of us into this proxy statement-prospectus by reference. You may obtain the information incorporated by reference into this proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 55 of this proxy statement-prospectus.

Background of the Merger

   America Online and MovieFone have been familiar with each other's business for several years. In 1995, America Online and MovieFone entered into a transaction under which each company agreed to provide links to the other company's World Wide Web site and MovieFone was made the exclusive provider of movie showtimes and theater information on the AOL service. This agreement terminated in early 1998.

   Beginning in late October 1998, Andrew R. Jarecki, Chief Executive Officer of MovieFone, and Adam H. Slutsky, Chief Financial Officer of MovieFone, held a series of meetings with senior executive officers of another company exploring the possible combination of the two companies.

   On December 10, 1998, Mr. Jarecki attended the premiere of the movie "You've Got Mail," which featured America Online, and talked with Robert W. Pittman, President and Chief Operating Officer of America Online, about opportunities for America Online and MovieFone to work together. Mr. Pittman suggested that Mr. Jarecki call and arrange a time for them to get together. Mr. Jarecki spoke with Mr. Pittman on December 21, 1998, to arrange a meeting between them.

   On December 30, 1998, Mr. Pittman met with Mr. Jarecki and MovieFone board member Strauss Zelnick to discuss possible mutual business opportunities, including the merits of a possible business combination between America Online and MovieFone.

   On January 5, 1999, Mr. Jarecki and other MovieFone management personnel met with the CEO of the other company that had expressed interest in a business combination with MovieFone. At this meeting, the other company indicated its desire regarding a possible business combination.

   On January 7, 1999, Donn Davis, Senior Vice President, Business Development, of America Online met with Mr. Jarecki and Mr. Slutsky to conduct further discussions on the possible business combination of America Online and MovieFone.

   On January 8, 1999, Mr. Jarecki and Mr. Slutsky met at MovieFone's offices with representatives from Salomon Smith Barney to discuss how that firm might serve as MovieFone's investment banker in a potential business combination transaction. Salomon Smith Barney had been the co-manager of MovieFone's initial public offering in 1994.

   During the week of January 11, 1999, members of America Online management spoke with representatives of America Online's financial advisor, Lazard Freres & Co. LLC and with America Online's counsel, Orrick, Herrington & Sutcliffe LLP, regarding Lazard Freres' and Orrick's representation of America Online in connection with the possible MovieFone transaction. Thereafter, through the execution of the definitive merger agreement, members of America Online's management regularly discussed the possible business combination with both Lazard Freres and Orrick.

   On January 13, 1999 and January 14, 1999, representatives of America Online and its legal and financial advisors met with Mr. Jarecki, Mr. Slutsky and other members of MovieFone management at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, MovieFone's counsel, to conduct preliminary due diligence investigations of MovieFone. From January 13, 1999 through the execution of the definitive merger agreement, America Online's financial and legal advisors conducted due diligence on MovieFone, and MovieFone's financial advisors periodically conducted financial due diligence on America Online.

   On January 15 and 16, 1999, Mr. Jarecki had discussions with senior representatives of the other bidder, and from January 17, 1999 through January 19, 1999, two senior officers from the other bidder and several outside advisors to the other bidder conducted due diligence meetings with Mr. Jarecki, Mr. Slutsky and other MovieFone officials at Skadden Arps' offices in New York.

   On January 20, 1999, the MovieFone board of directors met to approve the engagement of Salomon Smith Barney as MovieFone's financial advisor, and to receive a briefing by Salomon Smith Barney with respect to financial and stock market information about America Online, the other bidder and other potential merger parties. MovieFone management was instructed by the board to continue discussions with all interested parties about a potential business combination transaction.

   On January 21, 1999, the other bidder delivered a written proposal for a combination transaction with MovieFone, and Mr. Jarecki had discussions with the other bidder about its proposal. Later that day, Mr. Jarecki and Mr. Pittman met in New York and discussed the merits of a transaction between MovieFone and America Online, and how MovieFone would fit into the America Online organizational structure.

   On January 25, 1999, America Online's board of directors held a regularly scheduled meeting. Mr. Davis gave a presentation to America Online's board of directors on the proposed merger, which included an overview of the transaction, the rationale for the merger, a summary of proposed deal terms and the financial analysis related thereto.

   On the evening of January 25, 1999, America Online submitted a term sheet to MovieFone setting forth America Online's formal proposal of terms. Later in the evening of January 25, 1999, Mr. Davis spoke with Mr. Jarecki to discuss the proposed term sheet and America Online's proposed price.

   On January 25, 1999, Mr. Jarecki and a senior officer of the other bidder had a meeting to discuss the proposed combination transaction.

   On January 26, 1999, the other bidder delivered an increased proposal for a combination transaction with MovieFone.

   On January 26, 1999, Mr. Davis spoke again with Mr. Jarecki to continue negotiating on pricing terms.

   On January 26, 1999, the MovieFone board discussed America Online's proposal of January 25, 1999, and the other bidder's proposal of January 26. The MovieFone board instructed MovieFone management to continue discussions with America Online and to continue discussions, through Salomon Smith Barney, with the other bidder.

   From January 26, 1999 through February 1, 1999, members of management of America Online and MovieFone, along with their respective legal and financial advisors, met in New York to negotiate the terms of the proposed merger of America Online and MovieFone. During such time, the parties negotiated the principal terms of the agreements and other related documents, including the exchange ratio and the mechanism for adjustment for MovieFone stock, the representations, warranties, covenants, termination provisions, conditions to closing and deal protection provisions.

   On January 27, 1999, America Online's board of directors held a special meeting via telephone conference to discuss the proposed transaction. Mr. Davis gave another presentation on the terms of the transaction. J. Michael Kelly, Senior Vice President and Chief Financial Officer of America Online, informed the board that America Online's financial advisors would be delivering a fairness opinion on the deal based on the terms discussed by Mr. Davis. Stephen M. Case, Chairman and Chief Executive Officer of America Online discussed the strategic rationale for the transaction. At the conclusion of the meeting, America Online's board of directors unanimously approved the principal terms of the proposed business combination, approved the merger agreement and the related agreements substantially in the form presented, and authorized management to finalize the details of the merger agreement and the related agreements.

   On January 28, 1999, the MovieFone board of directors held a meeting to report on merger discussions with America Online and the other bidder and made a preliminary determination that the terms of the America Online proposal were preferable. The MovieFone board of directors made this determination because the America Online proposal was for a transaction in which MovieFone stockholders would receive an historically highly liquid stock on a tax free basis. The competing bidder's proposal did not offer the same benefits to MovieFone stockholders. The MovieFone board of directors also determined that there was an opportunity for MovieFone and its stockholders to realize greater long term value in a transaction with America Online than in a transaction with the competing bidder.

   On the evening of January 31, 1999, the MovieFone board of directors held a meeting via telephone conference to consider the terms of the proposed transaction with America Online. At this meeting, management of MovieFone discussed the results of the negotiations with America Online and the terms of the proposed merger; representatives of Salomon Smith Barney presented an analysis of the financial terms of the proposed merger and delivered an opinion as to the fairness of the exchange ratio, from a financial point of view, to the holders of MovieFone common stock; and representatives of Skadden, Arps outlined the terms of the proposed merger agreement, the stock option agreement, the stockholders agreement and the other documents. Following these presentations and the related discussions by the MovieFone board, the entire MovieFone board unanimously concluded that the merger was in the best interests of MovieFone and MovieFone stockholders, unanimously approved the proposed terms of the merger and the merger agreement in substantially the form presented, and authorized MovieFone's officers to complete the negotiation and execution of the merger agreement.

   On the morning of February 1, 1999, America Online and MovieFone agreed that the value of the America Online common stock to be exchanged in the merger per share of MovieFone common stock would be $29.25, and agreed upon the calculation of the exchange ratio and collar.

   Additionally, during the morning of February 1, 1999, MovieFone issued a press release announcing that MovieFone was in discussions which could lead to a sale of MovieFone.

   In the afternoon of February 1, 1999, MovieFone and America Online entered into the merger agreement and the stock option agreement, the MovieFone stockholders identified on page 42 under the heading "Stockholders Agreement" entered into the stockholders agreement with America Online, and each of the members of the board of directors of MovieFone and appropriate officers of MovieFone entered into the MovieFone affiliate agreements. The board of directors and appropriate officers of America Online are subject to restrictions on trading under existing affiliate agreements. On February 1, 1999, America Online and MovieFone issued a joint press release announcing the merger.

Joint Reasons for the Merger

   The Boards of Directors of America Online and MovieFone have determined that following the merger the combined company would have the potential to realize long-term improved operating and financial results and a stronger competitive position. America Online's and MovieFone's boards of directors have identified potential benefits of the merger that they believe will contribute to the success of the combined company. These potential benefits from combining MovieFone with America Online include the following:

  . advancing a multiple brand strategy by adding one of the entertainment information and ticketing industry's best known brands, MovieFone, to America Online's brands, which include the AOL service, CompuServe service, ICQ, Netscape and Digital City brands

  . enhancing the leadership of AOL's Digital City in local interactive services

  . expanding the reach of MovieFone to new customers and in existing and new markets

  . providing new cross-promotional and branding opportunities

  . enabling America Online to develop the area of online entertainment ticketing and related electronic commerce opportunities

MovieFone's Reasons for the Merger

   In addition to the anticipated potential joint benefits described above, MovieFone's board of directors believes that the following are additional reasons the merger will be beneficial to MovieFone:

  . combining with America Online will allow MovieFone to expand its core telephone information and ticketing business through the combined company's wide brand recognition and expanded audience base

  . the merger will enhance the opportunity for the realization of MovieFone's strategic objectives of achieving greater scale and presence on the Internet through access to America Online's expanded audience base

  . combining with America Online will increase the advertising and commerce relationships available to support MovieFone's products and services

  . the combined company will provide the opportunity for expanded research and development of MovieFone's telephone and online products

  . MovieFone's stockholders will have the opportunity to receive a significant and immediate value premium for their shares of MovieFone common stock

  . MovieFone's stockholders will have the opportunity to participate in the potential for growth of the combined company after the merger

  . the America Online common stock to be received by MovieFone stockholders has historically enjoyed a great deal of liquidity and has been the subject of a large volume of published investment research and analysis

   In the course of deliberations, the MovieFone board reviewed with MovieFone management and outside advisors a number of additional factors relevant to the merger, including:

  . historical information concerning America Online's and MovieFone's respective businesses, financial performance and conditions, operations, technologies, managements and competitive positions, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company filed with the SEC

  . MovieFone management's view as to the financial condition, results of operations and businesses of America Online and MovieFone, before and after giving effect to the merger, based on management's due diligence and publicly available earnings estimates

  . current financial market conditions and historical market prices, volatility and trading information with respect to America Online common stock and MovieFone common stock

  . the consideration to be received by MovieFone stockholders in the merger and an analysis of the market value of the America Online common stock to be issued in exchange for each share of MovieFone common stock in light of comparable merger transactions

  . the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable

  . MovieFone management's view as to the prospects of MovieFone as an independent company

  . MovieFone management's view as to the potential for other third parties to enter into strategic relationships with or to acquire MovieFone

  . detailed financial analysis and other information with respect to the companies presented by Salomon Smith Barney to the board, including Salomon Smith Barney's opinion that, as of the date of its opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the MovieFone stockholders, which is attached as Annex D, and stockholders are urged to carefully review this opinion

  . reports from management and financial advisors as to the results of their due diligence investigation of America Online.

   MovieFone's board of directors also considered the terms of the merger agreement regarding MovieFone's rights and limits on its ability to consider and negotiate other strategic transaction proposals, as well as the possible effects of the provisions regarding termination fees and the stock option agreement. In addition, MovieFone's board of directors noted that the merger is expected to be a tax-free transaction and accounted for as a pooling-of-interests, such that no goodwill is expected to be created on the books of the combined company as a result of the merger. MovieFone's board of directors also considered various alternatives to the merger, including combining with companies other than America Online or remaining as an independent company.

   MovieFone's board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

  . the risk that the potential benefits sought in the merger might not be fully realized

  . the possibility that the merger might not be consummated and the effect of public announcement of the merger on (a) MovieFone's sales and operating results, (b) MovieFone's ability to attract and retain key management, marketing and technical personnel and (c) progress of MovieFone's current development and marketing projects

  . the substantial charges to be incurred in connection with the merger, including the costs of integrating the businesses and transaction expenses arising from the merger

  . the risk that despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company

  . the other risks described under "Risk Factors" on page 13.

   MovieFone's board of directors believed that these risks were outweighed by the potential benefits of the merger.

   The foregoing discussion is not exhaustive of all of the factors considered by MovieFone's board of directors. Each member of MovieFone's board may have considered different factors, and MovieFone's board did not quantify or otherwise assign relative weights to factors considered.

Recommendation of MovieFone's Board of Directors

   After careful consideration, MovieFone's board of directors unanimously determined the merger to be fair to you and in your best interest, and declared the merger advisable. MovieFone's board of directors approved the merger agreement and unanimously recommends your adoption of the merger agreement.

   In considering the recommendation of the MovieFone board of directors with respect to the merger agreement, you should be aware that certain directors and officers of MovieFone have certain interests in the merger that are different from, or are in addition to, the interests of MovieFone stockholders generally. Please see the section entitled "Interests of Certain MovieFone Directors, Officers and Affiliates in the Merger" on page 29 of this proxy statement-prospectus.

Opinion of MovieFone's Financial Advisor

   At the meeting of the MovieFone board of directors held on January 31, 1999, Salomon Smith Barney delivered its oral opinion, subsequently confirmed in writing on February 1, 1999, that, as of that date, the exchange ratio was fair to the holders of MovieFone common stock from a financial point of view. The MovieFone board did not impose any limitations on the investigation made or the procedures followed by Salomon Smith Barney in rendering its opinion.

   The full text of the written opinion of Salomon Smith Barney is set forth as Appendix D to this proxy statement-prospectus and sets forth the assumptions made, procedures followed and matters considered by Salomon Smith Barney. MovieFone stockholders are urged to read carefully Salomon Smith Barney's opinion in its entirety.

   In connection with rendering its opinion, Salomon Smith Barney reviewed certain publicly available information concerning MovieFone and America Online and certain other financial information concerning MovieFone, including financial forecasts, that MovieFone provided to Salomon Smith Barney. Salomon Smith Barney discussed the past and current business operations, financial condition and prospects of MovieFone with certain officers and employees of MovieFone. Salomon Smith Barney also considered other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant.

   In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of the information it reviewed, and Salomon Smith Barney did not assume any responsibility for independent verification of the information. Salomon Smith Barney assumed the financial forecasts of MovieFone were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of MovieFone. Salomon Smith Barney expressed no opinion with respect to these forecasts or the assumptions on which they were based. Salomon Smith Barney also assumed that the merger will be consummated according to the terms of the merger agreement. Salomon Smith Barney did not make or obtain, or assume any responsibility for making or obtaining, any independent evaluation or appraisal of any of the assets or liabilities of MovieFone.

   Salomon Smith Barney's opinion is necessarily based upon conditions as they existed and could be evaluated on the date of the opinion. Salomon Smith Barney's opinion does not imply any conclusion as to the likely trading range for America Online common stock following the completion of the merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Salomon Smith Barney's opinion does not address MovieFone's underlying business decision to effect the merger. Salomon Smith Barney did not consider the terms of the proposal to MovieFone from the competing bidder in arriving at its opinion. Salomon Smith Barney expressed no view on the effect on MovieFone of the merger and related transactions. Further, Salomon Smith Barney's opinion is directed only to the fairness, from a financial point of view, of the exchange ratio to holders of MovieFone common stock and is not a recommendation concerning how those holders should vote on the proposal regarding the merger and the merger agreement.

   In connection with its opinion, Salomon Smith Barney performed certain financial analyses, which it discussed with the MovieFone board on January 31, 1999. The material portions of the analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated February 1, 1999 are summarized below. The summary of certain of the financial analyses includes information presented in tabular format. In order to understand fully the financial analyses used by Salomon Smith Barney, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     (1) Historical Stock Price Performance. Salomon Smith Barney reviewed the relationship between movements of the following for the one- and three-year periods ending January 26, 1999:

    .  MovieFone common stock
    .  America Online common stock
    .  an index composed of e-commerce common stocks
    .  an index composed of online media common stocks
    .  the Standard & Poor's 500 Index.

     Salomon Smith Barney also reviewed the trading volume and price history of the following:

    . MovieFone common stock for the period from January 15, 1998 through January 26, 1999
    . America Online common stock for the period from January 2, 1998 through January 26, 1999.

     Salomon Smith Barney noted that over these periods MovieFone common stock performed comparably or outperformed the Standard & Poor's 500 Index and underperformed the following for most of these periods, with the underperformance becoming more dramatic in 1997 and 1998:

    .  America Online's common stock
    .  the index composed of e-commerce common stocks
    .  the index composed of online media common stocks.

     (2) Historical Exchange Ratio Analysis. Salomon Smith Barney reviewed the daily closing prices of MovieFone common stock and America Online common stock during the period from January 1, 1998 through January 26, 1999 and the implied historical exchange ratios determined by dividing the price per share of MovieFone common stock by the price per share of America Online common stock over that period. Salomon Smith Barney calculated that during this period the historical exchange ratio ranged from a high of 0.78 to a low of 0.20 with an average of 0.40 and an exchange ratio on January 26, 1999 of 0.26. These historical exchange ratios have been adjusted in the same manner as the exchange ratio under the merger agreement to reflect America Online's two-for-one stock split which was effected on February 22, 1999.

     (3) MovieFone Valuation Analysis. Salomon Smith Barney arrived at a range of values for MovieFone by utilizing the following four principal valuation methodologies:

    . Public Market Analysis. A public market analysis reviews a business' operating performance and outlook relative to a group of publicly traded peer companies to determine an implied unaffected market trading value.

    . Private Market Analysis. A private market analysis provides a valuation range based upon financial information of companies which have been acquired in selected recent transactions and which are in the same or similar industries as the business being valued.

    . Segment Valuation Analysis. A segment valuation analysis separately values distinct segments of a company using a public or private market analysis with publicly traded companies or acquisition transactions comparable to each segment and uses those valuations to arrive at a range of values for the consolidated entity.

    . Discounted Cash Flow Analysis. A discounted cash flow analysis provides insight into the intrinsic value of a business based on the projected earnings and capital requirements and the net present value of the subsequent cash flows anticipated to be generated by the assets of the business.

     No company used in the public market analysis or in the public market segment valuation analysis described below is identical to MovieFone. No transaction used in the private market valuation analysis or private market segment valuation analysis described below is identical to the merger. Accordingly, an examination of the results of the analyses described below necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the businesses and other facts that could affect the public trading value or the acquisition value of the companies to which they are being compared.

     In the public and private market valuation analyses described below, Salomon Smith Barney calculated a range of implied equity values per share of MovieFone common stock based on a range of multiples of firm value to revenues based on companies that derive their revenue from targeted advertising sales or reservation and ticketing services. For the segment valuation analyses described below, Salomon Smith Barney separately valued the Internet component of MovieFone's business by applying a median multiple of firm value to revenue for companies that derive their revenue from the Internet to the portion of MovieFone's revenue expected to be derived from the Internet. In addition, Salomon Smith Barney also calculated a range of implied equity values per share of MovieFone common stock based on adjusting upward the multiples of firm value to revenues for companies that derive their revenue from targeted advertising sales or reservation and ticketing services to reflect the greater projected growth of MovieFone as compared to those other companies. These adjustments to the multiples are based on projections provided by MovieFone management that MovieFone's consolidated revenue will increase 46% in the year 2000. In the segment valuation analyses, the Internet industry multiples were not adjusted to reflect this growth because companies in the Internet industry segments used to calculate those multiples reflected comparable growth to that projected for MovieFone by MovieFone management. Salomon Smith Barney advised the MovieFone board of directors that these growth-adjusted analyses are not standard analyses and that these analyses produced implied equity values per share of MovieFone common stock significantly higher than those values produced by more customary analyses.

       (a) Public Market Analysis. Salomon Smith Barney compared the multiple of firm value to revenue of MovieFone with companies that Salomon Smith Barney believed to be appropriate for comparison. These companies derive their revenue from targeted advertising sales or reservations and ticketing services. For these companies, Salomon Smith Barney reviewed the multiples of firm value to 1999 estimated revenue. Using this information and other factors considered relevant by Salomon Smith Barney, Salomon Smith Barney determined a range of multiples of firm value to 1999 estimated revenue and an adjusted mean multiple to reflect MovieFone's greater projected growth. The following table presents the companies considered, the mean multiples for those companies and the growth-adjusted mean multiples:

                                            Mean Multiple of     Growth-Adjusted
     Targeted Advertising Sales          Firm Value/1999 Revenue  Mean Multiple
     --------------------------          ----------------------- ---------------
     TMP Worldwide, Petersen Companies,
      Ziff Davis.......................           3.5x                11.4x

     Reservations/Ticketing Services
     -------------------------------
     Galileo International Inc., Sabre
      Group Holdings Inc., Ticketmaster
      (prior to acquisition by USAI) ..           2.6x                11.1x

       These multiples resulted in implied equity values per share of MovieFone common stock ranging from $7.39 to $9.95, and resulted in growth-adjusted implied equity values per share of MovieFone common stock ranging from $31.51 to $32.49.

       (b) Public Market Segment Valuation Analysis. Salomon Smith Barney arrived at a range of values for MovieFone by separately valuing its Internet business from the rest of MovieFone's operations. Salomon Smith Barney analyzed the Internet portion of MovieFone's operating performance and outlook relative to three different groups of publicly traded peer companies to determine an implied unaffected market trading value. Salomon Smith Barney compared the multiple of firm value to 1999 estimated revenue for this portion of MovieFone's business with three different types of companies which derive their business from the
    Internet: e-commerce companies, category sites companies and Ticketmaster Online-CitySearch. The following table presents the three groups of peer companies considered in valuing MovieFone's Internet business and the median multiple for those companies:

                                            Median of Firm
     E-Commerce Companies                 Value/1999 Revenue
     --------------------                 ------------------
       Amazon.com, CDNow, Preview Travel

     Category Sites Companies
     ------------------------
       CNET, Inc., SportsLine USA, Inc.         15.8x

     Other Companies
     ---------------
       Ticketmaster Online-CitySearch

       When combined with the multiples for the rest of MovieFone's operations--both unadjusted and growth-adjusted--calculated as described above under the public market analysis for MovieFone as a consolidated entity, after subtracting the Internet portion of MovieFone's business, this segment valuation analysis resulted in implied equity values per share of MovieFone common stock ranging from $14.68 to $16.74, and resulted in growth-adjusted implied equity values per share of MovieFone common stock ranging from $31.89 to $32.61.

       (c) Private Market Valuation Analysis. Salomon Smith Barney reviewed and analyzed certain financial, operating and stock market information relating to selected merger transactions involving companies that derive their revenue from targeted advertising sales or reservation and ticketing services. Salomon Smith Barney reviewed, among other things, the multiple of firm value to the last 12 months' revenues for these transactions. Using this information and other factors deemed relevant by Salomon Smith Barney, Salomon Smith Barney determined a range of multiples of firm value to the last 12 months' revenues and an adjusted mean multiple to reflect MovieFone's greater projected growth. The following table presents the merger transactions considered for these companies, the mean multiples for those transactions and the growth-adjusted mean multiples:

                                               Mean Multiple of
                                               Firm Value/Last   Growth-Adjusted
     Targeted Advertising Sales               12 Months' Revenue  Mean Multiple
     --------------------------               ------------------ ---------------
     EMAP purchase of Peterson, Penton
      purchase of Mecklermedia..............         4.1x             13.4x

     Reservations/Ticketing Services
     -------------------------------
     USA Networks purchase of Ticketmaster..         2.9x             12.4x

       These multiples resulted in implied equity values per share of MovieFone common stock ranging from $5.50 to $7.77, and resulted in growth-adjusted implied equity values per share of MovieFone common stock ranging from $23.43 to $25.38.

       (d) Private Market Segment Valuation Analysis. Salomon Smith Barney reviewed and analyzed certain financial, operating and stock market information relating to selected merger transactions involving Internet related businesses to value MovieFone's Internet business. Salomon Smith Barney reviewed, among other things, the multiples of firm value to the last 12 months' revenues in these transactions. The following table presents the merger transactions considered in valuing MovieFone's Internet business and the median multiple for those transactions:

                                                                Median of
                                                             Firm Value/Last
     Internet Revenue Company Mergers                       12 Months' Revenue
     --------------------------------                       ------------------
     At Home Corp. purchase of Excite, Big E Entertainment
      purchase of
      Hollywood Online, Ticketmaster Online purchase of
      CitySearch,
      America Online purchase of Netscape, CDNow purchase
      of N2K...............................................        13.8x

       When combined with the ranges of multiples for the rest of MovieFone's operations--both unadjusted and growth-adjusted--calculated as described above under the private market analysis for MovieFone as a consolidated entity, after subtracting the Internet portion of MovieFone's business, this segment valuation analysis resulted in implied equity values per share of MovieFone common stock ranging from $8.43 to $10.38, and resulted in growth-adjusted implied equity values per share of MovieFone common stock ranging from $22.05 to $23.58.

       (e) Discounted Cash Flow Analysis. Salomon Smith Barney performed a discounted cash flow analysis to provide insight into the intrinsic value of MovieFone based on projected earnings and capital requirements and the subsequent cash flows generated by the assets of MovieFone. Salomon Smith Barney calculated ranges of per share equity values of MovieFone based upon the following:

      . the present value as of December 31, 1998, of a range of five-year streams of projected cash flow--based on estimates provided by management of MovieFone

      . the projected 2003 terminal values based upon a range of multiples of projected 2003 earnings before interest, taxes, depreciation and amortization of MovieFone if it were to continue on a stand-alone basis without giving effect to the merger.

    Salomon Smith Barney applied several discount rates reflecting a weighted average cost of capital ranging from 12.5% to 17.5% and terminal multiples of earnings before interest, taxes, depreciation and amortization ranging from 13.0x to 15.0x. Based on these weighted average costs of capital rates, multiples and certain adjustments, this analysis resulted in implied equity values per share of MovieFone common stock ranging from $17.47 to $42.55.

       (f) Implied Premium Analysis. Based on information supplied by Securities Data Corporation, Salomon Smith Barney analyzed the implied premium for the following periods for the following types of merger transactions that Salomon Smith Barney determined were relevant for purposes of calculating an implied premium to be paid for MovieFone common stock:

                                                         Median Premium
                                                 -------------------------------
                                                  30 days prior    1 day prior
Stock Transactions--1/1/1998 - 1/31/1999         to Announcement to Announcement
----------------------------------------         --------------- ---------------
All Domestic Transactions.......................      31.3%           21.3%
All Domestic Transactions < $500MM..............      37.7            23.5
All E-Commerce Transactions.....................      32.0            21.3
All On-line Media Transactions..................      59.7            37.0

Cash Transactions--1/1/1998 - 1/31/1999
---------------------------------------
All Domestic Transactions.......................      34.4%           24.0%
All Domestic Transactions < $500MM..............      34.7            24.3
All E-Commerce Transactions.....................      22.2            15.7
All On-line Media Transactions..................      35.4            28.0
                                                      ----            ----
  High..........................................      59.7%           37.0%
  Median........................................      34.5            23.8
  Mean..........................................      35.9            24.4
  Low...........................................      22.2            15.7

     Based on this range of implied premiums, this analysis resulted in implied equity values per share of MovieFone common stock ranging from $23.83 to $31.14.

     (4) America Online Overview and Comparative Analysis. Salomon Smith Barney also compared certain financial information of America Online with a group of on-line media companies set forth below that Salomon Smith Barney believed to be appropriate for comparison. Salomon Smith Barney compared the mean and median multiples of firm values to 1999 estimated revenue for these companies, which were 38.0x and 27.0x, respectively, with the comparable multiple for America Online of 19.7x.

      On-line Media Company                  On-line Media Company
                                             . DoubleClick Inc.
       . Yahoo! Inc.                         . 24/7 Media, Inc.
       . Infoseek Corporation                . Broadcast.com Inc.
       . Lycos, Inc.                         . GeoCities
       . Excite, Inc.                        . theglobe. com
       . CNET, Inc.                          . EarthWeb
       . Sportsline USA, Inc.

   The preparation of a fairness opinion is a complex process not susceptible to partial analysis or summary descriptions. The summary set forth above is not a complete description of the analyses underlying Salomon Smith Barney's opinion or its presentation to the MovieFone board. Salomon Smith Barney believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the processes underlying the analyses set forth in its opinion.

   In performing its analyses, Salomon Smith Barney made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of MovieFone or America Online. The analyses which Salomon Smith Barney performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness, from a financial point of view, of the exchange ratio to the holders of MovieFone common stock. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

   Pursuant to an engagement letter dated January 13, 1999, MovieFone agreed to pay to Salomon Smith Barney: (a) a fee of $400,000, which was payable on the earlier of either the date that Salomon Smith Barney gave its fairness opinion or the date of execution of an agreement in principle or definitive agreement to sell

MovieFone; and (b) an additional fee of 0.8% of the aggregate consideration to be received in the merger, minus the $400,000 previously received. MovieFone also agreed to reimburse Salomon Smith Barney for all reasonable fees and disbursements of Salomon Smith Barney's counsel and all of Salomon Smith Barney's reasonable travel and other expenses incurred in connection with the merger, or otherwise from Salomon Smith Barney's engagement. MovieFone further agreed to indemnify Salomon Smith Barney and certain related persons against various liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

   Salomon Smith Barney is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Smith Barney regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. In the past, Salomon Smith Barney has rendered investment banking and financial advisory services to MovieFone for which Salomon Smith Barney received customary compensation. In addition, in the ordinary course of its business, Salomon Smith Barney and its affiliates may actively trade the securities of MovieFone and America Online for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in their securities. Salomon Smith Barney and its affiliates may have other business relationships with America Online, MovieFone and their affiliates. The MovieFone board retained Salomon Smith Barney based on Salomon Smith Barney's expertise in the valuation of companies as well as its substantial experience in transactions like the merger.

Interests of Certain MovieFone Directors, Officers and Affiliates in the Merger

   When considering the recommendation of MovieFone's board of directors, you should be aware that the MovieFone directors and officers identified below have interests in the merger that are different from, or are in addition to, yours.

   In particular, eight officers of MovieFone have signed letters containing offers of employment from America Online that will become effective upon the completion of the merger. These are Andrew R. Jarecki, Adam H. Slutsky, J. Russell Leatherman, Robert Gukeisen, Francesca Hauser, Marc Hollander, Thomas Jarecki and Nada Stirratt. In addition, J. Russell Leatherman has also entered into a voice recording contract with America Online that will become effective upon the completion of the merger.

   In addition, unvested stock options granted under MovieFone's 1994 Stock Option Plan to Andrew Jarecki, Adam Slutsky, J. Russell Leatherman and all other officers and directors of MovieFone will vest upon the completion of the merger in accordance with the existing plan provisions. The number of shares of MovieFone common stock subject to unvested options held by MovieFone's officers and directors that will vest upon completion of the merger totaled 422,870 on February 1, 1999.

   As a result, these directors and officers could be more likely to vote to approve the merger agreement than if they did not have these interests.

Completion and Effectiveness of the Merger

   The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the adoption of the merger agreement by the stockholders of MovieFone. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

   We are working towards completing the merger as quickly as possible. We hope to complete the merger during the spring of 1999.

Structure of the Merger and Conversion of MovieFone Common Stock

   In accordance with the merger agreement and Delaware law, MF Acquisition Corporation, a newly formed and wholly owned subsidiary of America Online, will be merged with and into MovieFone. As a result of the merger, the separate corporate existence of MF Acquisition Corporation will cease and MovieFone will survive the merger as a wholly owned subsidiary of America Online.

   Upon completion of the merger, each outstanding share of MovieFone common stock, other than shares held by us and our subsidiaries, will be converted into the right to receive a fraction between .3339 and .4518 of a share of America Online common stock. Subject to the limitations below, the fraction will be calculated by dividing $29.25 by the Average America Online Stock Price. If, however, the Average America Online Stock Price is greater than $87.595, each share of MovieFone common stock will be exchanged for .3339 of a share of America Online common stock; and if the Average America Online Stock Price is less than $64.745, each share of MovieFone common stock will be exchanged for .4518 of a share of America Online common stock.

   The number of shares of America Online common stock issuable in the merger will be proportionately adjusted for any future stock split, stock dividend or similar event with respect to MovieFone common stock or America Online common stock effected between the date of the merger agreement and the completion of the merger. The numbers set forth in the prior paragraph have been adjusted to reflect America Online's two-for-one stock split which was effected on February 22, 1999.

   No certificate or scrip representing fractional shares of America Online common stock will be issued in connection with the merger. Instead you will receive cash, without interest, in lieu of a fraction of a share of America Online common stock. Specifically, the exchange agent in the merger will sell a number of shares of America Online common stock equal to the aggregate number of fractional shares that would otherwise be issuable in the merger and will remit to you an amount equal to your pro rata portion of the proceeds of these sales.

Exchange of MovieFone Stock Certificates for America Online Stock Certificates

   When the merger is completed, the exchange agent will mail to you an executed letter of transmittal and instructions for use in surrendering your MovieFone stock certificates in exchange for America Online stock certificates. When you deliver your MovieFone stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your MovieFone stock certificates will be canceled and you will receive America Online stock certificates representing the number of full shares of America Online common stock to which you are entitled under the merger agreement. You will receive payment in cash, without interest, in lieu of any fractional shares of America Online common stock which would have been otherwise issuable to you as a result of the merger.

   You should not submit your MovieFone stock certificates for exchange unless, and until, you receive the transmittal instructions and a form of letter of transmittal from the exchange agent.

   You are not entitled to receive any dividends or other distributions on America Online common stock until the merger is completed and you have surrendered your MovieFone stock certificates in exchange for America Online stock certificates.

   If there is any dividend or other distribution on America Online common stock with a record date after the merger and a payment date prior to the date you surrender your MovieFone stock certificates in exchange for America Online stock certificates, you will receive such dividend or distribution with respect to the whole shares of America Online common stock issued to you promptly after they are issued. If there is any dividend or other distribution on America Online common stock with a record date after the merger and a payment date after the date you surrender your MovieFone stock certificates in exchange for America Online stock certificates, you will receive such dividend or distribution with respect to the whole shares of America Online common stock issued to you promptly after the payment date.

   America Online will only issue an America Online stock certificate or a check in lieu of a fractional share in a name other than the name in which a surrendered MovieFone stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

Material United States Federal Income Tax Consequences of the Merger

   In the opinions of Orrick, Herrington & Sutcliffe LLP and Skadden, Arps, Slate, Meagher & Flom LLP, the following are the material United States federal income tax consequences of the merger, assuming that you hold your shares of MovieFone common stock as capital assets. These opinions and the following discussion are based on and subject to the Internal Revenue Code of 1986, its legislative history, applicable Treasury regulations, administrative rulings and court decisions currently in effect, all of which are subject to change at any time, possibly with retroactive effect, and assumptions, limitations, representations and covenants, including those contained in certificates of officers of America Online, MF Acquisition Corporation and MovieFone expected to be executed as of the date of the completion of the merger. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances, or if you are subject to special rules, such as rules relating to:

  . stockholders who are not citizens or residents of the United States

  . financial institutions

  . tax-exempt organizations

  . insurance companies

  . dealers in securities

  . stockholders who acquired their shares of MovieFone common stock by exercising employee stock options or rights or otherwise as compensation

  . stockholders who hold their shares of MovieFone common stock as part of a hedge, straddle or conversion transaction

   On the date that the merger is completed, each of Orrick, Herrington & Sutcliffe LLP, counsel to America Online, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to MovieFone, will, subject to the qualifications discussed in the following paragraph, deliver to America Online and MovieFone, respectively, its opinion, dated the date that the merger is completed, to the effect that, for United States federal income tax purposes, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Based on such closing tax opinions and the advice of our respective counsel:

  . No gain or loss will be recognized by America Online, MovieFone, and MF
    Acquisition Corporation as a result of the merger.

  . No gain or loss will be recognized by holders of America Online stock as a result of the merger.

  . No gain or loss will be recognized by you when you exchange all of your MovieFone common stock solely for America Online common stock in the merger, except that gain or loss may be recognized by you with respect to cash received in lieu of a fractional share interest in America Online common stock.

  . The aggregate tax basis of the America Online common stock you receive in the merger will be the same as your aggregate tax basis in the MovieFone common stock you surrender in the merger, except that your aggregate tax basis in America Online common stock will be reduced by the tax basis allocable to any fractional share interest in America Online common stock for which you receive cash.

  . You will recognize gain or loss for United States federal income tax purposes with respect to the cash you receive instead of a fractional share interest in America Online common stock, measured by the difference between the amount of cash you receive and the portion of the tax basis of your shares of MovieFone common stock allocable to the shares of MovieFone common stock exchanged for such fractional share interest. This gain or loss will be capital gain or loss and will be a long-term capital gain or loss if your shares of MovieFone common stock have been held for more than one year at the time the merger is completed.

  . The tax holding period of the America Online common stock that you receive in the merger (including any fractional share interest for which you receive cash as described above) will include the period during which you held the MovieFone common stock surrendered in the merger.

   Our obligations to complete the merger are conditioned on, subject to waiver by America Online and MovieFone, receipt of a closing tax opinion (1) by America Online from Orrick, Herrington & Sutcliffe LLP and (2) by MovieFone from Skadden, Arps, Slate, Meagher & Flom LLP, regarding material United States federal income tax consequences of the merger in each case in form and substance reasonably satisfactory to the party to whom such closing tax opinion is addressed. The closing tax opinions (1) will be based on facts, representations and assumptions set forth or referred to in the closing tax opinions that are consistent with the facts existing at the time that the merger occurs and (2) may rely on representations and covenants including those contained in certificates of officers of America Online, MovieFone, MF Acquisition Corporation and others, reasonably satisfactory in form and substance to the counsel issuing such opinions. The closing tax opinions are not binding on the IRS or the courts, and we do not intend to request a ruling from the IRS with respect to the merger. Accordingly, there can be no assurance that the IRS will not challenge the conclusions set forth in the closing tax opinions or that a court will not sustain such a challenge. Neither of MovieFone or America Online currently intends to waive the condition relating to the receipt of a closing tax opinion. In the unlikely event that either of us were to determine to waive such condition, we would mail additional information to you describing any changes in the material United States federal income tax consequences that would result from the merger and would resolicit proxies from you if there were any material adverse changes in the United States federal income tax consequences to you.

   The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger. In addition, this discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

Accounting Treatment of the Merger

   We intend to account for the merger as a pooling-of-interests business combination. It is a condition to the completion of the merger that America Online be advised in writing by Ernst & Young LLP that they concur with America Online's conclusion that the transactions contemplated by the merger agreement can properly be accounted for as a pooling-of-interests business combination, although this condition may be waived by America Online. Under the pooling-of-interests method of accounting, each of our historical recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. In addition, the operating results of the combined company will include the operating results of MovieFone only for the quarter in which the merger is completed.

Regulatory Filings and Approvals Required to Complete the Merger

   The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which prevents certain transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting periods end or expire. We have filed the required information and materials with the Department of Justice and the Federal Trade Commission and requested early termination of the applicable waiting period. The applicable waiting period expired on April 10, 1999. The requirements of Hart-Scott-Rodino will be satisfied if the merger is completed within one year from the termination of the waiting period.

   However, the Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds, either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period expired or ended, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.

   Neither of us is aware of any other material governmental or regulatory approval required for completion of the merger, other than compliance with the applicable corporate law of Delaware.

Restrictions on Sales of Shares by Affiliates of MovieFone and America Online

   The shares of America Online common stock to be issued in connection with the merger will be registered under the Securities Act of 1933, as amended, and will be freely transferable under the Securities Act, except for shares of America Online common stock issued to any person who is deemed to be an "affiliate" of either of us at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of either of us and may include some of our officers and directors, as well as our principal stockholders. Affiliates may not sell their shares of America Online common stock acquired in connection with the merger except pursuant to:

  . an effective registration statement under the Securities Act covering the resale of those shares

  .  an exemption under paragraph (d) of Rule 145 under the Securities Act or

  .  any other applicable exemption under the Securities Act.

   America Online's registration statement on Form S-4, of which this proxy statement-prospectus forms a part, does not cover the resale of shares of America Online common stock to be received by our affiliates in the merger.

Listing on the New York Stock Exchange of America Online Common Stock to be Issued in the Merger

   America Online will use reasonable efforts to cause the shares of America Online common stock to be issued in connection with the merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, before the completion of the merger.

Dissenters' and Appraisal Rights

   You are not entitled to exercise dissenter's or appraisal rights as a result of the merger or to demand payment for your shares under Delaware law.

Delisting and Deregistration of MovieFone Common Stock After the Merger

   If the merger is completed, MovieFone common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

The Merger Agreement

   Please note that the italicized terms Acquisition Proposal and Material Adverse Effect used in this section are defined on pages 36 and 39, respectively.

   Our Representations and Warranties. We each made a number of representations and warranties in the merger agreement regarding aspects of our respective businesses, financial conditions, structures and other facts pertinent to the merger.

   The representations given by MovieFone cover the following topics, among others, as they relate to MovieFone and its subsidiary:

  . MovieFone's corporate organization and its qualification to do business

  . MovieFone's certificate of incorporation and bylaws

  . MovieFone's capitalization

  . authorization of the merger agreement by MovieFone

  . regulatory approvals required to complete the merger

  . the effect of the merger on obligations of MovieFone and under applicable laws

  . MovieFone's filings and reports with the Securities and Exchange
    Commission

  . MovieFone's financial statements

  . MovieFone's liabilities

  . changes in MovieFone's business since September 30, 1998

  . MovieFone's title to the properties it owns and leases

  . MovieFone's material contracts

  . MovieFone's insurance

  . the possession of and compliance with permits required to conduct
    MovieFone's business

  . litigation involving MovieFone

  . MovieFone's compliance with applicable laws

  . information supplied by MovieFone in this proxy statement-prospectus and the related registration statement filed by America Online

  . MovieFone's employee benefit plans

  . MovieFone's taxes

  . environmental laws that apply to MovieFone

  . intellectual property used by MovieFone

  . the treatment of the merger as a pooling-of-interests and a tax-free reorganization

  . identification of MovieFone's affiliates

  . MovieFone's business practices with respect to the absence of any unlawful payments relating to political activity, the Foreign Corrupt Practices Act of 1977, the Social Security Act or any other unlawful payment

  . MovieFone's financial advisors

  . MovieFone's interest rate and foreign exchange contracts

  . MovieFone's brokers

  . transactions between MovieFone and interested parties

  . MovieFone's labor matters

  . restrictions on MovieFone's business practices

   The representations given by America Online cover the following topics, among others, as they relate to America Online and its subsidiaries:

  . America Online's corporate organization and its qualification to do business

  . America Online's certificate of incorporation and bylaws

  . America Online's capitalization

  . authorization of the merger agreement by America Online and MF

  . regulatory approvals required to complete the merger

  . the effect of the merger on obligations of America Online and under applicable laws

  . America Online's filings and reports with the Securities and Exchange
    Commission

  . changes in America Online's business since September 30, 1998

  . information supplied by America Online in this proxy statement-prospectus and the related registration statement filed by America Online

  . the treatment of the merger as a pooling-of-interests and a tax-free reorganization

   The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of Parent and Merger Sub."

MovieFone's Conduct of Business Before Completion of the Merger

   MovieFone agreed that until the completion of the merger or unless America Online consents in writing, MovieFone and its subsidiaries will operate their businesses in the ordinary course and in a manner consistent with past practice with the goal of:

  . preserving intact their business organizations

  . keeping available the services of their current officers, employees and consultants

  . maintaining their material contracts and preserving their relationships with:

     -- theatres/exhibitors
     -- movie studios
     -- customers
     -- suppliers
     -- advertisers
     -- sponsors
     -- others having business relations with them

   MovieFone also agreed that until the completion of the merger or unless America Online consents in writing, MovieFone and its subsidiaries would conduct their businesses in compliance with specific restrictions relating to the following:

  . the issuance and redemption of securities

  . the issuance of dividends or other distributions

  . the liquidation or restructuring of, or a merger involving MovieFone

  . modification of MovieFone's certificate of incorporation and bylaws

  . the incurrence of indebtedness

  . the acquisition of assets or other entities

  . the disposition of MovieFone's assets

  . capital expenditures

  . entrance into or modification of contracts

  . employees and employee benefits

  . accounting policies and procedures

  . liens

  . settlement of litigation and claims

  . tax elections and liabilities

   The agreements related to the conduct of MovieFone's business in the merger agreement are complicated and not easily summarized. You are urged to carefully read the article of the merger agreement entitled "Conduct of Business by the Company Pending the Merger."

   No Other Negotiations Involving MovieFone. Until the merger is completed or the merger agreement is terminated, MovieFone has agreed not to take any of the following actions:

  . solicit, initiate or knowingly encourage any Acquisition Proposal, or take any action to facilitate or encourage any inquiries or the making of any proposal that constitutes an Acquisition Proposal

  . participate or engage in discussions or negotiations with or provide any information to any person concerning an Acquisition Proposal or which might reasonably be expected to result in an Acquisition Proposal

MovieFone has also agreed to provide America Online with detailed information about any Acquisition Proposal it receives.

   However, MovieFone may engage in any of these acts otherwise prohibited, other than solicitation, initiation or knowing encouragement of an Acquisition Proposal, if all of the following occur:

  . The Acquisition Proposal concerns a merger, consolidation or sale of all or substantially all of the assets or capital stock of MovieFone

  . MovieFone's board of directors believes in good faith based on such matters it deems relevant, including the advice of MovieFone's financial advisors, that the Acquisition Proposal will result in a transaction more favorable to the MovieFone's stockholders than the merger and for which financing, to the extent required, is then fully committed

  . MovieFone's board of directors determines in good faith, based upon the advice of reasonably competent outside counsel to the Company, that taking such action is required to satisfy the fiduciary duties of the board under applicable law

  . a third party enters into a confidentiality agreement substantially similar to that then in effect between MovieFone and America Online

   An Acquisition Proposal is any inquiry, proposal or offer from any person (other than America Online, MF Acquisition Corporation or any of their affiliates) involving MovieFone and its subsidiaries other than the transactions contemplated by the merger agreement for any of the following:

  . a merger, consolidation, recapitalization, liquidation or other direct or indirect business combination involving MovieFone or its subsidiaries

  . the issuance or acquisition of 20% or more, by voting power, of the outstanding capital stock or equity interests of MovieFone or its subsidiaries

  . any tender offer or exchange offer, that, if completed, would result in any person or its affiliates, other than America Online, beneficially owning 20% or more, by voting power, of the outstanding capital stock or other equity securities of MovieFone or its subsidiaries, except that the issuance of common stock upon exercise of employee stock options or the option granted to America Online under the option agreement shall not be considered a tender offer or exchange offer for this purpose

  . the acquisition, license, purchase or other disposition of a substantial portion of the technology, business or assets of MovieFone or its subsidiaries in a manner that is outside the ordinary course of business or inconsistent with past practice

  . any other transaction that could reasonably be expected to impede, interfere with, prevent or materially delay the merger or would reasonably be expected to dilute materially the benefits to America Online or its affiliates of the transactions contemplated by the merger agreement

   MovieFone's Employee Benefit Plans. Individuals who are employed by MovieFone, when the merger is completed, will become employees of America Online or one of America Online's subsidiaries, although America Online may terminate these employees at any time. After the effective time of the merger and on a schedule determined by America Online in connection with the integration of its business with that of MovieFone, the employees of MovieFone shall be eligible to participate in the employee benefit plans of America Online to the same extent as any similarly situated and geographically located employees of America Online.

   As of the effective time of the merger, America Online shall (or shall cause the surviving corporation to) either continue the existing employee benefit plans or provide (or cause the surviving corporation to provide) benefits to employees and former employees of MovieFone that are no less favorable in the aggregate to such employees than those provided under the America Online benefit plans to similarly situated employees of America Online or its subsidiaries.

   Treatment of MovieFone Stock Options. Each stock option issued by MovieFone will be assumed by America Online, including options under MovieFone's 1994 Stock Option Plan, as amended.

   Upon completion of the merger, each outstanding option to purchase MovieFone common stock will be converted, in accordance with its terms, into an option to purchase the number of shares of America Online common stock equal to between
 .3339 and .4518 multiplied by the number of shares of MovieFone common stock which could have been obtained before the merger upon the exercise of each option, rounded down to the nearest whole share. The exercise price will be equal to the exercise price per share of MovieFone common stock subject to the option before conversion divided by between .3339 and .4518, rounded up to the nearest whole cent.

   The other terms of each MovieFone option referred to above will continue to apply, including any provisions providing for acceleration. All unvested stock options granted under MovieFone's stock option plan will vest upon completion of the merger.

   America Online will file a registration statement on Form S-8 for the shares of America Online common stock issuable with respect to each MovieFone option and will use its commercially reasonable efforts to maintain the effectiveness of that registration statement for as long as any of the options remain outstanding, to the same extent as America Online maintains the effectiveness of its existing Forms S-8.

   Conditions to Completion of the Merger. Our respective obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

  . America Online's registration statement on Form S-4 must be effective

  . the merger agreement must be adopted by the holders of a majority (by voting power) of the outstanding shares of MovieFone common stock

  . no law, regulation or order must be enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger substantially on the terms contemplated by the merger agreement

  . all applicable approvals and consents of governmental authorities required to complete the merger must be received and all applicable waiting periods under applicable antitrust laws must have expired or been terminated

  . the shares of America Online common stock to be issued in the merger must be approved for listing, subject to official notice of issuance, on the New York Stock Exchange

   America Online's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  . MovieFone's representations and warranties must be true and correct as of February 1, 1999 and must be true and correct in all material respects on the date the merger is to be completed as if made at and as of such time, except for:

    . representations and warranties that are qualified by materiality or Material Adverse Effect, which must be true and correct in all respects; and

    . representations and warranties that address matters only as of a particular date or only with respect to a specific period, which must be true and correct in all material respects as of such date or with respect to such period

  . MovieFone must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement

  . America Online must have been advised in writing by Ernst & Young LLP that they concur with America Online's conclusion that the transactions contemplated by the merger agreement, if completed, can properly be accounted for as a pooling-of-interests business combination in accordance with generally accepted accounting principles and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the Securities and Exchange Commission

  . any third party consents or waivers shall have been obtained with respect to those contracts and agreements the failure of which to obtain could either individually or in the aggregate reasonably be expected to have a Material Adverse Effect on MovieFone or prevent the consummation of the merger

  . America Online must receive the opinion of its tax counsel, Orrick, Herrington & Sutcliffe LLP, to the effect that the merger will qualify as a reorganization within the meaning of Section 368 (a) of the Internal Revenue Code

  . related agreements specified in the merger agreement must be in full force and effect on the date of the completion of the merger unless the agreement cannot go into effect due to the death or disability of the other party to the agreement

   MovieFone's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  . America Online's representations and warranties must be true and correct as of February 1, 1999 and must be true and correct in all material respects on the date the merger is to be completed as if made at and as of such time, except for:

    . representations and warranties that are qualified by materiality or Material Adverse Effect, which must be true and correct in all respects; and

    . representations and warranties that address matters only as of a particular date or only with respect to a specific period, which must be true and correct in all material respects as of such date or with respect to such period

  . America Online must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement

  . any third party consents must be obtained if the failure to obtain them would prevent the consummation of the merger

  . MovieFone must receive the opinion of its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, to the effect that the merger will qualify as a reorganization within the meaning of Section 368 (a) of the Internal Revenue Code.

   A Material Adverse Effect is any fact, event, change, circumstance or effect that is materially adverse to the business, financial condition or results of operations of (1) MovieFone and its subsidiaries, taken as a whole, when such term is used in relation to MovieFone and/or its subsidiaries or (2) America Online and its subsidiaries, taken as a whole, when such term is used in relation to America Online.

Termination of the Merger Agreement

   The merger agreement may be terminated at any time prior to completion of the merger, whether before or after adoption of the merger agreement by MovieFone stockholders:

  . by mutual consent of America Online and MovieFone

  . by America Online, (1) upon a willful breach of any covenant or agreement on the part of MovieFone set forth in the merger agreement, or (2) if any of MovieFone's representations or warranties are or become untrue or inaccurate, in each case so that the corresponding condition to completion of the merger would not be met, and in each case where such breach or inaccuracy (if curable) has not been cured within 30 days after notice to MovieFone of the breach or inaccuracy

  . by MovieFone, (1) upon a willful breach of any covenant or agreement on the part of America Online set forth in the merger agreement, or (2) if any of America Online's representations or warranties are or become untrue or inaccurate, in each case so that the corresponding condition to completion of the merger would not be met, and in each case where such breach or inaccuracy (if curable) has not been cured within 30 days after notice to America Online of the breach or inaccuracy

  . by America Online or MovieFone, if there is any order, decree or ruling of a court or governmental authority permanently prohibiting the completion of the merger which is final and nonappealable

  . by America Online or MovieFone, if the merger is not completed before September 30, 1999 (unless the merger is not completed solely due to the applicable waiting periods under antitrust laws not having expired or been terminated, in which case such date shall be extended to December 31, 1999), except that the right to terminate the merger agreement is not available to any party whose willful failure to fulfill any material obligation under the merger agreement has been the cause of the failure to complete the merger on or before such date

  . by America Online or MovieFone, if the merger agreement fails to receive the requisite vote for adoption by the stockholders of MovieFone at the MovieFone special meeting

  . by America Online:

   --if MovieFone's board of directors fails to recommend approval and adoption of the merger agreement by the stockholders of MovieFone or withdraws or modifies, or proposes to withdraw or modify, in any manner adverse to America Online, its approval or recommendation of the merger or the merger agreement

   --if MovieFone's board of directors makes any recommendation with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal (see the definition of Acquisition Proposal on page 36 of this proxy statement-prospectus)

   --if MovieFone's board of directors engages in discussions with a third party concerning an Acquisition Proposal

   --if MovieFone's board of directors takes any action prohibited by the merger agreement with respect to persons or entities who have made or may make an Acquisition Proposal

   --if MovieFone's board of directors fails, upon the request of America
    Online, to reaffirm its recommendation or approval of the merger

   --if MovieFone's board of directors enters into a definitive or binding agreement regarding a transaction which the board of directors of MovieFone has determined in good faith, based on such matters as it deems relevant, including advice of MovieFone's financial advisor, is more favorable to MovieFone's stockholders and for which financing, to the extent required, has been fully committed, and receives the advice of reasonably competent outside counsel to MovieFone, and determines in good faith, that taking such action is required to satisfy its fiduciary duties under applicable law

   --if MovieFone's board of directors materially breaches the option agreement

   --if MovieFone's board of directors resolves to, or announces an intention to, take any of the actions specified above

   --if there is a material breach of the Stockholders Agreement by any stockholder who is a party thereto that remains uncured and that denies America Online the material benefits of the stockholders agreement

   --if a third party acquires 33% or more of the outstanding shares of capital stock or other equity interests of MovieFone or its subsidiaries

Payment of Termination Fee

   MovieFone will pay to America Online a termination fee of $12 million not later than two business days after the date the merger agreement is terminated, in any of the following circumstances:

  . the merger agreement is terminated by America Online:

   --because MovieFone's board of directors fails to recommend approval and adoption of the merger agreement by the stockholders of MovieFone or withdraws or modifies, or proposes to withdraw or modify, in any manner adverse to America Online, its approval or recommendation of the merger

   --because MovieFone's board of directors makes any recommendation with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal (see the definition of Acquisition Proposal on page 36 of this proxy statement-prospectus)

   --because MovieFone's board of directors takes any action prohibited by the merger agreement with respect to persons or entities who have made or may make an Acquisition Proposal

   --because MovieFone's board of directors fails, upon the request of America Online, to reaffirm its recommendation or approval of the merger

   --because MovieFone's board of directors enters into a definitive or binding agreement regarding a transaction which the board of directors of MovieFone has determined in good faith, based on such matters as it deems relevant, including advice of MovieFone's financial advisor, is more favorable to MovieFone's stockholders and for which financing, to the extent required, has been fully committed, and receives the advice of reasonably competent outside counsel to MovieFone, and determines in good faith, that taking such action is required to satisfy its fiduciary duties under applicable law

   --because MovieFone's board of directors materially breached the option agreement

   --because MovieFone's board of directors resolves to, or announces an intention to, take any of the actions specified above

   --because a third party acquires 33% or more of the outstanding shares of capital stock or other equity interests of MovieFone or any subsidiary

  . the merger agreement is terminated by America Online or MovieFone, because the merger agreement fails to receive the requisite vote for adoption by the stockholders of MovieFone at the MovieFone special meeting and either (1) at the time of such termination or prior to the MovieFone special meeting there shall have been an Acquisition Proposal or (2) MovieFone shall have entered into a binding agreement in connection with an Acquisition Proposal within twelve (12) months following the merger agreement

   MovieFone has agreed to pay America Online up to $2.5 million of reasonable and documented out-of-pocket fees and expenses actually incurred by America Online in connection with the merger agreement and the merger,

  . if the merger agreement is terminated in the circumstances identified above (including if the board engages in discussions with a third party concerning an Acquisition Proposal) or

  . if MovieFone has materially breached the merger agreement and such breach remains uncured.

   America Online has agreed to purchase from MovieFone $5 million per year of advertising over a three year period pursuant to a promotion agreement entered into between the two if the merger is not consummated solely as a result of the determination that the merger cannot be properly accounted for as a pooling of interests due solely to any action or inaction by America Online that is within the control of America Online and provided all other conditions to the closing of the merger have been satisfied.

Extension, Waiver and Amendment of the Merger Agreement

   We may amend the merger agreement before completion of the merger. However, after the MovieFone stockholders adopt the merger agreement, no change will be made that will reduce the amount of or change the type of consideration into which each share of MovieFone common stock will be converted upon completion of the merger.

   Either of us may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement. If any of either of our conditions or other obligations are waived, we will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies is appropriate.

The Stock Option Agreement

   America Online required MovieFone to enter into the stock option agreement as a prerequisite to entering into the merger agreement. The stock option agreement grants America Online the option to buy up to 6,186,762 shares of MovieFone Class A common stock at an exercise price of $29.25 per share. The number of shares issuable upon exercise of the option and the exercise price of the option are subject to adjustment to prevent dilution. Based on the number of shares of MovieFone common stock outstanding on February 1, 1999, the option would be exercisable for approximately 49.8% of the outstanding shares of MovieFone and approximately 15.2% of the voting power of the outstanding shares because the MovieFone Class B common stock has five votes per share, or approximately 33.3% of the shares after giving effect to the exercise of the option and approximately 14.0% of the voting power of the outstanding Shares after giving effect to the exercise of the option.

   The option is intended to increase the likelihood that the merger will be completed. Consequently, aspects of the stock option agreement may have the effect of discouraging persons who might be interested in acquiring all or a significant interest in MovieFone or its assets before completion of the merger.

   America Online may exercise the option, in whole or part, up to one year from the date on which America Online first has the right to receive the termination fee. However, the option will not be exercisable if, at the time the merger agreement is terminated, America Online is in breach of the merger agreement and the effect of America Online's breach is materially adverse to MovieFone.

   Furthermore, the option will terminate and not become exercisable upon any of the following:

  . completion of the merger

  . the termination of the merger agreement other than under circumstances which cause the option to become exercisable or in which it is still possible that the option would become exercisable

  . eighteen (18) months after termination of the merger agreement if the option has become exercisable by virtue of MovieFone entering into a binding agreement in connection with an Acquisition Proposal within twelve (12) months following termination of the merger agreement

   If the merger agreement is terminated under circumstances that require MovieFone to pay America Online a termination fee pursuant to the terms of the merger agreement and MovieFone consummates a competing transaction of the nature specified in the option agreement, then MovieFone must repurchase the option or the shares issued upon exercise of the option. In addition, the stock option agreement grants registration rights to America Online with respect to the shares of MovieFone common stock represented by the option.

The Stockholders Agreement

   America Online required MovieFone stockholders Andrew R. Jarecki, Thomas A. Jarecki, Eugene D. Jarecki, Divonne Jarecki, Adam H. Slutsky, J. Russell Leatherman, Robert Gukeisen and several trusts and limited partnerships controlled by Henry G. Jarecki to enter into a stockholders agreement with America Online. The stockholders agreement requires these MovieFone stockholders to vote all of the shares of MovieFone common stock beneficially owned by them in favor of the merger.

   As of the record date, the MovieFone stockholders who entered into the stockholders agreement collectively beneficially owned approximately 2,660,732 of the shares of MovieFone Class A common stock and 7,080,053 of the shares of MovieFone Class B common stock which represented approximately 78.4% of the outstanding shares of MovieFone common stock and approximately 93.4% of the voting power of the outstanding shares of MovieFone common stock entitled to vote at the special meeting.

   Each MovieFone stockholder who is a party to the stockholders agreement agreed not to sell the MovieFone stock and options owned, controlled or acquired, either directly or indirectly, by that person until the termination of the stockholders agreement without the prior written consent of America Online, unless the person to whom the MovieFone stock is sold agrees in writing to be bound by the stockholders agreement.

   The stockholders agreement will terminate upon the earliest to occur of the termination of the merger agreement in accordance with its terms or the completion of the merger.

Operations After the Merger

   Following the merger, MovieFone will continue its operations as a wholly owned subsidiary of America Online. The membership of the America Online board of directors will remain unchanged as a result of the merger. Eight other officers of MovieFone, have entered into letters for offers of employment from America Online which become effective upon the closing of the merger. These officers are Andrew R. Jarecki, Adam H. Slutsky, J. Russell Leatherman, Robert Gukeisen, Francesca Hauser, Marc Hollander, Thomas Jarecki and Nada

Stirratt. The employment of Andrew R. Jarecki, J. Russell Leatherman, Adam H. Slutsky and Robert Gukeisen is required as a condition of the merger, except in the event of an impossibility of performance by virtue of the death, disability or incapacity of any of them. The stockholders of MovieFone will become stockholders of America Online, and their rights as stockholders will be governed by the America Online Restated Certificate of Incorporation, as currently in, effect the America Online Restated Bylaws and the laws of the State of Delaware. See "Comparison of Rights of Holders of MovieFone Common Stock and America Online Common Stock."

                    Comparative Per Share Market Price Data

   MovieFone common stock is traded on the Nasdaq National Market under the symbol "MOFN." America Online common stock is traded on the New York Stock Exchange under the symbol "AOL." Because the market price of America Online common stock that you will receive in the merger may increase or decrease before the merger, you are urged to obtain current market quotations.

   The following table sets forth, for the calendar quarters indicated, the high and low sale prices per share of MovieFone common stock as reported on the Nasdaq National Market and per share of America Online common stock as quoted on the New York Stock Exchange.

   The prices in the following tables have been adjusted to reflect both America Online's and MovieFone's stock splits, including America Online's most recent two-for-one stock split which was effected on February 22, 1999.

                                                     MovieFone   America Online
                                                   common stock   common stock
                                                   ------------- ---------------
                                                    High   Low    High     Low
                                                   ------ ------ ------- -------
1996:
First Quarter..................................... $ 5.13 $ 3.69 $  7.50  $ 4.10
Second Quarter....................................   7.50   4.25    8.88    4.58
Third Quarter.....................................   5.38   3.63    5.82    3.07
Fourth Quarter....................................   5.13   4.13    5.52    2.80
1997:
First Quarter.....................................   5.13   4.13    5.99    3.99
Second Quarter....................................   8.13   4.13    7.77    5.22
Third Quarter.....................................   7.69   5.00   10.07    7.07
Fourth Quarter....................................   7.25   5.25   11.41    8.00
1998:
First Quarter.....................................   9.13   6.31   17.47   10.32
Second Quarter....................................  14.13   8.88   27.44   17.30
Third Quarter.....................................  12.00   6.13   35.13   17.25
Fourth Quarter....................................  17.31   6.75   80.00   20.63
1999:
First Quarter.....................................  47.00  14.88  153.75   67.00
Second Quarter (through April 20, 1999)...........  55.69  32.50  175.00  112.31

   The following table sets forth the closing prices per share of MovieFone common stock as reported on the Nasdaq National Market and the closing prices per share of America Online common stock as reported on the New York Stock Exchange on (1) January 29, 1999, the business day preceding public announcement that America Online and MovieFone had entered into the merger agreement and (2) April 20, 1999, the last full trading day for which closing prices were available at the time of the printing of this proxy statement-prospectus.

                                                                        America
                                                             MovieFone  Online
                                                              Common    Common
                                                               Stock     Stock
                                                             --------- ---------
   January 29, 1999.........................................  $ 25.00   $87.937
   April 20, 1999...........................................  $ 42.50  $128.6875

   Because the market price of America Online common stock that you will receive in the merger may increase or decrease before completion of the merger, you are urged to obtain current market quotations.

           Comparison of Rights of Holders of MovieFone Common Stock
                        and America Online Common Stock

   This section of the proxy statement-prospectus describes certain differences between the rights of holders of MovieFone common stock and America Online common stock. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the differences between being a stockholder of MovieFone and being a stockholder of America Online.

   As a stockholder of MovieFone, your rights are governed by MovieFone's certificate of incorporation, and MovieFone's bylaws. After completion of the merger, you will become a stockholder of America Online. As an America Online stockholder, your rights will be governed by America Online's restated certificate of incorporation, as amended, and America Online's restated bylaws. We are each incorporated under the laws of the State of Delaware and accordingly, your rights as a stockholder will continue to be governed by the Delaware General Corporation Law after completion of the merger.

Classes of Common Stock of MovieFone and America Online

   America Online has only one class of common stock issued and outstanding. All shares of America Online common stock are identical and entitle each holder to identical rights and privileges.

   MovieFone presently has outstanding two classes of common stock: MovieFone Class A common stock and MovieFone Class B common stock. For any matter requiring shareholder approval or consent, each holder of a share of MovieFone Class B common stock is entitled to cast five votes and each holder of a share of MovieFone Class A common stock is entitled to cast one vote.

Classified Board of Directors

   Delaware law provides that a corporation's board of directors may be divided into various classes with staggered terms of office. America Online's board of directors is divided into three classes, as nearly equal in size as possible, with one class being elected annually. America Online directors are elected for a term of three years and until their successors are elected and qualified. America Online's classified board of directors may make it more difficult for a third party to gain control of America Online.

   MovieFone's board of directors is not divided into different classes. Members of MovieFone's board of directors are elected by a plurality of the votes cast at the annual meeting of the stockholders. MovieFone directors are elected until the next annual meeting of the stockholders and until their successors are elected and qualified.

Number of Directors

   America Online's board of directors currently consists of ten directors. The number of directors on America Online's board may only be changed by a vote of a majority of the directors, subject to the rights of the holders of any outstanding series of America Online preferred stock to elect additional directors. There is currently no preferred stock of America Online outstanding.

   MovieFone's board of directors currently consists of seven directors. The number of directors on MovieFone's board shall not be less than one nor more than ten, the exact number of which is fixed from time to time by the board of directors.

Removal of Directors

   America Online directors, or the entire America Online board, may be removed for cause by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of America Online entitled to vote in the election of directors, voting as a single class and subject to the rights of the holders of any outstanding series of America Online preferred stock. There is currently no preferred stock of America Online outstanding.

   America Online's certificate of incorporation states that "cause" means:

  . conviction of a felony

  . declaration of unsound mind by order of a court

  . gross dereliction of duty

  . commission of an action which constitutes intentional misconduct or a knowing violation of law if that action results in both an improper substantial personal benefit and a material injury to America Online

   Neither the certificate of incorporation or the bylaws of MovieFone contain an explicit procedure for the removal of a member of the board of directors. Delaware law provides that unless otherwise provided in the certificate of incorporation or bylaws of a company, any director can be removed, with or without cause, by the holders of a majority of the shares entitled to vote for the election of directors of such company.

Filling Vacancies on the Board of Directors

   Any newly created directorships in either of our boards of directors, resulting from any increase in the number of authorized directors or any vacancies, may be filled by a majority of the remaining members of such board of directors, even though less than a quorum, or by a sole remaining director, in the case of America Online subject to the rights of holders of any outstanding series of preferred stock.

   Newly created directorships or decreases in directorships in America Online's board of directors are to be apportioned among the classes of directors so as to make all classes as nearly equal in number as practicable, provided that no decreases in the number of directors in America Online's board of directors may shorten the term of any director then in office.

   To the extent reasonably possible, any newly created America Online directorship will be added to the class of directors whose term of office is to expire at the latest date following the creation of that directorship, unless otherwise provided for by resolution of the majority of the directors then in office. Any newly eliminated America Online directorship will be subtracted from the class whose office is to expire at the earliest date following the elimination of the directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Limits on Stockholder Action by Written Consent

   America Online stockholders may take action at annual or special meetings of stockholders, or by unanimous written consent of all America Online stockholders entitled to vote.

   MovieFone stockholders may take action at annual or special meetings of stockholders, or by the written consent of stockholders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all of the shares entitled to vote thereon were present and voted.

Ability to Call Special Meetings

   Special meetings of America Online stockholders may be called by America Online's board of directors, by affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies, or by the chief executive officer.

   Special meetings of MovieFone stockholders may be called by either:

  . the chairman, if there is one,

  . the chief executive officer,

  . the chief operating officer,

  . the president,

  . any vice president,

  . the secretary, or

  . any assistant secretary.

Such special meetings are to be called, by any of the above listed officers, at the request in writing of a majority of the board of directors or a majority of the aggregate voting power of the capital stock issued and outstanding and entitled to vote.

Advance Notice Provisions for Stockholder Nominations and Proposals

   The America Online bylaws allow stockholders to nominate candidates for election to America Online's board of directors at any annual or any special stockholder meeting at which the board of directors has determined that directors will be elected. In addition, the bylaws allow stockholders to propose business to be brought before any annual stockholder meeting. However, nominations and proposals may only be made by a stockholder who has given timely written notice to the secretary of America Online before the annual or special stockholder meeting.

   Under America Online's bylaws, to be timely, notice of stockholder nominations or proposals to be made at an annual stockholder meeting must be received by the secretary of America Online no less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual stockholder meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual stockholder meeting, notice will also be timely if delivered within 10 days of the date on which public announcement of the meeting was first made by America Online.

   In addition, if the number of directors to be elected is increased and no public announcement is made by America Online, naming all of the nominees or specifying the size of the increased board of directors, as follows:

  . at least 70 days before the first anniversary of the preceding year's annual meeting, or,

  . if the date of such increase is more than 30 days before or 60 days after the anniversary of the preceding year's annual meeting, at least 70 days before the annual meeting,

then a stockholder's notice will be considered timely, with respect to the nominees for any new positions created by the increase, if it is delivered to the secretary of America Online within 10 days of the date on which public announcement of the meeting was first made by America Online.

   Under America Online's bylaws, to be timely, notice of a stockholder nomination to be made at a special stockholder meeting must be received no less than 60 days nor more than 90 days before a special meeting at which directors are to be elected or within 10 days of the date on which public announcement of the special meeting was first made by America Online.

   A stockholder's notice to America Online must set forth all of the following:

  . all information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes to nominate for election or re-election as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected

  . a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed

  . the stockholder's name and address as they appear on America Online's books and the class and number of shares of America Online which are beneficially owned by the stockholder

   Stockholder nominations and proposals will not be brought before any America Online stockholder meeting unless the nomination or proposal was brought before the meeting in accordance with America Online's stockholder advance notice procedure.

   The chairman of the America Online stockholder meeting will have the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in America Online's bylaws. If the chairman determines that the nomination or proposal is not in compliance with America Online's advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

   MovieFone does not have a provision in its certificate of incorporation or by-laws requiring advance notice or a specific procedural process for stockholder nominations of candidates for election to the board of directors or for stockholder's proposals before MovieFone's annual stockholder meeting.

Preferred Stock

   Both of our certificates of incorporation provide that our boards of directors are authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

   The number of authorized shares of America Online undesignated preferred stock may be increased by the affirmative vote of the holders of a majority of America Online's common stock, without a vote of the holders of preferred stock, unless their vote is required pursuant to the terms of any preferred stock then outstanding. The number of authorized shares of undesignated preferred stock of America Online may be reduced or eliminated by the affirmative vote of the holders of 80% of the outstanding capital stock of America Online entitled to vote in the election of directors, voting together as a single class.

Amendment of Certificate of Incorporation

   Under Delaware law, a certificate of incorporation of a Delaware corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's certificate of incorporation.

   America Online's certificate of incorporation provides that the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of America Online entitled to vote in the election of directors, voting together as a single class, will be required to reduce or eliminate the number of authorized shares of America Online common stock or America Online preferred stock, or to amend, repeal, or adopt any provision inconsistent with the provisions of America Online's certificate of incorporation which deal with the following:

  . undesignated preferred stock

  . matters relating to the board of directors, including the number of members, board Classification, vacancies and removal

  . the powers and authority expressly conferred upon the board of directors

  . the manner in which stockholder action may be effected

  . amendments to America Online's bylaws

  . certain business combinations with interested stockholders of America
    Online

  . indemnification of officers and directors of America Online

  . the personal liability of directors to America Online or its stockholders for breaches of fiduciary duty

  . the amendment of America Online's certificate of incorporation

   MovieFone's certificate of incorporation does not contain a provision that requires a vote greater than that required by Delaware law in order to amend its certificate of incorporation.

Amendment of Bylaws

   Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer such power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated such power.

   America Online's board of directors is expressly authorized to adopt, amend and repeal America Online's bylaws by an affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies. America Online's bylaws may also be adopted, amended and repealed by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of America Online entitled to vote in the election of directors, voting together as a single Class.

   MovieFone's board of directors and stockholders have concurrent power to make, alter, amend, change, add to or repeal MovieFone's bylaws. All such modifications must be approved by either a majority of the entire board of directors or the holders of a majority of the aggregate voting power of the outstanding capital stock entitled to vote.

State Anti-Takeover Statutes

   We are both subject to Section 203 of the Delaware General Corporation Law which under certain circumstances, may make it more difficult for a person who would be an "Interested Stockholder", as defined in Section 203, in our respective companies, to effect various business combinations with either of us for a three-year period. Under Delaware law, a corporation's certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. Our respective certificates of incorporation and bylaws do not exclude us from the restrictions imposed under Section 203.

Limitation of Liability of Directors

   The Delaware General Corporation Law permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. America Online's certificate of incorporation includes such a provision to the maximum extent permitted by law.

   MovieFone's certificate of incorporation provides that no director shall be personally liable for the breach of their fiduciary duty except for liability:

  . for any breach of such director's duty of loyalty,

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  . pursuant to Section 174 of the Delaware General Corporation Law, or

  . for any transaction from which such director derived an improper personal benefit.

   While the provisions limiting the liability of our boards provide our directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate that duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his duty of care.

Indemnification of Directors and Officers

   The Delaware General Corporation Law permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action which they had no reasonable cause to believe was unlawful.

   Our respective certificates of incorporation and bylaws provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of either of us as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, and held harmless by each of us to the fullest extent permitted by the Delaware General Corporation Law. The indemnification rights conferred by each of us are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, our respective certificates of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise. In addition, each of us is authorized to purchase and maintain insurance on behalf of its directors and officers.

   Additionally, each of us may pay expenses incurred by our directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if we receive an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us, as authorized by our respective certificates of incorporation and bylaws.

Fair Price Provision

   America Online's certificate of incorporation contains a "fair price" provision which states that certain "business combinations" with any "interested stockholder" may not be completed without an affirmative vote of the holders of at least 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of America Online, voting together as a single class, in addition to any other vote required by America Online's certificate of incorporation or Delaware law.

   This fair price provision does not apply if the business combination will have been approved either by a majority of the directors of America Online who are not affiliated with the interested stockholder, of which there must be at least two, or if certain price and procedural requirements, set forth in detail in America Online's certificate of incorporation, are met.

   The business combinations to which America Online's fair price provision applies include:

  . any merger or consolidation of America Online or any subsidiary with any interested stockholder or any other corporation, whether or not itself an interested stockholder, which is, or after the merger or consolidation, would be, an affiliate of an interested stockholder who was an interested stockholder before the transaction

  . any sale, lease, exchange, mortgage, pledge transfer or other disposition, in one transaction or a series of transactions, to or with any interested stockholder or any affiliate of any interested stockholder, of any assets of America Online or any subsidiary having an aggregate fair market value, as determined in accordance with America Online's certificate of incorporation, equaling or exceeding 10% or more of the assets of America Online

  . the issuance or transfer by America Online or any subsidiary, in one transaction or a series of transactions, of any securities of America Online or any subsidiary, to any interested stockholder or any affiliate of any interested stockholder in exchange for cash, securities or other property having an aggregate fair market value equaling or exceeding 10% of the combined fair market value of the outstanding shares of voting stock of America Online, except for any issuance or transfer pursuant to an employee benefit plan of America Online or any subsidiary

  . the adoption of any plan or proposal for the liquidation or dissolution of America Online proposed by or on behalf of an interested stockholder or any affiliate of any interested stockholder

  . any reclassification of securities, including any reverse stock split, or recapitalization of America Online, or any merger or consolidation of America Online with any of its subsidiaries or any other transaction which has the effect, directly or indirectly, of increasing the proportionate amount of the outstanding shares of any class of equity or convertible securities of America Online or any subsidiary which is directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder

   America Online's fair price provision defines an "interested stockholder" as any person, other than America Online or any America Online holding company or subsidiary, who or which:

  . is the beneficial owner, directly or indirectly, of more than 15% of the voting power of the outstanding voting stock of America Online

  . is an affiliate of America Online and at any time within the two-year period immediately before the date in question was the beneficial owner, directly or indirectly, of 15% or more of the voting power of the outstanding voting stock of America Online

  . is an assignee of or has otherwise succeeded to any shares of voting stock of America Online which were, at any time within the two-year period immediately before the date in question, beneficially owned by any interested stockholder, if the assignment or succession did not occur as part of an initial public offering

   The "fair price" provision may deter a purchaser from using two-tiered pricing and similar unfair or discriminatory tactics in an attempt to acquire America Online. The provision could also have the effect of discouraging a third party from making a tender or exchange offer for America Online, even though an offer by a third party might be beneficial to America Online and its stockholders.

   MovieFone's certificate of incorporation and bylaws do not contain a provision similar to the fair price provision that is contained in America Online's certificate of incorporation.

Stockholder Rights Plan

   Under Delaware law, every corporation may create and issue rights entitling the holders of such rights to purchase from the corporation shares of its capital stock of any class or classes, subject to any provisions in its certificate of incorporation. The price and terms of such shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors for the creation or issuance of such rights.

   America Online has entered into a stockholder rights agreement. As with most stockholder rights agreements, the terms of America Online's rights agreement are complex and not easily summarized, particularly as they relate to the acquisition of America Online's common stock and to exercisability. This summary may not contain all of the information that is important to you. Accordingly, you should carefully read America Online's rights agreement, which is incorporated by reference into this proxy-statement prospectus, in its entirety.

   America Online's rights agreement provides that each share of common stock outstanding will have the right to purchase one one-thousandth of a preferred share of common stock attached to it. The purchase price per one one-thousandth of an America Online preferred share under the America Online stockholder rights agreement is $900, subject to adjustment. Each share of America Online common stock to be issued in the merger will have one right attached.

   Initially, the rights under America Online's rights agreement are attached to outstanding certificates representing America Online common stock, and no separate certificates representing the rights will be distributed. The rights will separate from America Online common stock and be represented by separate certificates approximately 10 days after someone acquires or commences a tender offer for 15% of the outstanding America Online common stock.

   After the rights separate from America Online's common stock, certificates representing the rights will be mailed to record holders of the common stock. Once distributed, the rights certificates alone will represent the rights.

   All shares of America Online common stock issued prior to the date the rights separate from the common stock will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the common stock. The America Online rights will expire on May 12, 2008, unless earlier redeemed or exchanged by America Online.

   If an acquiror obtains or has the right to obtain 15% or more of America Online common stock, then each right will entitle the holder to purchase a number of shares of America Online common stock with a then current market value of $1,800 for $900, subject to adjustment.

   If, after an acquiror obtains 15% or more of America Online common stock and

  . America Online merges into another entity,

  . an acquiring entity merges into America Online, or

  . America Online sells more than 50% of its assets or earning power,

then each right will entitle the holder thereof to purchase a number of shares of common stock of the acquiror having a then current market value of twice the purchase price.

   Under America Online's rights agreement, any rights that are or were owned by an acquiror of more than 15% of America Online's outstanding common stock will be null and void.

   America Online's rights agreement contains exchange provisions which provide that if an acquiror obtains anywhere from 15% to 49.9% of America Online's outstanding common stock, America Online's board of directors may, at its option, exchange all or part of the then outstanding and exercisable rights for common shares. In such an event, the exchange ratio is one common share per right, adjusted to reflect any stock split, stock dividend or similar transaction.

   America Online's board of directors may, at its option, redeem all of the outstanding rights under its rights agreement prior to the earlier of (1) the time that an acquiror obtains 15% or more of its respective outstanding common stock or (2) the final expiration date of the rights agreement. The redemption price under America Online's rights agreement is $.00l per right, subject to adjustment. The right to exercise the rights will terminate upon the action of America Online's board ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.

   Holders of rights will have no rights as stockholders of America Online, including the right to vote or receive dividends, simply by virtue of holding the rights.

   America Online's rights agreement provides that the provisions of the rights agreement may be amended by the board of directors prior to the date any person acquires at least 15% of America Online's common stock without the approval of the holders of the rights. However, after the date any person acquires at least 15% of America Online's common stock, the rights agreement may not be amended in any manner which would adversely effect the interests of the holders of the rights, excluding the interests of any acquiror.

   America Online's rights agreement contains rights that have anti-takeover effects because the rights may cause substantial dilution to a person or group that attempts to acquire America Online without conditioning the offer on a substantial number of rights being acquired. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of America Online's board to negotiate with an acquiror on behalf of all the stockholders. In addition, the rights should not interfere with a proxy contest.

   MovieFone has not entered into a stockholder's rights agreement.

                   Share Ownership by Principal Stockholders,
                     Management and Directors of MovieFone

   The following table sets forth information concerning the beneficial ownership of common stock of MovieFone as of April 20, 1999 for the following:

  . each person or entity who is known by MovieFone to own beneficially more than 5% of the outstanding shares of MovieFone common stock;

  . each of MovieFone's current directors;

  . the chief executive officer and the four other most highly compensated officers of MovieFone; and

  . all directors and executive officers of MovieFone as a group.

   The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of February 23, 1999 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

   The calculation of percentages in the "Percentage of Outstanding Shares" column in the table below is based upon the number of shares of MovieFone Class A common stock issued and outstanding on February 23, 1999, plus shares of MovieFone Class A common stock subject to options held by the respective persons on February 23, 1999 and exercisable within 60 days thereafter.

   Those stockholders of MovieFone identified in the table below with an asterisk have entered into a stockholders agreement with America Online agreeing to vote their shares of MovieFone common stock in favor of the proposed merger.

   In addition to the ownership of MovieFone common stock by the Jarecki entities set forth in the following table, other Jarecki entities own an aggregate of 360,817 shares of Class A common stock, representing approximately
6.8 percent of the outstanding Class A common stock.

   Unless otherwise indicated below, the address for each person or entity listed below is 335 Madison Avenue, 27th Floor, New York, New York 10017.

                           Number of Shares                       Percentage of
                          Beneficially Owned                  Outstanding Shares(1)
                          ---------------------------         -------------------------
                           Class A           Class B           Class A       Class B
                          ---------         ---------         ----------    -----------
Dr. Henry G. Jarecki*...     75,000(a)**    7,080,053(b)(f)**        1.4 %         100.0%
 (Chairman of the Board)
Eugene Eliasoph.........  1,497,770(a)(c)** 6,914,010(b)**           28.1           97.6
 400 Prospect Street New
  Haven, Connecticut
  06511
Andrew R. Jarecki*......  1,454,649(c)**          --                 27.1            --
 (Chief Executive
  Officer)
Adam H. Slutsky*........    284,452(d)            --                  5.2            --
 (COO and CFO)
J. Russell Leatherman*..    239,534               --                  4.4            --
 (President)
 1875 Century Park East,
 Suite 2230
 Los Angeles, California
 90067
Thomas A. Jarecki*......    195,696               --                  3.6            --
 (Senior VP, Operations)
John Ventura............     22,675               --                  0.4            --
 (Sr. VP, Theater
  Management Systems)
Nada Stirrat ...........      5,000               --                  0.1            --
 (Sr. VP, Sales)
Matthew Blumberg........     28,850               --                  0.5            --
 (VP, Marketing and
  Product Management)
Robert Gukeisen*........    389,789               --                  7.3            --
 (VP, Data Services)
Marc S. Hollander.......     25,023               --                  0.5            --
 (VP, Computer Systems)
Francesca Hauser........        --                --                  --             --
 (Sr. VP, Finance and
  Administration)
Brendan Gow ............        --                --                  --             --
 (VP, Exhibitor
  Relations)
Philip Talamas..........     16,580               --                  0.3            --
 (VP, Operations)
Mark N. Kaplan..........     19,000               --                  0.4            --
 (Director)
 c/o Skadden, Arps,
 Slate, Meagher & Flom
 LLP
 919 Third Avenue New
 York, New York 10022
George H. McLaughlin....     17,260(e)            --                  0.3            --
 (Director)
 263 Mercer Street
 Princeton, New Jersey
 08540
Strauss Zelnick.........     29,500               --                  0.6            --
 (Director) BMG
 Entertainment 1540
 Broadway, 39th Floor
 New York, New York
 10036
All directors and
 executive officers as a
 group..................  2,803,008         7,080,053(b)(f)**        48.4          100.0
FMR Corp. ..............    324,300(g)            --                  6.1            --
 82 Devonshire St.
 Boston, Massachusetts
  02109
Royce & Associates,
 Inc. ..................    542,400(h)            --                 10.2            --
 1414 Avenue of the
  Americas
 New York, New York
  10019
PAR Capital Management,
 Inc. ..................    220,000(i)            --                  4.1            --
 One Financial Center,
  Suite 1600
 Boston, Massachusetts
  02111
America Online, Inc. ...  8,847,494(j)(k)   7,080,053(k)             76.8          100.0
 22000 AOL Way
 Dulles, Virginia 20166

--------
** Includes shares set forth elsewhere in this table.
(a) Includes 75,000 shares held by The Timber Falls Trust. Dr. Jarecki and Mr. Eliasoph, as co-trustees of this trust (the beneficiaries of which are various members of Dr. Jarecki's family and their lineal descendants), share investment and voting control with respect to these shares.
(b) Includes an aggregate of 6,914,010 shares held by: The Timber Acres Trust (956,840 shares); The Timber Top Trust (1,156,620 shares); The Timber Edge Trust (1,226,410 shares); The Timber Falls Trust (3,434,280 shares); and The Timber Nation Trust (139,860 shares). Dr. Jarecki and Mr. Eliasoph, as co-trustees of each of these trusts (the beneficiaries of which are various members of Dr. Jarecki's family and their lineal descendants), share investment and voting control with respect to these shares.
(c) Includes 1,422,770 shares held by The Timber Acres Trust II. Mr. Jarecki and Mr. Eliasoph, as co-trustees of this trust (the beneficiaries of which are Mr. Jarecki and his lineal descendants), share investment and voting control with respect to these shares.
(d) Includes 3,000 shares held in trust for Mr. Slutsky's children.
(e) Excludes 36,000 shares held in trust for Mr. McLaughin's grandchildren.
(f) Includes 166,043 shares held by the JEF Limited Partnership, of which The Rapmil Corporation, of which Dr. Jarecki has 100% ownership, is the general partner.
(g) Pursuant to FMR Corp.'s Amendment No. 1 to Schedule 13D, filed February 19, 1999.
(h) Pursuant to Royce & Associates, Inc.'s Schedule 13G, filed February 9,
    1998.
(i) Pursuant to PAR Capital Management, Inc.'s Amendment No. 1 to Schedule 13G, filed April 22, 1998.
(j) Pursuant to the option agreement, America Online has a contingent right to acquire up to 6,186,762 shares of Class A common stock which may or may not be exercisable within sixty days.
(k) Pursuant to the stockholders agreement, America Online has shared voting power with respect to 2,660,732 shares of MovieFone Class A common stock and has shared voting power with respect to 7,080,053 shares of MovieFone Class B common stock.

                                 Legal Opinion

   The validity of the shares of America Online common stock offered by this proxy statement-prospectus will be passed upon for America Online by Orrick, Herrington & Sutcliffe LLP.

                                    Experts

   Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of America Online, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1998, and supplemented in its Current Reports on Form 8-K filed on February 17, 1999 and April 21, 1999, as set forth in their reports, which are incorporated in this proxy statement-prospectus and elsewhere in the registration statement. These consolidated financial statements are incorporated by reference in reliance on Ernst & Young's reports, given on their authority as experts in accounting and auditing.

   The financial statements incorporated by reference from MovieFone's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is also incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

               Stockholder Proposals for the 1999 Annual Meeting
            of MovieFone Stockholders if the Merger is Not Completed

   If the merger is not completed, MovieFone will set a date for its 1999 annual meeting of stockholders. MovieFone welcomes stockholder proposals on matters appropriate for stockholder action at an annual meeting in accordance with regulations adopted by the SEC and the provisions of MovieFone's bylaws. However, for proposals by stockholders to have been included in the Proxy statement for the 1999 annual meeting of MovieFone stockholders, MovieFone would have had to receive such proposals on or before December 31, 1998. Proposals for any future annual meeting of MovieFone stockholders should be directed to MovieFone, Attention: Secretary, MovieFone, Inc., 335 Madison Avenue, 27th Floor, New York, NY 10017.

                      Where You Can Find More Information

   This proxy statement-prospectus incorporates documents by reference which are not presented in or delivered with this proxy statement-prospectus.

   All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement-prospectus and before the date of the special meeting are incorporated by reference into and are deemed to be a part of this proxy statement-prospectus from the date of filing of those documents.

   You should rely only on the information contained in this document or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

   The following documents, which were filed by MovieFone with the Securities and Exchange Commission, are incorporated by reference into this proxy statement-prospectus:

  . MovieFone's Report on Form 10-K for the fiscal year ended December 31,
    1998 (SEC file number 000-23600 and filing date March 31, 1999)

  . MovieFone's Current Report on Form 8-K dated February 1, 1999 (SEC file number 000-23600 and filing date February 9, 1999)

   The following documents, which have been filed by America Online with the Securities and Exchange Commission, are incorporated by reference into this proxy statement-prospectus:

  . America Online's Annual Report on Form 10-K for the fiscal year ended
    June 30, 1998 (SEC file number 001-12143 and filing date September 28,
    1998)

  . America Online's Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 1998 (SEC file number 001-12143 and filing date November 6, 1998)

  . America Online's Quarterly Report on Form 10-Q, for the quarterly period ended December 31, 1998 (SEC file number 001-12143 and filing date February 10, 1999)

  . America Online's Proxy Statement on Schedule 14A (SEC file number 001-
    12143 and filing date September 28, 1998)

  . America Online's Current Report on Form 8-K dated August 4, 1998 (SEC file number 001-12143 and filing date of August 5, 1998)

  . America Online's Current Report on Form 8-K dated September 28, 1998 (SEC file number 001-12143 and filing date of September 29, 1998)

  . America Online's Current Report on Form 8-K dated November 23, 1998 (SEC file number 001-12143 and filing date of November 24, 1998)

  . America Online's Current Report on Form 8-K dated February 1, 1999 (SEC file number 001-12143 and filing date of February 11, 1999)

  . America Online's Current Report on Form 8-K dated November 9, 1998 (SEC file number 001-12143 and filing date of February 17, 1999)

  . America Online's Current Report on Form 8-K dated March 17, 1999 (SEC file number 001-12143 and filing date of March 26, 1999)

  . America Online's Current Report on Form 8-K/A dated March 17, 1999 (SEC
    File number 001-12143 and filing date of April 21, 1999)

  . America Online's Current Report on Form 8-K dated April 21, 1999 (SEC
    File number 001-12143 and filing date of April 21, 1999)

  . The description of America Online common stock set forth in America
    Online's Registration Statement on Form S-3 (Registration number 333-57153 and effective date of June 26, 1998) filed pursuant to Section 12 of the Exchange Act including any amendment or reports filed for the purpose of updating such description

   Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement-prospectus will be deemed to be modified or superseded for purposes of this proxy statement-prospectus to the extent that a statement contained in this proxy statement-prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement-prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement-prospectus.

   The documents incorporated by reference into this proxy statement-prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this proxy statement-prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this proxy statement-prospectus are not themselves specifically incorporated by reference in this proxy statement-prospectus, then such exhibits will not be provided. Any request for documents should be made by May 14, 1999 to ensure timely delivery of the documents.


   Requests for documents relating to MovieFone should be directed to:

     MovieFone, Inc.
     335 Madison Avenue
     27th Floor
     New York, New York 10017
     1-(212)-450-8020

   Requests for documents relating to America Online should be directed to:

     America Online, Inc.
     22000 AOL Way
     Dulles, Virginia 20166-9323
     (703) 265-2741
     IR@aol.com

   We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

   Judiciary Plaza           Citicorp Center           Seven World Trade
   Room 1024                 500 West Madison StreetCenter
   450 Fifth Street, N.W.    Suite 1400                13th Floor
   Washington, D.C. 20549    Chicago, Illinois 60661   New York, New York
                                                    10048

 Reports, proxy statements and other      Reports, proxy statements and other
 information concerning MovieFone may     information regarding America Online
 be inspected at:                         may be inspected at:


   The National Association of            The New York Stock Exchange
   Securities Dealers                     20 Broad Street
   1735 K Street, N.W.                    New York, New York 10005
   Washington, D.C. 20006

   Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at l-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the SEC website is http://www.sec.gov.

   America Online has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to America Online's common stock to be issued to MovieFone stockholders in the merger. This proxy statement-prospectus constitutes the prospectus of America Online filed as part of the registration statement. This proxy statement-prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

   If you have any questions about the merger, please call the secretary of MovieFone at 1-212-450-8020. You may also call America Online Investor Relations at 1-703-265-2741.

   This proxy statement-prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement-prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement-prospectus nor any distribution of securities pursuant to this proxy statement-prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement-prospectus by reference or in our affairs since the date of this proxy statement-prospectus. The information contained in this proxy statement-prospectus with respect to MovieFone and its subsidiary was provided by MovieFone and the information contained in this proxy statement-prospectus with respect to America Online was provided by America Online.

                Statements Regarding Forward-Looking Information

   This proxy statement-prospectus and the documents incorporated by reference into this proxy statement-prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial conditions, results of operations and business, and on the expected impact of the merger on America Online's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

   In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on page 13 of this proxy statement-prospectus.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             AMERICA ONLINE, INC.,

                           MF ACQUISITION CORPORATION

                                      AND

                                MOVIEFONE, INC.

                          Dated as of February 1, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
 ARTICLE I  THE MERGER....................................................    1
    1.1     The Merger....................................................    1
    1.2     Effective Time................................................    1
    1.3     Effect of the Merger..........................................    2
    1.4     Certificate of Incorporation; By-Laws.........................    2
    1.5     Directors and Officers........................................    2
    1.6     Conversion of Company Common Stock; Etc.......................    2
    1.7     Cancellation of Treasury Stock and Parent-Owned Stock.........    3
    1.8     Stock Options.................................................    3
    1.9     Capital Stock of Merger Sub...................................    3
    1.10    Adjustments to Exchange Ratio.................................    3
    1.11    Fractional Shares.............................................    3
    1.12    Surrender of Certificates.....................................    3
            (a)Exchange Agent.............................................    3
            (b)Parent to Provide Common Stock.............................    4
            (c)Exchange Procedures........................................    4
            (d)Distributions With Respect to Unexchanged Shares...........    4
            (e)Transfers of Ownership.....................................    4
            (f)No Liability...............................................    5
            (g)Withholding of Tax.........................................    5
    1.13    Further Ownership Rights in Company Common Stock..............    5
    1.14    Closing.......................................................    5
    1.15    Lost, Stolen or Destroyed Certificates........................    5
    1.16    Tax Consequences..............................................    5
 ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................    6
    2.1     Organization and Qualification; Subsidiaries..................    6
    2.2     Certificate of Incorporation and By-Laws......................    6
    2.3     Capitalization................................................    6
    2.4     Authority Relative to this Agreement..........................    8
    2.5     No Conflict; Required Filings and Consents....................    8
    2.6     Material Agreements; Compliance; Permits......................    9
    2.7     SEC Filings; Financial Statements.............................   10
    2.8     Absence of Certain Changes or Events..........................   10
    2.9     No Undisclosed Liabilities....................................   10
    2.10    Absence of Litigation.........................................   11
    2.11    Employee Benefit Plans........................................   11
    2.12    Labor Matters.................................................   12
    2.13    Registration Statement; Proxy Statement/Prospectus............   13
    2.14    Restrictions on Business Activities...........................   13
    2.15    Title to Property.............................................   13
    2.16    Taxes.........................................................   14
    2.17    Environmental Matters.........................................   15
    2.18    Brokers.......................................................   15
    2.19    Intellectual Property.........................................   15
    2.20    Insurance.....................................................   17
    2.21    No Restrictions on the Merger.................................   17
    2.22    Pooling; Tax Matters..........................................   18
    2.23    Affiliates....................................................   18
    2.24    Certain Business Practices....................................   18

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page
    2.25     Interested Party Transactions...............................   18
    2.26     Interest Rate and Foreign Exchange Contracts................   18
    2.27     Opinion of Financial Advisor................................   18
 ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....   19
    3.1      Organization and Qualification, Subsidiaries................   19
    3.2      Capitalization..............................................   19
    3.3      Authorization of Agreement..................................   19
    3.4      Approvals...................................................   19
    3.5      No Violation................................................   20
    3.6      Reports.....................................................   20
    3.7      Absence of Certain Changes or Events........................   20
    3.8      Registration Statement; Proxy Statement/Prospectus..........   20
    3.9      Pooling; Tax Matters........................................   21
 ARTICLE IV  CONDUCT OF BUSINESS PENDING THE MERGER......................   21
    4.1      Conduct of Business by the Company Pending the Merger.......   21
    4.2      Solicitation of Other Proposals.............................   23
    4.3      Insurance...................................................   24
    4.4      Y2K Compliance..............................................   24
 ARTICLE V   ADDITIONAL AGREEMENTS.......................................   25
    5.1      Proxy Statement/Prospectus; Registration Statement..........   25
    5.2      Meeting of Company Stockholders.............................   25
    5.3      Access to Information; Confidentiality......................   26
    5.4      Reasonable Efforts..........................................   26
    5.5      Stock Options...............................................   27
    5.6      Employee Benefits...........................................   28
             (a)Participation in Employee Benefits of Parent.............   28
             (b)Benefit Plans............................................   28
             (c)Service Credit...........................................   28
             (d)Compensation Contracts...................................   28
             (e)Falconwood Plan..........................................   28
             (f)Certain Notices..........................................   28
    5.7      Pooling; Tax-Free Reorganization............................   29
    5.8      Notification of Certain Matters.............................   29
    5.9      Listing on the New York Stock Exchange......................   30
    5.10     Public Announcements........................................   30
    5.11     Takeover Laws...............................................   30
    5.12     Accountant's Letters........................................   30
    5.13     Stop Transfer...............................................   30
    5.14     Indemnification of Directors and Officers...................   30
    5.15     Plan Funding Status.........................................   31
    5.16     Software Documentation......................................   31
    5.17     Subsidiary Investments......................................   31
    5.18     Legends, Instructions to Transfer Agent.....................   31
    5.19     Maintenance of Designation..................................   31
    5.20     Amendment of Registration Rights Agreement..................   31
    5.21     Company Release.............................................   31

                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page
     5.22     Waiver of Bonus...........................................   31
     5.23     All Reasonable Efforts and Further Assurances.............   31
 ARTICLE VI   CONDITIONS OF MERGER......................................   31
                    Conditions to Obligation of Each Party to Effect the
     6.1      Merger....................................................   31
              (a)Effectiveness of the Registration Statement............   32
              (b)Stockholder Approval...................................   32
              (c)New York Stock Exchange Listing........................   32
              (d)No Injunctions or Restraints; Illegality...............   32
              (e)Regulatory Approvals...................................   32
               Additional Conditions to Obligations of Parent and Merger
     6.2      Sub.......................................................   32
              (a)Representations and Warranties.........................   32
              (b)Agreements and Covenants...............................   32
              (c)Consents Obtained......................................   32
              (d)Pooling of Interests...................................   32
              (e)Related Agreements.....................................   32
              (f)Falconwood Termination Agreement.......................   33
              (g)Tax Opinion............................................   33
              (h)Jarecki/Falconwood Release.............................   33
     6.3      Additional Conditions to Obligations of the Company.......   33
              (a)Representations and Warranties.........................   33
              (b)Agreements and Covenants...............................   33
              (c)Consents Obtained......................................   33
              (d)Tax Opinion............................................   33
 ARTICLE VII  RELATED AGREEMENTS........................................   34
     7.1      Related Agreements........................................   34
              (a)Affiliate Agreements...................................   34
              (b)Employee Offer Letters.................................   34
              (c)Release Agreements.....................................   34
              (d)Assignment Agreements..................................   34
              (e)Stockholders Agreement.................................   34
              (f)Option Agreement.......................................   34
              (g)Falconwood Agreement...................................   34
              (h)Non-Competition Agreements.............................   34
 ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.........................   34
     8.1      Termination...............................................   34
     8.2      Effect of Termination.....................................   36
     8.3      Fees and Expenses.........................................   36
     8.4      Amendment.................................................   37
     8.5      Waiver....................................................   37
 ARTICLE IX   GENERAL PROVISIONS........................................   37
     9.1      Survival of Representations and Warranties................   37
     9.2      Notices...................................................   37
     9.3      Disclosure Schedules......................................   38
     9.4      Certain Definitions.......................................   38
     9.5      Interpretation............................................   40
     9.6      Severability..............................................   40

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
 9.7  Entire Agreement....................................................   40
 9.8  Assignment..........................................................   41
 9.9  Parties in Interest.................................................   41
 9.10 Failure or Indulgence Not Waiver; Remedies Cumulative...............   41
 9.11 Governing Law.......................................................   41
 9.12 Counterparts........................................................   41

                               GLOSSARY OF TERMS

Acquisition Proposal......................................................4.2(a)
Affiliate Agreement.......................................................7.1(a)
Affiliates.................................................................10.4a
Agreement................................................................Caption
Assignment Agreement........................................................7.1d
Average Parent Trading Price................................................1.6d
Award......................................................................2.10b
Balance Sheet..............................................................10.4b
beneficial owner...........................................................10.4c
Blue Sky Laws...............................................................2.5b
Business Day................................................................1.14
Certificate of Merger........................................................1.2
Certificates...............................................................1.12c
Class A Company Common Stock................................................1.6a
Class B Company Common Stock................................................1.6a
Closing.....................................................................1.14
Closing Date................................................................1.14
COBRA.......................................................................5.6c
Code..........................................................................50
Company..................................................................Caption
Company Approvals...........................................................2.1a
Company Common Stock........................................................1.6a
Company Disclosure Schedule.............................................Preamble
Company Option..............................................................5.5a
Company Preferred Stock...................................................2.3(a)
Company SEC Reports.........................................................2.7a
Company Stipulated Expenses.........................................8.3(d). 9.3c
Company Stockholders' Meeting...............................................2.13
Compensation Contracts....................................................5.6(d)
Confidentiality Agreement...................................................5.3b
control....................................................................10.4c
Court......................................................................10.4d
Delaware Law............................................................Preamble
Effective Time...............................................................1.2
Employee Plans.............................................................2.11a
Employment Agreements.......................................................7.1b
ERISA......................................................................2.11a
ERISA Affiliate..........................................................2.11(a)
Exchange Act................................................................2.5b
Exchange Agent.............................................................1.12a
Exchange Ratio..............................................................1.6a
Falconwood Agreement......................................................7.1(h)
Falconwood Plan...........................................................5.6(d)
Falconwood Termination Agreement..........................................5.6(e)
GAAP........................................................................2.7b
Governmental Authority.....................................................10.4e
HSR Act.....................................................................2.5b
Intellectual Property......................................................10.4f
IRS........................................................................2.11b
Jarecki/Falconwood Release................................................6.2(h)

                               GLOSSARY OF TERMS
                                  (continued)

Knowledge..........................................................9.4(i). 10.4g
Lien..................................................................51. 9.4(k)
Litigation.................................................................10.4i
Material Adverse Effect....................................................10.4j
Material Agreements.........................................................2.6a
Material Subsidiary.........................................................4.2c
Merger..................................................................Preamble
Merger Shares..............................................................10.4k
Merger Sub...............................................................Caption
Non-Competition Agreement.................................................7.1(i)
OHS.........................................................................1.14
Option Agreement........................................................Preamble
Order......................................................................10.41
Other Matters............................................................2.19(i)
Parent...................................................................Caption
Parent Approvals.............................................................3.1
Parent Benefit Plan.......................................................5.6(b)
Parent Benefit Plans......................................................5.6(b)
Parent Common Stock.........................................................1.6a
Parent Rights...............................................................1.6b
Parent Rights Agreement.....................................................1.6b
Parent SEC Reports..........................................................3.6a
Parent Series A-1 Preferred Stock...........................................1.6b
Person.....................................................................10.4m
Plan........................................................................1.8a
Pooling.....................................................................2.22
Proxy Statement.............................................................2.13
Registerable Securities...................................................2.3(e)
Registration Rights Agreement.............................................2.3(e)
Registration Statement......................................................5.1b
Related Agreements...........................................................7.1
Release Agreements..........................................................7.1c
Representation Letters....................................................5.7(c)
Rollover Notice.............................................................5.6c
SEC.........................................................................2.7a
Securities Act..............................................................2.5b
Software...................................................................2.19e
Stockholders Agreement..................................................Preamble
Subsidiaries...............................................................10.4n
Subsidiary.................................................................10.4n
Superior Proposal.........................................................4.2(c)
Surviving Corporation........................................................1.1
Tax.........................................................................2.16
Tax Returns.................................................................2.16
Taxes.......................................................................2.16
Termination Fee........................................................9.3b(iii)
Trade Secrets.............................................................9.4(h)
Trademarks................................................................9.4(h)
WARN Act..............................................................5.6c. 2.12
Y2K compliance...............................................................4.4

                                                                         ANNEX A

   AGREEMENT AND PLAN OF MERGER, dated as of February 1, 1999 (the "Agreement") among AMERICA ONLINE, INC., a Delaware corporation ("Parent"), MF ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and MOVIEFONE, INC., a Delaware corporation (the "Company").

   WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

   WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Merger Sub and the Company have each approved the Merger (the "Merger") of Merger Sub with and into the Company, in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and upon the terms and subject to the conditions set forth herein, which Merger will result in, among other things, the Company becoming a wholly owned subsidiary of Parent;

   WHEREAS, as a condition to the willingness of, and an inducement to, Parent and Merger Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement certain stockholders of the Company are entering into an agreement dated as of the date hereof (the "Stockholders Agreement") in the form of Exhibit A attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement;

   WHEREAS, as a condition to the willingness of, and an inducement to, Parent and Merger Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement the Company is entering into a Stock Option Agreement dated as of the date hereof (the "Option Agreement") in the form of Exhibit B attached hereto, granting Parent an irrevocable option to purchase 6,186,762 shares of the Class A Company Common Stock, on the terms and subject to the conditions set forth therein;

   WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code; and

   WHEREAS, for accounting purposes, it is intended that the Merger qualify for "pooling-of-interests" treatment.

   NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

   1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

   1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger substantially in the form of Exhibit C (the "Certificate of Merger") with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of Delaware Law (the date and time of such filing, or such later date and time as may be specified in the Certificate of Merger by mutual agreement of Parent, Merger Sub and the Company, being the "Effective Time").

   1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   1.4 Certificate of Incorporation; By-Laws. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; except that Article First of the Certificate of Incorporation of Merger Sub shall be amended to read as follows: "The name of the Corporation is MovieFone, Inc." The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

   1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws. Prior to the Effective Time, the Company shall deliver to Parent evidence satisfactory to Parent of the resignations of all directors of the Company to be effective as of such Effective Time.

   1.6 Conversion of Company Common Stock; Etc. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

     (a) Subject to the provisions of this Article I, each share of Class A common stock, par value $.01 per share, of the Company ("Class A Company Common Stock") and each share of Class B common stock, par value $.01 per share, of the Company ("Class B Company Common Stock", and together with the Class A Company Common Stock, the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 1.7) will be converted into the right to receive that fraction (expressed as a decimal) of a share of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") (and related fraction of a Parent Right in accordance with
  Section 1.6(b) hereof), that is equal to the "Exchange Ratio," which shall be determined in the manner provided below. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Shares and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.12, without interest.

     (b) Each share of Parent Common Stock to be issued upon conversion of shares of Company Common Stock in accordance with Section 1.6(a) shall include the corresponding percentage of a right (the "Parent Rights") to purchase shares of Series A-1 Junior Participating Preferred Stock, $.01 par value (the "Parent Series A-1 Preferred Stock"), of Parent pursuant to the Rights Agreement dated as of May 12, 1998, as amended (the "Parent Rights Agreement"), between Parent and Bank Boston, N.A., as Rights Agent. Prior to the Distribution Date (as defined in the Parent Rights Agreement), all references in this Agreement to the Merger Shares shall be deemed to include the Parent Rights.

     (c) For purposes of this Agreement, the "Exchange Ratio" shall be calculated as follows:

       (i) if the Average Parent Trading Price (as defined below) is at least equal to $129.49 but not greater than $175.19, then the Exchange Ratio shall equal the quotient of (A) $29.25 divided by (B) the Average Parent Trading Price, calculated to the nearest ten thousandth (i.e., four decimal places (.xxxx)); or

       (ii) if the Average Parent Trading Price is less than $129.49 or greater than $175.19, then the Exchange Ratio shall equal the quotient of (A) $29.25 divided by (B) (x) $129.49 if the Average Parent Trading Price is less than $129.49 or (y) $175.19, if the Average Parent Trading Price is greater than $175.19, calculated to the nearest ten thousandth (i.e., four decimal places (.xxxx)).

     (d) As used in this Agreement, the term "Average Parent Trading Price" shall mean the average closing price per share of Parent Common Stock on the New York Stock Exchange (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) for the twenty (20) consecutive trading days ending two (2) trading days preceding the Effective Time.

   1.7 Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

   1.8 Stock Options.

     (a) At the Effective Time, all options to purchase Company Common Stock then outstanding under the MovieFone, Inc. 1994 Stock Option Plan (the "Plan"), by virtue of the Merger and without any action on the part of the holder thereof, shall be assumed by Parent in accordance with Section 5.5.
  (b) The Company shall promptly take all actions necessary to ensure that following the Effective Time no holder of any options or rights pursuant to, nor any participant in, the Plan or any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company or any Subsidiary of the Company will have any right thereunder to acquire equity securities of the Company, any such Subsidiary or the Surviving Corporation.

   1.9 Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

   1.10 Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

   1.11 Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Average Trading Price.

   1.12 Surrender of Certificates.

     (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company (which shall be reasonably acceptable to the Company) to act as exchange agent (the "Exchange Agent") in the Merger.

     (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article I, through such reasonable procedures as Parent and the Exchange Agent may adopt, certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, together with cash in an amount sufficient to pay any dividends or distributions with respect thereto with a record date after the Effective Time, and any cash payable in lieu of any fractional Parent Common Stock.

     (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing the number of whole shares of Parent Common Stock, (ii) payment in cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.11 and
  (iii) the amount of any dividends or other distributions which such holder has the right to receive pursuant to Section 1.12(d), and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.11. Any portion of the shares of Parent Common Stock or cash deposited with the Exchange Agent pursuant to Section 1.12(b) which remains undistributed to the holders of the Certificates representing shares of Company Common Stock for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Article I shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which such holders may be entitled.

     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

     (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (f) No Liability. Notwithstanding anything to the contrary in this
  Section 1.12(f), none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) Withholding of Tax. Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as Parent (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts will be treated from all purposes of this Agreement as having been paid to the former holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent or the Exchange Agent.

   1.13 Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Article I (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

   1.14 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VIII, and subject to the provisions of Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York time) on a date (the "Closing Date") to be mutually agreed upon by the parties hereto, which date shall be not later than the third Business Day after all the conditions set forth in Article VI shall have been satisfied (or waived in accordance with Section 8.5, to the extent the same may be waived), unless another time and/or date is agreed to in writing by the parties. The Closing shall take place at the offices of Orrick, Herrington & Sutcliffe LLP ("OHS"), 666 Fifth Avenue, New York, New York 10103, unless another place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York or in the State of Delaware.

   1.15 Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.11; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

   1.16 Tax Consequences. For federal income tax purposes, the parties intend that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code. The parties shall not take a position on any Tax Return inconsistent with this Section 1.16.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to Parent and Merger Sub, except as disclosed in the disclosure schedule dated the date hereof, certified by the Chief Executive Officer of the Company and delivered by the Company to Parent and Merger Sub simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate) (the "Company Disclosure Schedule") as follows:

   2.1 Organization and Qualification; Subsidiaries.

     (a) Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all the requisite corporate power and authority, and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Company Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Company Approvals would not, either individually or in the aggregate, have a Material Adverse Effect. Each of the Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect.

     (b) A true and complete list of all of the Company's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, is set forth in Section 2.1(b) of the Company Disclosure Schedule. Except as set forth in Section 2.1(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person.

   2.2 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of the Certificate of Incorporation and By-laws, or equivalent organizational documents, as amended or restated to the date hereof, of the Company and each of its Subsidiaries. Such Certificate of Incorporation, By-laws and equivalent organizational documents of the Company and each of its Subsidiaries are in full force and effect.

   2.3 Capitalization.

     (a) The authorized capital stock of the Company consists of 20,000,000 shares of Class A Company Common Stock, 10,000,000 shares of Class B Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). As of the date hereof, (i) 5,333,185 shares of Class A Company Common Stock and (ii) 7,080,053 shares of Class B Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of any Person, and (iii) no shares of Company Preferred Stock were issued or outstanding; (iv) 421,900 shares of Company Common Stock were held in the treasury of the Company;
  (v) no shares of Company Common Stock were held by Subsidiaries of the Company; (vi) 1,400,000 shares of Class A Company Common Stock were duly reserved for future issuance pursuant to employee stock options granted pursuant to the Plan; and (vii) 7,080,053 shares of Class A Company Common Stock were duly reserved for future issuance upon conversion of shares of Class B Company Common Stock pursuant to the Certificate of Incorporation of the Company. Except as set forth in the immediately preceding sentence, the Company has no shares of capital stock issued and outstanding or reserved for issuance. The rights and privileges of the Class B Company Common Stock are set forth in the Certificate of Incorporation of the Company, except such rights and privileges, if any, as may be conferred under Delaware Law. As of the date hereof, the Class A Company Common Stock is a designated security of the Nasdaq National Market, and the Company and the Class A Company Common Stock satisfy the criteria required to be satisfied in order to maintain the Class A Company Common Stock as such a designated security and the Company has no Knowledge of any basis for the termination of such designation or the taking of any action by another Person for the purpose of terminating such designation.

     (b) Except as described in Section 2.3(a) of the Company Disclosure Schedule, there are no options, warrants or other rights, calls, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries or which any thereof is bound to issue or sell any shares of capital stock of or other equity interests in, or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock or other equity interest, or other arrangement to acquire, at any time or under any circumstance, capital stock of or other equity interest in the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant any lien on any shares of capital stock of, or other equity interests in, the Company or any its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Except as described in Section 2.3(a) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's direct and indirect Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of any Person or entity and all such shares are owned by the Company free and clear of all security interests, liens, claims, pledges, restrictions, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever. Except as disclosed in Section 2.3 of the Company Disclosure Schedule, no holder of Company securities has any contractual right to include any such securities in any registration statement proposed to be filed by Parent under the Securities Act. Each of the Stockholders (as defined in the Stockholders Agreement) is the record owner of the number of shares of Company Common Stock set forth opposite its name on Schedule A of the Stockholders Agreement. The Company has no Knowledge that any of such Stockholders has appointed or granted any proxy with respect to any of the shares of Company Common Stock owned by it, which appointment or grant remains effective.

     (c) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries.

     (d) As promptly as practicable after the execution and delivery of this Agreement and the Related Agreements, the Company shall deliver instructions to the transfer agent for the Company Common Stock for the purposes of effectuating the restrictions on transfer contemplated by the Related Agreements and ensuring that the legends contemplated thereunder are placed on certificates for Company Common Stock contemplated by the Related Agreements.

     (e) Reference is made to the Registration Rights Agreement dated as of May 20, 1994 (the "Registration Rights Agreement"), among the Company and the parties thereto. No shares of capital stock or other securities that would constitute "Registerable Securities" (as defined in the Registration Rights

  Agreement) have been issued by the Company in a private placement or other transaction exempt from the registration requirements of the Securities Act to any of the other parties to the Registration Rights Agreement (other than the Company) since the date of the Registration Rights Agreement.

     (f) The Company's Form S-8 on file with the SEC with respect to the Plan and all Company Options thereunder is currently and through the Effective Time will remain, effective.

   2.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Option Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Option Agreement, the performance of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby, have been duly and validly authorized by all corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority (by voting power) of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's Certificate of Incorporation and By-laws). This Agreement and the Option Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company.

   2.5 No Conflict; Required Filings and Consents.

     (a) The execution and delivery by the Company of this Agreement and the Option Agreement do not, and the performance of this Agreement and the Option Agreement will not, conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Company or any of its Subsidiaries or subject to Section 2.5(b), conflict with or violate any Law in each case applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any loss of any material right or benefit under, or increase any obligation of the Company under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, except (i) as contemplated by Section 2.6 hereof or (ii) for any such conflicts, breaches, violations, defaults or other occurrences that would not (A) in the aggregate, have a Material Adverse Effect or (B) prevent or materially impair or delay the consummation of the Merger. The Board of Directors of the Company has directed that this Agreement be submitted to the stockholders of the Company for their approval and adoption. The affirmative approval and adoption, by vote or written consent, of the holders of Company Common Stock representing a majority of the votes that may be cast by the holders of all outstanding Company Common Stock (voting as a single class) is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Merger. Prior to the execution and delivery of this Agreement, the Board of Directors of the Company has taken all requisite action to cause this Agreement and the transactions contemplated hereby to be exempt from the provisions of Section 203 of Delaware Law.

     (b) The execution and delivery by the Company of this Agreement and the Option Agreement does not, and the performance by the Company of this Agreement and the Option Agreement by the Company shall not, require the Company or any of its Subsidiaries to (i) except as set forth in Section
  2.5 of the Company Disclosure Schedule, obtain any consent or waiver of any Person or the consent, approval, authorization, license, waiver, qualification, order or permit of any Court or Governmental Authority required under any Law, Regulation or Order applicable to the Company or any of its Subsidiaries, (ii) observe any waiting period imposed by, or
  (iii) make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for (A) compliance with applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws") or the pre-Merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) the filing and recordation of appropriate Merger or other documents as required by Delaware Law, (C) the filing of appropriate Merger or other documents as required by the National Association of Securities Dealers, Inc. and the Nasdaq National Market or (D) where the failure to obtain such consents, approvals, authorizations, licenses, waivers, qualifications, orders or permits, or to make such filings or notifications, would not (1) have, in the aggregate, a Material Adverse Effect or (2) prevent or materially impair or delay the consummation of the Merger.

   2.6 Material Agreements; Compliance; Permits.

     (a) Section 2.6(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all contracts, agreements and instruments to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound which is material to the Company and/or its Subsidiaries and all agreements pursuant to which the Company or any subsidiary has granted exclusive rights or have terms of one year or longer (collectively, the "Material Agreements"). Each such Material Agreement is in full force and effect, is a valid and binding obligation of the Company or such Subsidiary and, to the Knowledge of the Company, of each other party thereto, and is enforceable against the Company or such Subsidiary in accordance with its terms and, to the Knowledge of the Company, enforceable against each other party thereto, in each case except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and there has not occurred any default by the Company, or to the Knowledge of the Company, by any party thereto which remains unremedied as of the date hereof, in each case except as would not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto under, or result in a right of termination of, any Material Contract, except as would not reasonably be expected to have a Material Adverse Effect.

     (b) As of the date hereof, Section 2.6(b) of the Company Disclosure Schedule sets forth a list, true and correct in all material respects, of the number of theatre screens in respect of the teleticketing agreements listed in Section 2.6(a) of the Company Disclosure Schedule.

     (c) Section 2.6(a) of the Company Disclosure Schedule sets forth a list, complete in all material respects, of all teleticketing, sponsorship, three-digit code and online agreements as of the date hereof.

     (d) Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually and in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-laws or equivalent organizational documents.

     (e) The Company and its Subsidiaries are in compliance with the terms of the Company Approvals, except where the failure to so comply would not, individually and in the aggregate, have a Material Adverse Effect.

   2.7 SEC Filings; Financial Statements.

     (a) Except as set forth in Section 2.7(a) of the Company Disclosure Schedule, the Company has timely filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since December 31, 1995 (collectively, the "Company SEC Reports") required to be filed by it pursuant to the federal securities Laws and the SEC rules and Regulations promulgated thereunder. The Company SEC Reports were prepared in accordance, and complied as of their respective filing dates in all material respects, with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto,
  (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company's Form 10-Q reports were or are subject to normal and recurring year-end adjustments that are neither individually or in the aggregate material.

   2.8 Absence of Certain Changes or Events.

     (a) Except as set forth in Section 2.8(a) of the Company Disclosure Schedule, since September 30, 1998, the Company and its Subsidiaries have conducted their businesses only in the ordinary and usual course and in a manner consistent with past practice and, since such date, there has not been any change, event, development or circumstance affecting the Company or any of its Subsidiaries which, individually or in the aggregate, has or is reasonably likely to have a Material Adverse Effect.

     (b) Except as set forth in Section 2.8(b) of the Company Disclosure Schedule, during the period from September 30, 1998 to the date of this Agreement, except as disclosed in Section 2.8(b) of the Company Disclosure Schedule or as may have been disclosed in the Company's SEC Reports, there has not been any change by the Company in its accounting methods, principles or practices, any revaluation by the Company of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, and there has not been any other action or event, and neither the Company nor any of its Subsidiaries has agreed in writing or otherwise to take any other action, that would have required the consent of Parent pursuant to
  Section 4.1 had such action or event occurred after the date of this Agreement and prior to the Effective Time, or any condition, event or occurrence which could reasonably be expected to prevent or materially impair or delay the ability of the Company to consummate the transactions contemplated by this Agreement.

   2.9 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, fixed, contingent or otherwise), and to the Knowledge of the Company there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, which, in each case, could reasonably be expected to have a Material Adverse

Effect, except liabilities or obligations (i) reflected in the Company SEC Reports or (ii) incurred in the ordinary course of business consistent with past practice since September 30, 1998 and not required under GAAP to be reflected on a consolidated balance sheet of the Company.

   2.10 Absence of Litigation.

     (a) Except as described in Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, or proceedings or, to the Knowledge of the Company, investigations, pending on the date hereof on behalf of or pending against or, and to the Knowledge of the Company, no claims, actions, suits, proceedings or investigations, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for such claims, actions, suits, proceedings or investigations that would not, if adversely determined, have or be reasonably expected to have, individually and in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate has, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect or would prevent the Company from consummating the transactions contemplated by this Agreement.

     (b) The arbitration award in favor of the Company in the action entitled Promofone, Inc. et. al. v. Pacer/CATS Corporation (the "Award"), providing for monetary damages and certain injunctive relief in favor of the Company, (a true and correct description of which action and the status thereof is set forth in the Company's Form 10-Q for the quarter ended September 30,
  1998), is the subject of a valid, binding and enforceable judgment of the Supreme Court of the State of New York confirming the Award, and the Company has taken no action or failed to take any action and, to the Knowledge of the Company, there is no other fact or circumstance, that could reasonably be expected to impair or otherwise prejudice its ability to collect the full amount of the monetary damages or enforce to the full extent thereof the injunctive relief, in each case provided for by the Award.

   2.11 Employee Benefit Plans.

     (a) Section 2.11(a) of the Company Disclosure Schedule contains a list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, or a Subsidiary thereof maintained, contributed to or participated in by the Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any Subsidiary of the Company (together, the "Employee Plans"). The Company has delivered or made available to Parent correct and complete copies of (a) the plan documents and summary plan descriptions, (b) the most recent determination letter received from the IRS, (c) the most recent Form 5500 Annual Report, (d) the most recent accounting statement and actuarial valuation, and (e) all related agreements, insurance contracts and other agreements which implement each such Employee Plan.

     (b) Except as set forth in Section 2.11(b) of the Company Disclosure Schedule, none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person; there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan, which could result in any material liability of the Company or any of its Subsidiaries; all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification, reporting and disclosure to participants or the Department of Labor, Internal Revenue Service or Secretary of the Treasury), and the Company and each of its Subsidiaries and ERISA Affiliates have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no Knowledge of any default or violation by any other party to, any of the Employee Plans; each Employee Plan intended to qualify under Section 401(a) of the Code and each corresponding trust exempt under Section 501 of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and nothing has occurred which may reasonably be expected to cause the loss of such qualification or exemption; all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; no Employee Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) and neither the Company nor any Subsidiary or ERISA Affiliate has contributed to or had an obligation to contribute to any multiemployer plan during the five year period ending on the date hereof; and no Employee Plan is a "single-employer plan under multiple controlled groups" as described in Section 4063 of ERISA.

     (c) With respect to each Employee Plan that is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) and subject to Title IV of ERISA, other than a multiemployer plan or a "single employer plan" under multiple controlled groups, (i) no notice of intent to terminate any such plan has been filed and no amendment to treat any such plan as terminated has been adopted; (ii) the PBGC has not instituted proceedings to terminate any such plan; (iii) no other event or condition has occurred which could reasonably be expected to constitute grounds under
  Section 4042 of ERISA for the termination, or the appointment of a trustee to administer, any such plan; (iv) no accumulated funding deficiency, whether or not waived, exists with respect to any such plan, and no condition has occurred or exists which by the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such plan; (v) all required premium payments to the PBGC have been paid when due; (vi) no reportable event (as described in Section 4043 of ERISA) has occurred with respect to any such plan (excluding events for which the 30-day notice has been waived); (vii) no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made; and (viii) all costs of any such plan have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. Since the last valuation date of each such plan, there has been no amendment or change to such plan that would materially increase the amount of benefits thereunder and, to the Knowledge of the Company, there has been no event or occurrence that would cause the excess of assets over benefit liabilities as listed to be reduced or the amount by which benefit liabilities exceed assets as listed to be increased.

     (d) Section 2.11(d) of the Company Disclosure Schedule sets forth a list of each current or former employee, officer, director or investor of the Company or any of its Subsidiaries who holds, as of the date of this Agreement, any option, warrant or other right to purchase Company Common Stock or Company Preferred Stock, if any, together with the number of shares of Company Common Stock or Company Preferred Stock, if any, subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such option, warrant and right. Section 2.11(e) of the Company Disclosure Schedule also sets forth the total number of such options, warrants and rights. True and complete copies of each agreement (including all amendments and modifications thereto) between the Company and each holder of such options, warrants and rights relating to the same have been furnished to Parent and are listed on Section 2.11(e) of the Company Disclosure Schedule.

   2.12 Labor Matters. Except as set forth in Section 2.12 of the Company Disclosure Schedule, there are no controversies pending or, to the Knowledge of the Company, threatened, between the Company or any of its

Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries nor to the Knowledge of the Company are there any activities or proceedings of any labor union to organize any such employees; and, the Company has no Knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries which have had a Material Adverse Effect. The Company does not have nor at the Effective Time will the Company have any obligation under the Worker Adjustment and Retraining Notification Act (the "WARN Act").

   2.13 Registration Statement; Proxy Statement/Prospectus. The information supplied by the Company for inclusion in the Registration Statement will not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the Merger (the "Company Stockholders' Meeting") (such proxy statement/prospectus, as amended or supplemented, is referred to herein as the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Company stockholders, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they were made, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or an amendment or supplement to the Proxy Statement, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the Regulations promulgated thereunder.

   2.14 Restrictions on Business Activities. Except as set forth in Section
2.14 of the Company Disclosure Schedule, there is no Material Agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or any of their properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company.

   2.15 Title to Property. Except as described in Section 2.15 of the Company Disclosure Schedule, the Company owns no real property. Section 2.15 of the Company Disclosure Statement sets forth a true and complete list of all real property leased by the Company or any of its Subsidiaries, and the aggregate monthly rental or other fee payable under such lease as of the date hereof. Except as described in Section 2.15 of the Company Disclosure Schedule, the Company and each of its Subsidiaries have good and valid title to, or a valid leasehold interest in all of their properties and assets necessary to conduct the business as presently conducted, including properties and assets reflected on the September 30, 1998 balance sheet of the Company included in the Company's Form 10-Q for the quarter ended September 30, 1998, free and clear of all liens, charges and encumbrances, except liens for Taxes not yet due and payable or are being contested in good faith by appropriate proceedings (and such amount is adequately provided for in accordance with GAAP) and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a

Material Adverse Effect; and all leases pursuant to which the Company or any of its Subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect.

   2.16 Taxes. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including income, franchise, profits, gross receipts, ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns. Except as set forth in Section
2.16 of the Company Disclosure Schedule and, for all subsections of this
Section 2.16 except for subsections (d), (f) and (h), except as would not, individually or in the aggregate, have a Material Adverse Effect:

     (a) All federal, state, local and foreign Tax Returns required to be filed (taking into account extensions) by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is or has been a member have been timely filed, and all such Tax Returns are true, complete and correct.

     (b) All Taxes payable by or with respect to the Company and each of its Subsidiaries have been timely paid, or are adequately reserved for (rather than reserves for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP on the respective company's Balance Sheet. Neither the Company nor any of its Subsidiaries has incurred a Tax liability from the date of the latest Balance Sheet other than a Tax liability in the ordinary course of business.

     (c) Neither the Company nor any of its Subsidiaries has granted in writing any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No deficiencies for any Taxes have been asserted or assessed in writing (or to the Knowledge of the Company, orally) against the Company or any of its Subsidiaries that are not adequately reserved for in accordance with GAAP on the respective company's Balance Sheet.

     (d) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

     (e) The Company and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any payments that will not be deductible under Section 280G of the Code.

     (f) All stockholders who beneficially own Class B Company Common Stock with a fair market value greater than the fair market value of 5% of the outstanding Class A Company Common Stock are United States persons (within the meaning of Section 7701 (a)(30) of the Code).

     (g) Other than with respect to its Subsidiaries, the Company is not and has never been a member of an affiliated, consolidated, combined or unitary group, and neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement (other than any agreement between or among the

  Company and its Subsidiaries) or has a liability for Taxes with respect to the acquisition of assets, however effected, of PromoFone, Inc.
  Teleticketing Services, Inc. and Teleticketing Company, L.P.

     (h) Section 2.16 of the Company Disclosure Schedule sets forth the tax years and any Tax Returns currently under examination by any Governmental Authority with respect to the Company or any of its Subsidiaries. The U.S. federal income Tax Returns of the Company and each of its Subsidiaries consolidated in such Tax Returns through December 31, 1994 have closed by virtue of the applicable statute of limitations.

     (i) The Company and each of its Subsidiaries have complied with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under any foreign
  Laws) and have, within the time and in the manner required by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

   2.17 Environmental Matters. The Company currently is and, to its Knowledge, always has been in material compliance with all Federal, state and local laws, ordinances, regulations and orders relating to the protection of the environment applicable to its properties, facilities or operations.

   2.18 Brokers. Except as set forth in Section 2.18 of the Company Disclosure Schedule, no, broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and investment bankers set forth in Section 2.18 of the Company Disclosure Schedule pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

   2.19 Intellectual Property.

     (a) Section 2.19(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned by the Company or its Subsidiaries, a complete and accurate list of all United States and foreign (a) patents and patent applications; (b) Trademark registrations (including Internet domain registrations) and applications and material unregistered Trademarks; (c) copyright registrations and applications, and material unregistered copyrights, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

     (b) Section 2.19(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all written and material oral license agreements granting any right to use or practice any rights under any Intellectual Property, whether the Company or any of its Subsidiaries is the licensee or licensor thereunder, and any assignments, consents, forbearances to sue, judgments, Orders, settlements or similar obligations relating to any Intellectual Property to which the Company or any of its Subsidiaries is a party or otherwise bound (other than off-the-shelf software applications programs having an acquisition price of less than $5,000) (collectively, the "License Agreements"), indicating for each the title, the parties, date executed, whether or not it is exclusive and the Intellectual Property covered thereby. The License Agreements are valid and binding obligations of Company or its Subsidiaries, enforceable in accordance with their terms, and there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default by the Company or its Subsidiaries under any such License Agreement.

     (c) No royalties, honoraria or other fees are payable to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements set forth in Section 2.19(c) of the Company Disclosure Schedule.

     (d) Except as has not had, nor is not reasonably likely to have, a Material Adverse Effect, and except as set forth in Section 2.19(d) of the Company Disclosure Schedule:

       (i) the Company or its Subsidiaries exclusively own, free and clear of all Liens, all owned Intellectual Property, and have a valid, enforceable right to use all of the licensed Intellectual Property;

       (ii) the Company has taken reasonable steps to protect the Intellectual Property;

       (iii) the conduct of the Company's and its Subsidiaries' businesses as currently conducted or planned to be conducted does not infringe upon any Intellectual Property rights (other than patents) of or controlled by any third party nor, to the Knowledge of the Company, infringe any patent owned by or controlled by any third party;

       (iv) except as set forth on Section 2.19(d)(iv) of the Company Disclosure Schedule, there is no Litigation pending, or to the Company's Knowledge, threatened (A) alleging that the Company's activities or the conduct of its businesses or that of any of its Subsidiaries infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property;

       (v) to the Knowledge of the Company, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by the Company or any of its Subsidiaries and, except as set forth on Section 2.19(d)(v) of the Company Disclosure Schedule, no such claims have been brought against any third party by the Company or any of its Subsidiaries; and

       (vi) the consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's or any of its Subsidiaries' right to own or use any of the Intellectual Property, nor will they require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

     (e) Section 2.19(e)(i) of the Company Disclosure Schedule lists all Software material (either singly or in the aggregate) to the business of the Company (other than off-the-shelf software applications programs having an acquisition price of less than $5,000) which are owned, licensed to or by the Company or any of its Subsidiaries, leased to or by the Company or any of its Subsidiaries, or otherwise used by the Company or any of its Subsidiaries, and identifies which Software is owned, licensed, leased or otherwise used, as the case may be. Section 2.19(e)(ii) of the Company Disclosure Schedule lists all Software sold, licensed, leased or otherwise distributed by the Company or any of its Subsidiaries to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed as the case may be. The Software set forth in Section 2.19(e)(i)-(ii) of the Company Disclosure Schedule which the Company or any of its Subsidiaries purports to own that is or could reasonably be expected to be, either individually or in the aggregate, material to the conduct of the business of the Company, was either developed (i) by employees of Company or any of its Subsidiaries within the scope of their employment;
  (ii) by independent contractors who have assigned their rights to Company or any of its Subsidiaries pursuant to enforceable written agreements; or
  (iii) has otherwise been rightfully assigned. Neither Pacer/Cats, Falconwood nor any Subsidiaries or Affiliates thereof have a right or license to use the Software other than as listed in Section 2.19(e)(ii) of the Company Disclosure Schedule. For purposes of this Section 2.19(e), "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting any Internet site(s) operated by or on behalf of Company or any of its Subsidiaries, and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

     (f) All Trademarks material to the conduct of the business of the Company have been in continuous use by the Company or its Subsidiaries. To the Knowledge of the Company and its Subsidiaries, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks; and the registered Trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or identified in their respective pending applications.

     (g) The Company has taken reasonable steps in accordance with normal industry practice to protect the Company's rights in Trade Secrets of the Company. Without limiting the foregoing, the Company has and enforces a policy of requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially consistent with the Company's standard forms thereof (complete and current copies of which have been delivered to the Parent). Except under confidentiality obligations, there has been no material disclosure of any Company or Subsidiary confidential information or Trade Secrets.

     (h) All Software owned by the Company or any of its Subsidiaries, and all Software licensed from third parties by the Company or any of its Subsidiaries, is free from any significant software defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, to the Knowledge of the Company conforms to the specifications thereof, if applicable and, with respect to the Software owned by the Company or any of its Subsidiaries, the applications can be compiled from their associated source code without undue burden, if the failure to be able to do or the existence of which could reasonably be expected to have a Material Adverse Effect. The Company has or at the Effective Time will have all material documentation relating to use, maintenance and operation of the Software used in the conduct of business of the Company.

     (i) Except as set forth in Section 2.19(i) of the Company Disclosure Schedule, the disclosure under the heading "Other Matters" contained in the Company's Quarterly Report on Form 10-Q for the period ending September 30, 1998 is accurate and in compliance with applicable Law in all material respects.

     (j) For purposes of this Section 2.19, Material Adverse Effect shall include a material adverse effect on the proprietary software and system of the Company known as MARS.

   2.20 Insurance. Section 2.20 of the Company Disclosure Schedule sets forth a true and complete list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, other than any claim which will not have a Material Adverse Effect. All premiums currently due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Except as set forth in Section 2.20 of the Company Disclosure Schedule, to the Knowledge of the Company, such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company and its Subsidiaries and amounts reasonable in light of the assets of the Company and its Subsidiaries. To the Knowledge of the Company as of the date hereof, there is not any threatened termination of or material premium increase with respect to any of such policies or bonds.

   2.21 No Restrictions on the Merger. The Board of Directors of the Company has, prior to the date hereof, approved the execution and delivery by the Company of this Agreement and the Option Agreement and the entry by certain stockholders of the Company into the Stockholders Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreement. Together with the corporate proceedings referred to in Section 2.4, such approval is sufficient to render inapplicable to this Agreement, the Option Agreement and the Stockholders Agreement and the transactions contemplated hereby and thereby, including the Merger, the provisions of Section 203 of the

Delaware Law. No provision of the Certificate of Incorporation, By-laws or other governing instruments of the Company or any of its Subsidiaries (i) restricts or impairs the ability of Parent to vote or otherwise exercise the rights of a stockholder with respect to securities of the Company or the Surviving Corporation that may be acquired or controlled by Parent or (ii) except for the Plan, entitles any Person to acquire securities of the Company or the Surviving Corporation on a basis which will not be available to Parent after the Effective Time, as a result of the consummation of the transactions contemplated by this Agreement, the Stockholders Agreement or the Option Agreement or the acquisition of securities of the Company or the Surviving Corporation by Parent or Merger Sub.

   2.22 Pooling; Tax Matters. To the Knowledge of the Company, neither the Company nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations and interpretations of the SEC (a "Pooling"). To the Knowledge of the Company, neither the Company nor any of its Affiliates has taken or agreed to take any action, failed to take any action or knows of any fact, agreement, plan or other agreement that is reasonably likely to prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

   2.23 Affiliates. Section 2.23 of the Company Disclosure Schedule contains a true and complete list of all Persons who, to the Knowledge of the Company, may be deemed to be Affiliates of the Company, excluding all its Subsidiaries but including all directors and executive officers of the Company.

   2.24 Certain Business Practices. As of the date of this Agreement, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has in any material respect (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

   2.25 Interested Party Transactions. Except as disclosed in the Company SEC Reports and Section 2.25 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is indebted to any director, officer, employee or agent of the Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to the Company or any of its Subsidiaries (other than in respect of loans or advances in the ordinary course of business to employees in excess of $5,000 per employee or $100,000 in the aggregate), and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act since January 1, 1996.

   2.26 Interest Rate and Foreign Exchange Contracts. Neither the Company nor its Subsidiary is currently a party to or currently engaged in, or is party to a current agreement or has agreed to enter into, any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange contracts.

   2.27 Opinion of Financial Advisor. The Company has been advised by its financial advisor, SalomonSmithBarney, substantially to the effect that, in its opinion, as of the date hereof, the consideration to be received by the stockholders of the Company in the Merger is fair to such stockholders of the Company from a financial point of view, a copy of which has been provided to Parent.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

   3.1 Organization and Qualification, Subsidiaries.

     (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all the requisite corporate power and authority, and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Parent Approvals") necessary to own, lease and operate its respective properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Parent Approvals would not, individually or in the aggregate, have a Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect.

     (b) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business other than incident to its creation and this Agreement and the transactions contemplated hereby.

   3.2 Capitalization. As of the date hereof, the authorized capital stock of Parent consists of (i) 1,800,000,000 shares of Parent Common Stock of which, as of November 17, 1998, 459,333,610 shares were issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which none are issued or outstanding. All of the outstanding shares of Parent Common Stock are, and all shares to be issued as part of the Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable.

   3.3 Authorization of Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent and Merger Sub of this Agreement and each instrument required hereby to be executed and delivered by the Parent and Merger Sub at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by the Board of Directors of each of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub. Except for filing of the Certificate of Merger, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

   3.4 Approvals. Except as required under Parent's Senior Secured Revolving Line of Credit facility effective November 25, 1997 with Chase Manhattan Bank N.A. and Dai-Ichi Kangyo as co-agent, the execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of this Agreement shall not, require Parent or Merger Sub to (i) obtain any consent, approval, authorization, license, waiver, qualification, order or permit of, (ii) observe any waiting period imposed by or (iii) require the Company to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (A) for compliance with applicable requirements, if any, of the Securities Act, the

Exchange Act, Blue Sky Laws or the pre-Merger notification requirements of the HSR Act, (B) for the filing and recordation of appropriate Merger or other documents as required by Delaware Law, (C) for the filing of appropriate Merger or other documents as required by the New York Stock Exchange, or (D) where the failure to obtain such consents, approvals, authorizations, licenses, waivers, qualifications, orders or permits, or to make such filings or notifications, would not (1) have, in the aggregate, a Material Adverse Effect or (2) prevent or materially impair or delay the consummation of the Merger.

   3.5 No Violation. Parent and Merger Sub are not in, and the execution and delivery by Parent and Merger Sub of this Agreement does not, and the performance of this Agreement by Parent or Merger Sub will not, conflict with or violate the Certificate of Incorporation or By-laws of Parent or Merger Sub, conflict with or violate any Law, in each case applicable to Parent or Merger Sub or by which its or any of their respective properties is bound or affected, or result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties is bound or affected, except, for any such conflicts, breaches, violations, defaults or other occurrences that would not (1) have, in the aggregate, a Material Adverse Effect or (2) prevent or materially impair or delay the ability of the Parent or Merger Sub to perform their respective obligations hereunder.

   3.6 Reports.

     (a) Parent has timely filed all forms, reports and documents required to be filed with the SEC since January 1, 1997 (collectively, the "Parent SEC Reports") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations promulgated thereunder. The Parent SEC Reports were prepared in accordance, and complied as of their respective filing dates in all material respects, with the requirements of the Exchange Act and the rules and Regulations promulgated thereunder and did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (i) complied in all material respects with applicable accounting requirements and the published rules and Regulations of the SEC with respect thereto,
  (ii) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly presents the consolidated financial position of the Parent as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company's Form 10-Q reports were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material in amount to the Parent.

   3.7 Absence of Certain Changes or Events. Since September 30, 1998, there has not occurred any event, development or change which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect.

   3.8 Registration Statement; Proxy Statement/Prospectus. The information supplied by Parent for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the Company's stockholders, at the time of Company Stockholders' Meeting and at the Effective

Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

   3.9 Pooling; Tax Matters. To the Knowledge of Parent, neither Parent nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent the Merger from being treated as a Pooling. To the Knowledge of Parent, neither Parent nor any of its Affiliates has taken or agreed to take any action, failed to take any action, or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

   4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as expressly required or permitted by this Agreement or unless Parent shall otherwise agree in writing, the Company shall conduct and shall cause the businesses of its Subsidiaries to be conducted, only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its commercially reasonable efforts to preserve intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its Subsidiaries, to maintain in effect Material Agreements and to preserve the present relationships of the Company and its Subsidiaries with theaters/exhibitors, movie studios, advertisers, sponsors, customers, suppliers and other Persons with which the Company or any of its Subsidiaries has business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

     (a) amend or otherwise change the Certificate of Incorporation or By-laws or equivalent organizational document of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its Subsidiaries;

     (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company, any of its Subsidiaries or Affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to employee stock options granted prior to the date hereof under the Plan, which options are outstanding on the date hereof), or any assets of the Company or any of its Subsidiaries (except for sales, transfers or other disposition of assets in the ordinary course of business and in a manner consistent with past practice);

     (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (except that a wholly owned Subsidiary of the Company may declare and pay a dividend to its parent) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries;

     (d) sell, transfer, license, sublicense or otherwise dispose of any Intellectual Property rights, or amend or modify in any material way any existing agreements with respect to any Intellectual Property rights (except in the ordinary course of business in a manner consistent with past practice);

     (e) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof; incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company's Subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business consistent with past practice and as otherwise permitted under any loan or credit agreement to which the Company is a party; authorize any capital expenditures which are, in the aggregate, in excess of $1,500,000 for the Company and its Subsidiaries taken as a whole; or enter into or amend in any material respect any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.1(e);

     (f) (i) except as set forth in Section 4.1(f) of the Company Disclosure Schedule, increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in accordance with past practices, or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus (except for such bonuses expected to be awarded to employees of the Company in respect of 1998 performance as identified in
  Section 4.1(f) of the Company Disclosure Schedule), profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees unless required by Law; or (ii) pay to any officer or director any special performance bonus payable as a result of any action taken by such officer or director in connection with any Litigation.

     (g) change, other than in the ordinary course of business and in a manner consistent with past practice or GAAP (none of which changes shall be unreasonable or unusual), any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by Law;

     (h) create, incur, suffer to exist or assume any material Lien on any of their material assets;

     (i) other than in the ordinary course of business consistent with past practice or as set forth in Section 4.1(i) of the Company Disclosure Schedule, (A) enter into any Material Agreement, (B) modify, amend or transfer in any material respect or terminate any Material Agreement to which the Company or any of its Subsidiaries is a party or waive, release or assign any material rights or claims thereunder or (C) enter into or extend any lease with respect to real property with any third party requiring annual payments in excess of $50,000;

     (j) make any material tax election not consistent with past practice or settle or compromise any material federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations with respect to a material amount of Taxes;

     (k) (i) settle any Litigation for an amount in excess of $100,000 or settle any Litigation disclosed on Section 2.10 of the Company Disclosure Schedule or (ii) waive, assign or release any material rights or claims except in the ordinary course of business consistent with past practice; or

     (l) authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into any contract to do any of the foregoing.

   4.2 Solicitation of Other Proposals.

     (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or their respective officers, directors, employees, representatives agents or Affiliates, directly or indirectly, to (i) solicit, initiate or knowingly encourage or take any action to facilitate or encourage any inquiries or the making of any proposal that constitutes, an Acquisition Proposal or (ii) participate or engage in discussions or negotiations with, or provide any information to, any Person (including any "person" as defined in Section 13(d)(3) of the Exchange Act) concerning an Acquisition Proposal or which might reasonably be expected to result in an Acquisition Proposal. For purposes of this Agreement, the term "Acquisition Proposal" shall mean any inquiry, proposal or offer from any person (other than Parent, Merger Sub or any of their Affiliates) relating to any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving the Company or any Material Subsidiary or the issuance or acquisition of shares of capital stock or other equity securities of the Company or any Material Subsidiary representing 20% or more (by voting power) of the outstanding capital stock of the Company or such Material Subsidiary (except for the issuance of shares of Company Common Stock pursuant to employee stock options granted under the Plan and outstanding on the date of this Agreement or the issuance of the Option to Parent) or any tender or exchange offer that if consummated would result in any Person, together with all Affiliates thereof, beneficially owning shares of capital stock or other equity securities of the Company or any Material Subsidiary representing 20% or more (by voting power) of the outstanding capital stock of the Company or such Material Subsidiary, or the acquisition, license, purchase or other disposition of a substantial portion of the technology, business or assets of the Company or any Material Subsidiary outside the ordinary course of business or inconsistent with past practice, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby or which would reasonably be expected to dilute materially the benefits to Parent or its Affiliates of the transactions contemplated hereby. The Company shall immediately cease and cause to be terminated and shall cause its Affiliates and Subsidiaries and its or their respective officers, directors, employees, representatives or agents, to terminate all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal.

     (b) Notwithstanding the foregoing, the Company may participate in discussions or negotiations with, or furnish information with respect to the Company pursuant to a confidentiality agreement substantially similar to that then in effect between the Company and Parent, to any Person if and only if such Person has submitted an unsolicited written Acquisition Proposal (under circumstances in which the Company has complied with its obligations under Section 4.2(a)) to the Board of Directors of the Company and such Board of Directors (i) believes in good faith based on such matters as it deems relevant, including the advice of the Company's financial advisor, that such Acquisition Proposal is a Superior Proposal and (ii) receives the advice of outside counsel to the Company that is reasonably competent to render such advice, to the effect that taking such action is required to satisfy the fiduciary duties of such Board under applicable Law and (iii) determines in good faith that taking such action is required to satisfy the fiduciary duties of the Board under applicable Law.

     (c) Except as set forth in the following sentence, neither the Board of Directors of the Company nor any committee thereof shall (i) (1) approve or recommend, or propose to approve or recommend, any Acquisition Proposal other than the Merger, (2) withdraw or modify or propose to withdraw or modify in a manner adverse to Parent or Merger Sub its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby, (3) fail to mail the Proxy Statement to the Company's stockholders when the Proxy Statement shall be available for mailing or fail to include therein such approval and recommendation, (4) upon a request by Parent (which request is reasonable under the facts and circumstances) to reaffirm the approval or recommendation of this Agreement or the Merger, fail to do so as promptly as practicable but in no event later than five (5) calendar days after such request is made or (5) resolve or announce its intention to do any of the foregoing; or (ii) resolve to authorize the Company to, and (regardless of whether such authorization is given) the Company shall not, enter into an agreement or contract or an agreement in principle, letter of intent or similar document or understanding with any person (other than Parent, Merger Sub or any of their Affiliates) relating to an Acquisition Proposal other than the Merger. The immediately preceding sentence notwithstanding, in the event that prior to the Effective Time the Board of Directors of the Company receives a Superior Proposal, the Board of Directors of the Company may take, and the Company may take upon the express authorization of such Board, any action referred to in such sentence (x) if such Board of Directors receives the advice of outside counsel to the Company that is reasonably competent to render such advice to the effect that, and after receipt of and having taken into account such advice, such Board determines in its good faith judgment that, taking such action is required to satisfy the fiduciary duties of such Board under applicable Law; (y) if such Board furnishes Parent two (2) business days' prior written notice of the taking of such action (which notice shall include a description of the material terms and conditions of the Superior Proposal, identify the person making the same and specify the date and time for the expiration of the two (2) day period required by this provision); and (z) simultaneously with the taking of such action the Company pays to Parent the Termination Fee referred to in Section 8.3. For purposes of this Agreement, (A) "Material Subsidiary" means any Subsidiary of the Company whose consolidated, revenues, net income or assets constitute 10% or more of the revenues, net income or assets of the Company and its Subsidiaries taken as a whole and
  (B) the term "Superior Proposal" means any bona fide Acquisition Proposal to effect a merger, consolidation or sale of all or substantially all of the assets or capital stock of the Company which is on terms which the Board of Directors of the Company determines by a majority vote of its directors in its good faith judgment (based on the written opinion, with only customary qualifications, of a financial advisor of nationally recognized reputation that the consideration provided in such Acquisition Proposal likely exceeds the value of the consideration provided for in the Merger (or words to such effect), after taking into account all relevant factors, including, any conditions to such Acquisition Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the person making the Acquisition Proposal to finance the transaction contemplated thereby and any required governmental or other consents, filings and approvals) to be more favorable to the Company's stockholders than the Merger (or any revised proposal made by Parent) and for which financing, to the extent required, is then fully committed to the Person making such Acquisition Proposal.

     (d) In addition to the obligations of the Company set forth in this
  Section 4.2, the Company shall immediately advise Parent orally and in writing of any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making the same. The Company shall inform Parent on a prompt and current basis of the status and content of any discussions regarding any Acquisition Proposal with a third party and as promptly as practicable of any change in the price, structure or form of the consideration or material terms of and conditions regarding the Acquisition Proposal or of any other developments or circumstances which could reasonably be expected to culminate in the taking of any of the actions referred to in Section 4.2(c). Nothing contained in this Section 4.2(d) shall prevent the Board of Directors of the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer by a third party or from making such disclosure as may be required by applicable Law.

   4.3 Insurance. During the period beginning on the date of this Agreement and ending at the Effective Time, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to maintain in full force and effect all self-insurance or insurance, as the case may be, currently in effect.

   4.4 Y2K Compliance. During the period beginning on the date of this Agreement and ending at the Effective Time, the Company shall use commercially reasonable efforts to take or cause to be taken such actions in respect of "Y2K compliance" as are necessary to prevent a significant disruption in the Company's business or services.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   5.1 Proxy Statement/Prospectus; Registration Statement.

     (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the Proxy Statement to be mailed to its stockholders at the earliest practicable date after the Registration Statement is declared effective by the SEC, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (ii) use its reasonable best efforts to obtain the necessary approvals of the Merger and this Agreement by its stockholders.

     (b) Parent shall prepare and file with the SEC a Registration Statement on Form S-4 (the "Registration Statement"), in which the Proxy Statement shall be included as a prospectus, and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall obtain and furnish the information required to be included in the Registration Statement and, after consultation with the Company, respond promptly to any comments made by the SEC with respect to the Registration Statement and cause the prospectus included therein, including any amendment or supplement thereto, to be mailed to the Company's stockholders at the earliest practicable date after the Registration Statement is declared effective by the SEC. Parent shall also take any action required to be taken under Blue Sky or other securities laws or New York Stock Exchange rules and regulations in connection with the issuance of Parent Common Stock in the Merger.

     (c) The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the Merger except to the extent that the Company shall have withdrawn or modified its approval or recommendation of the Agreement or the Merger as permitted by Section 4.2(c). The Company shall not amend or supplement the Proxy Statement without the consent of Parent and its counsel unless required to do so by applicable Law.

     (d) Parent and the Company shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable Blue Sky or similar securities laws, rules and regulations, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

   5.2 Meeting of Company Stockholders. The Company shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and By-laws to convene the Company Stockholders' Meeting as soon as practicable following the date upon which the Registration Statement becomes effective. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum) the Company Stockholders' Meeting without the consent of Parent. Except as may be otherwise required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by Law as advised by outside legal counsel, the Board of Directors of the Company shall declare that this Agreement is advisable and recommend that the Agreement and the transactions contemplated hereby be approved and adopted by the stockholders of the Company and include in the Registration Statement and Proxy Statement a copy of such recommendations; provided, however, that the Board of Directors of the Company shall submit this Agreement to the Company's stockholders whether or not the Board of Directors of the Company determines at any time subsequent to declaring its advisability that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement in compliance with Section 4.2(c), the Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to effect the Merger.

   5.3 Access to Information; Confidentiality.

     (a) Upon reasonable notice the Company and Parent shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and Parent shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each party shall make available to the other party the appropriate individuals for discussion of such party's business, properties and personnel as the other party may reasonably request. No investigation pursuant to this Section 5.3(a) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     (b) Each party shall keep all information obtained pursuant to Section 5.3(a) confidential in accordance with the terms of the confidentiality agreement, dated January 7, 1999 (collectively, the "Confidentiality Agreement"), between Parent and the Company. Anything contained in the Confidentiality Agreement to the contrary notwithstanding, the Company and Parent hereby agree that each such party may issue press release(s) or make other public announcements in accordance with Section 5.10.

   5.4 Reasonable Efforts.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby and by the Stockholders Agreement. The Company and Parent shall use their reasonable efforts to (i) obtain all licenses, permits, consents, waivers, approvals, authorizations, qualifications or orders (including all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) under applicable Law required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby, including the Merger (in connection with which Parent and the Company will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith) and (ii) to furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Agreement; provided, however, that neither Parent nor any of its Affiliates shall be under any obligation to (x) make proposals, execute or carry out agreements or submit to Orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its Affiliates, the Company or the holding separate of the shares of Company Common Stock or imposing or seeking to impose any limitation on the ability of Parent or any of its Subsidiaries or Affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares

  Company Common Stock or (y) otherwise take any step to avoid or eliminate any impediment which may be asserted under any Law governing competition, monopolies or restrictive trade practices which, in the reasonable judgment of Parent, might result in a limitation of the benefit expected to be derived by Parent as a result of the transactions contemplated hereby or might adversely affect the Company or Parent or any of Parent's Affiliates. Neither party hereto will take any action which to its Knowledge will result in any of the representations or warranties made by such party pursuant to Articles II or III, as the case may be, becoming untrue or inaccurate in any material respect.

     (b) The Company and Parent shall cooperate with one another:

       (i) in connection with the preparation of the Registration Statement and the Proxy Statement;

       (ii) in connection with the preparation of any filing required by the HSR Act;

       (iii) in determining whether any action by or in respect of, or filing with, any governmental authority, agency or official, or other third party, is required, or any actions, licenses, permits, consents, waivers, approvals, authorizations, qualifications or orders are required to be obtained from parties in connection with the consummation of the transactions contemplated hereby; and

       (iv) in seeking any actions, licenses, permits, consents, waivers, approvals, authorizations, qualifications or orders, or making any filings, furnishing information required in connection therewith or with the Registration Statement or the Proxy Statement and seeking timely to obtain any such actions, licenses, permits, consents, waivers, approvals, authorizations, qualifications or orders, or making any filings; and

       (v) in order to facilitate the achievement of the benefits reasonably anticipated from the Merger.

     (c) The Company shall use all reasonable efforts to cause its Affiliates and other Persons to transfer and assign all rights necessary for the Company to continue to conduct its business consistent with historical operations and as currently conducted pursuant to documentation and in a manner reasonably acceptable to Parent.

   5.5 Stock Options.

     (a) At the Effective Time, each outstanding stock option to purchase shares of Company Common Stock (each a "Company Option") under the Plan, whether vested or unvested, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Plan immediately prior to the Effective Time (and after giving effect to the transactions contemplated hereby), except that such Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were purchasable under such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

     (b) Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed by Parent under this Agreement. Parent will file as soon as practicable after the Effective Date a registration statement on Form S-8 under the Securities Act covering the shares of Parent Common Stock issuable upon the exercise of the Company Options assumed by Parent pursuant to Section 5.5(a), and will use its reasonable efforts to cause such registration statement to become effective on or about the Effective Time or soon as thereafter as practicable and to maintain such registration in effect until the exercise or expiration of such assumed Company Options.

   5.6 Employee Benefits.

     (a) Participation in Employee Benefits of Parent. After the Effective Time and on a schedule determined by Parent in connection with its integration of its business with that of the Company, the employees of the Company shall be eligible to participate in the employee benefit plans of Parent to the same extent as any similarly situated and geographically located employees of Parent.

     (b) Benefit Plans. As of the Effective time, Parent shall (or shall cause the Surviving Corporation to) either continue the existing Employee Plans or provide (or cause the Surviving Corporation to provide) benefits to employees and former employees of the Company and its Subsidiaries that are no less favorable in the aggregate to such employees than those provided under the "Parent Benefit Plans" (as defined below) (as they may be amended from time to time) to similarly situated employees of Parent and its Subsidiaries. "Parent Benefit Plan" means any employee benefit plan, arrangement, practice, contract or agreement of any type (including but not limited to a plan described in Section 3(3) of ERISA), maintained by Parent or its Subsidiaries.

     (c) Service Credit. With respect to any Employee Plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA, for purposes of determining eligibility to participate, vesting, entitlement to benefits, including for severance benefits, vacation entitlement and service awards, service with the Company or any Subsidiary shall be treated as service with Parent or its Subsidiaries; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Company employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Parent Benefit Plan.

     (d) Compensation Contracts. Parent shall, or shall cause the Surviving Corporation to, assume and honor the obligations of the Company and its Subsidiaries under all employment, severance, consulting and other compensation contracts, arrangements, commitments or understandings ("Compensation Contracts"), in accordance with their terms, as disclosed in
  Section 5.6 of the Company Disclosure Schedule, each as amended to the date hereof or as contemplated hereby. Parent hereby acknowledges that the Merger will constitute a "Change in Control" for purposes of all Compensation Contracts and Employee Plans, if applicable. The provisions of this Section 5.6(d) are intended to be for the benefit of, and shall be enforceable by, each person who is a party to, a participant in or a beneficiary of any Employee Plan, contract, arrangement, commitment or understanding referred to in Section 5.6(d).

     (e) Falconwood Plan. As of Closing, the Company shall (i) cause all employees of the Company to be one-hundred percent (100%) vested in their accrued benefit under The Falconwood Group Defined Benefit Pension Plan (the "Falconwood Plan"), (ii) enter into an agreement in the form set forth in Exhibit D attached hereto (the "Falconwood Termination Agreement"), and cause the other parties to enter into such agreement, and take or cause to be taken such actions as are necessary to effectuate its withdrawal from the Falconwood Plan as a participating employer, and (iii) take or cause to be taken such actions as are necessary, including amending the Falconwood Plan if needed, to insure that the consummation of the transactions contemplated by this Agreement will result, for purposes of the Plan, in a termination of employment by the employees of the Company, thereby entitling employees of the Company to an immediate distribution of their accrued benefits under the Falconwood Plan as of Closing.

     (f) Certain Notices. For notices and payments related to events occurring prior to the Closing Date, the Company shall cause Falconwood to be responsible for any notices required to be given to employees of the Company pursuant to the WARN Act, Section 4980B of the Code ("COBRA") and/or Section 402(f) of the Code ("Rollover Notice"), and for any payments or benefits required pursuant to such laws or on account of violation of any requirement of such laws.

   5.7 Pooling; Tax-Free Reorganization.

     (a) The Company will not Knowingly take, or Knowingly permit any controlled Affiliate of the Company to take, any actions that could prevent the Merger from being treated as a Pooling, it being understood and agreed that if Deloitte & Touche LLP, the Company's independent accountants, advises the Company that an action would not prevent the Merger from being so treated, such action will be conclusively deemed not to constitute a breach of this Section 5.7.

     (b) None of Parent, Merger Sub and the Company shall take or agree to take any action or fail to take any action, except as expressly provided in this Agreement, that is likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that any such actions, or any such failures to take any action, with respect to or in connection with the Parent Rights Agreement (other than an amendment to such agreement) shall not constitute a breach of this covenant.

     (c) Parent and the Company shall cooperate and use their best efforts in obtaining the tax opinions of SASM&F, counsel to the Company, and OHS, counsel to Parent. In connection therewith, the Company, Parent and Merger Sub shall deliver to SASM&F and OHS representation letters (the "Representation Letters"), dated as of the Closing Date, in form and substance substantially identical to those agreed upon concurrently herewith by the Company, Parent and Merger Sub, on which SASM&F and OHS shall be entitled to rely in rendering their respective opinions pursuant to Sections 6.2(g) and 6.3(d); provided, however, that the failure of the Company, Parent or Merger Sub to make any statement in a Representation Letter because of an event, or a change in facts or law, in either case outside of such party's control, shall not constitute a breach of this covenant. Parent and the Company shall, and shall cause their respective subsidiaries to, take the position for all tax and accounting purposes that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code.

   5.8 Notification of Certain Matters.

     (a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, then untrue or inaccurate in any respect) and any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     (b) Between the date hereof and the Effective Time, each of the Company and Parent will give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any Litigation, relating to or involving or otherwise affecting the Company, Parent or their Subsidiaries that relates to the consummation of the Merger, (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any contract which is material to Parent or any Material Contract of the Company, and (v) any change that is reasonably likely to have a Material Adverse Effect on the Company or Parent or is likely to delay or impede the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

     (c) Each of the Company and Parent will give (or will cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (iii) required to prevent a Material Adverse Effect on the Company or Parent from occurring prior to or after the Effective Time. If any party shall fail to obtain any such consent from a third Person, such party will use all reasonable efforts, and will take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.

   5.9 Listing on the New York Stock Exchange. Parent shall use its reasonable efforts to cause the Parent Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

   5.10 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation, except as may be required by law or any listing agreement related to the trading of the shares of either party on any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

   5.11 Takeover Laws. If any "fair price," "moratorium," "control share acquisition," "shareholder protection" or other form of antitakeover statute, regulation or charter provision or contract is or shall become applicable to the Merger or the transactions contemplated hereby or by the Stockholders Agreement, the Company and the Board of Directors of the Company shall grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated hereby or thereby. The Company shall not take, and shall not permit any of its controlled Affiliates to take, any action which would require or permit, or could reasonably be expected to require or permit, the Company or any other Person or entity to treat Parent or Merger Sub, acting pursuant to and as permitted by this Agreement or the Stockholders Agreement, as an "interested stockholder" or "related person" with whom the Company is prevented for any period of time pursuant to Section 203 of the Delaware Law from engaging in any "business combination" or taking any action (including any charter or by-law amendment) that has the effect of rendering any such statutes applicable to Parent or any of its Subsidiaries.

   5.12 Accountant's Letters. Upon reasonable notice from the other, the Company or Parent shall cause their respective independent public accountants to deliver to Parent or the Company, as the case may be, a letter covering such matters as are requested by Parent or the Company, as the case may be, and as are customarily addressed in accountant's "comfort" letters in connection with registration statements similar to Form S-4.

   5.13 Stop Transfer. The Company acknowledges and agrees to be bound by and comply with the provisions of Section 2.1 of the Stockholders Agreement as if a party thereto with respect to transfers of record of ownership of shares of the Company Common Stock, and agrees to notify the transfer agent for any shares of Company Common Stock and provide such documentation and do such other things as may be necessary to effectuate the provisions of such Stockholders Agreement.

   5.14 Indemnification of Directors and Officers. Parent and Mergers Sub agree that all rights to indemnification, (if any) for acts or omissions occurring prior to the Effective time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable charter or organizational documents) shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time.

   5.15 Plan Funding Status. The Company shall deliver to Parent's actuary such information prior to the Closing Date as the actuary deems necessary to accurately evaluate the funding status of Falconwood Plan.

   5.16 Software Documentation. The Company shall deliver to Parent at or prior to the Effective Time copies of all material documentation relating to the use, maintenance and operation of the Software.

   5.17 Subsidiary Investments. MF Investments, Corp. shall not make any investments in or purchase, directly or indirectly, any equity or debt (other than U.S. governmental obligations) or similar interest in or any interest convertible into or exercisable or exchangeable for, directly or indirectly, any equity or debt (other than U.S. governmental obligations) or similar interest in any Person.

   5.18 Legends, Instructions to Transfer Agent. The Company will (i) issue or implement all the stop transfer instructions contemplated by the Related Agreements and (ii) ensure that the legends contemplated thereby are placed on certificates for Company Common Stock as contemplated by the Related Agreements, subject to the holders of such certificates complying with their obligations thereunder.

   5.19 Maintenance of Designation. The Company will use reasonable efforts to maintain the Class A Company Common Stock as a designated security of the Nasdaq National Market, and will notify Parent promptly if it determines that the Class A Company Common Stock no longer satisfies the criteria required to be satisfied in order to maintain the Class A Common Stock as such a designated security or if it receives any written notice that a proceeding for termination of such designation is contemplated.

   5.20 Amendment of Registration Rights Agreement. The Company will, and will use its best efforts to cause the holders of a majority-in-interest of the holders of Registrable Shares (as defined in the Registration Rights Agreement) to enter into an Amendment to the Registration Rights Agreement in substantially the form of Exhibit E attached hereto.

   5.21 Company Release. Contingent upon the execution and delivery to Parent and Merger Sub of the Jarecki/Falconwood Release, immediately prior to the Effective Time, the Company shall execute and deliver to Dr. Henry G. Jarecki and the Falconwood Corporation a release in the form of Exhibit F attached hereto.

   5.22 Waiver of Bonus. The Company shall use its best efforts to obtain a waiver from any officer or director of the Company with respect to any special performance bonus authorized but not paid by the Company prior to the date hereof which bonus arises in connection with action taken in respect of Litigation.

   5.23 All Reasonable Efforts and Further Assurances. Each of the parties to this Agreement shall use all reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI

                              CONDITIONS OF MERGER

   6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC; and no proceedings for that purpose; and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC;

     (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company;

     (c) New York Stock Exchange Listing. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

     (d) No Injunctions or Restraints; Illegality. No Court or Governmental Authority having jurisdiction over the Company, Acquiror or Merger Sub shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or order (whether temporary, preliminary or permanent) which is then in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger substantially on the terms contemplated by this Agreement.

     (e) Regulatory Approvals. All approvals and consents of applicable Governmental Authorities required to consummate the Merger shall have been received the failure to obtain which would prevent the consummation of the Merger or have a Material Adverse Effect on the Company or the Parent, and the waiting period under the HSR Act and Foreign Competition Laws shall have expired or been terminated

   6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

     (a) Representations and Warranties. (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (together with the Company Disclosure Schedule) (except for those (x) representations and warranties that are qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date or only with respect to a specific period (which shall be true and correct in all material respects as of such date or with respect to such period)), with the same force and effect as if made on and as of the Effective Time, and the Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company and of each of the Subsidiaries.

     (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Executive Officer of the Company.

     (c) Consents Obtained. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that consents or waivers with respect to those contracts and agreements have been obtained the failure to obtain which either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company or prevent the consummation of the Merger.

     (d) Pooling of Interests. Parent shall have received a written opinion from Ernst & Young, Parent's independent public accountants, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, that the Merger, can properly be accounted for as a Pooling.

     (e) Related Agreements. Each of the Related Agreements shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time shall have been taken, except (i) in the event of an impossibility of performance under any such Related Agreements by virtue of the death, disability or incapacity of any natural person who is a party to any Related Agreement prior to the Effective Time unless, when taken together, all such impossibilities of performance shall have a Material Adverse Effect, (ii) the failure of Employment Agreements with respect to any individuals other than Messrs. Jarecki, Leatherman, Slutsky and Gukeisen to be in full force and effect at the Effective Time as aforesaid shall not, in and of itself, be deemed to constitute non-satisfaction of the condition contained in this Section 6.2(e)

     (f) Falconwood Termination Agreement. The Falconwood Termination Agreement shall have been executed and delivered by the parties thereto and be in full force and effect as of the Effective Time.

     (g) Tax Opinion. Parent shall have received an opinion from OHS, tax counsel to Parent, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion and the Representation Letters, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

     (h) Jarecki/Falconwood Release. Contingent upon the execution and delivery by the Company of the release described in Section 5.21, each of Dr. Henry G. Jarecki and The Falconwood Corporation shall have executed and delivered a release in the form of Exhibit G attached hereto (the "Jarecki/Falconwood Release").

   6.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement, (except for those (x) representations and warranties that are qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date or only with respect to a specific period (which shall be true and correct in all material respects as of such date or with respect to such period)), with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Financial Officer of Parent, with respect to Parent and the President of Merger Sub, with respect to the Merger Sub.

     (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by Chief Financial Officer of Parent, with respect to Parent and the President of Merger Sub, with respect to the Merger Sub.

     (c) Consents Obtained. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that consents or waivers to those contracts or agreements have been obtained, the failure to obtain which would prevent the consummation of the Merger.

     (d) Tax Opinion. The Company shall have received an opinion from SASM&F, tax counsel to the Company, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion and the Representation Letters, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by the stockholders of the Company upon the exchange of their shares of

  Company Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock.

                                  ARTICLE VII

                               RELATED AGREEMENTS

   7.1 Related Agreements. Simultaneously with the execution and delivery of this Agreement, the following parties are executing and delivering the following agreements, being hereinafter referred to as the "Related Agreements"), each dated as of the date hereof:

     (a) Affiliate Agreements. Each of the Persons identified on Schedule 7.1(a) attached hereto is entering into an Affiliate Agreement with Parent, effective as of the Effective Time (the "Affiliate Agreement"), in the form of Exhibit H attached hereto.

     (b) Employee Offer Letters. (i) Each of the Persons identified on
  Schedule 7.1(b) attached hereto is entering into an employment agreement with Parent, effective as of the Effective Time, in substantially the form of Exhibit I attached hereto (the "Employment Agreements") and (ii) J. Russell Leatherman is executing a personal services agreement with Parent, effective as of the Effective Time, in the form of Exhibit J attached hereto.

     (c) Release Agreements. Each of the Persons identified on Schedule 7.1(c) is entering into a Release Agreement, in the form of Exhibit K attached hereto (the "Release Agreements").

     (d) Assignment Agreements. Each of the Persons identified on Schedule 7.1(d) is entering into an Assignment Agreement, in the form of Exhibit L attached hereto (the "Assignment Agreements").

     (e) Stockholders Agreement. Each of the stockholders of the Company identified on Schedule 7.1(e) is entering into the Stockholders Agreement with Parent.

     (f) Option Agreement. The Company is entering into the Option Agreement with Parent.

     (g) Falconwood Agreement. Parent and the Falconwood Plan Trustees (as defined in the Falconwood Agreement) are entering into an agreement, in the form of Exhibit M attached hereto (the "Falconwood Agreement").

     (h) Non-Competition Agreements. The Company, the Parent and each stockholder of the Company identified on Schedule 7.1(h) is entering into a Non-Competition Agreement, in the form of Exhibit N attached hereto (the "Non-Competition Agreement").

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

   8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

     (a) By mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

     (b) By either Parent or the Company if the Merger shall not have been consummated by September 30, 1999; provided, however, that if the Merger shall not have been consummated solely due to the waiting period (or any extension thereof) under the HSR Act not having expired or been terminated, then such date shall be extended to December 31, 1999; and provided, further, that the right to terminate this Agreement under this Section shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date; or

     (c) By either Parent or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an Order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and such Order, decree or ruling has become final and nonappealable; or

     (d) By either Parent or the Company, if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company shall not have been obtained; or

     (e) By Parent, if the Board of Directors of the Company or any committee thereof shall have (i) failed to recommend approval and adoption of this Agreement and the Merger by the Stockholders of the Company, or withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Parent or Merger Sub, its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby, (ii) engaged in discussions with a third party concerning an Acquisition Proposal, (iii) failed to mail the Proxy Statement to its stockholders within a reasonable period of time after the Proxy Statement shall be available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of the Company vote in favor of the Merger), (iv) made any recommendation with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal,
  (v) upon a request by Parent, failed, as required by Section 4.2(c)(i)(4), to reaffirm any such approval or recommendation, (vi) taken any action prohibited by Section 4.2, (vii) entered into a definitive or binding agreement with respect to a Superior Proposal, (viii) breached the Option Agreement in any material respect or (ix) resolved to or announced its intention to do any of the foregoing; or

     (f) By Parent, if a third party acquires 33% or more of outstanding shares of capital stock or other equity interests of the Company or any Material Subsidiary; or

     (g) By Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and (1) there has been a breach by the Company of any of its representations and warranties hereunder such that Section 6.2(a) will not be satisfied or (2) there has been the willful breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 6.2(a) will not be satisfied, and, in both case (1) and case (2), such breach (if curable) has not been cured within thirty (30) days after notice to the Company from Parent; or

     (h) By the Company, if it is not in material breach of its obligations under this Agreement, and (1) if there has been a breach by Parent or Merger Sub of any of their respective representations and warranties hereunder such that Section 6.3(a) will not be satisfied or (2) there has been the willful breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that
  Section 6.3(a) will not be satisfied, and, in both case (1) and case (2), such breach (if curable) has not been cured within thirty (30) days after notice to Parent and Merger Sub from the Company; or

     (i) By Parent, if any of the stockholders who are parties to the Stockholders Agreement shall have breached in any material respect any representation, warranty, covenant or agreement thereof and such breach has not been promptly cured after notice to any such stockholder; provided, however, that such breach shall be of the kind that denies Parent the material benefits contemplated by the Stockholders Agreement.

   8.2 Effect of Termination. Except as provided in this Section 8.2, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement (other than the first sentence of Section 5.3(b), this Section 8.2 and Section 8.3 and Article IX, which shall survive such termination) will forthwith become void, and there will be no liability on the part of the Parent, the Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

   8.3 Fees and Expenses.

     (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and all filing fees payable in connection with filings made under the HSR Act.

     (b) In the event that:

       (i) Parent terminates this Agreement pursuant to Section 8.1(e) (other than 8.1(e)(ii)) or Section 8.1(f); or

       (ii) Parent or the Company terminates this Agreement pursuant to
    Section 8.1(d) hereof because of the failure to obtain the required approval from the Company stockholders and either (x) at the time of such termination or prior to the Company Stockholders' Meeting there shall have been an Acquisition Proposal (whether or not such Acquisition Proposal or any inquiry, announcement or agreement relating to such Acquisition Proposal shall have been rejected or shall have been withdrawn prior to the time of such termination or of the Company Stockholders' Meeting) or (y) the Company shall have entered into a binding agreement in connection with an Acquisition Proposal within twelve (12) months following termination of this Agreement, the Company shall pay to Parent, simultaneously with such termination of this Agreement referred to in clauses (i) or (ii)(x) of this Section 8.3(b) or at the time a binding agreement is entered into in connection with an Acquisition Proposal as contemplated in clause (ii)(y) of this
    Section 8.3(b), a fee in cash equal to $12,000,000, plus the amount of Parent Stipulated Expenses paid to Parent pursuant to Section 8.3(c) (the "Termination Fee"), which amount shall be payable by wire transfer of immediately available funds not later than two business days after the date of such termination.

     (c) If this Agreement is terminated pursuant to Sections 8.1(e), 8.1(f) or 8.1(g) and provided that (i) Parent is not then in breach of its representations and warranties under this Agreement such that Section 6.3(a) of this Agreement would not be satisfied or (ii) Parent is not otherwise in material breach of its obligations under this Agreement such that Section 6.3(b) will not be satisfied, then the Company shall reimburse Parent, within three (3) business days of Parent's request therefor, for all Parent Stipulated Expenses. As used in this Agreement, the term "Parent Stipulated Expenses" shall mean those reasonable and documented out-of-pocket fees and expenses actually incurred by Parent in connection with this Agreement, the Stockholder Agreement and the transactions contemplated hereby and thereby which do not exceed $2,500,000 in the aggregate.

     (d) If this Agreement is terminated pursuant to Section 8.1(h) and provided that (i) the Company is not then in breach of its representations and warranties under this Agreement such that Section 6.2(a) of this Agreement would not be satisfied or (ii) the Company is not otherwise in material breach of its obligations under this Agreement such that Section 6.2(b) will not be satisfied, then Parent shall reimburse the Company, within three (3) business days of the Company's request therefor, for all Company

  Stipulated Expenses. As used in this Agreement, the term "Company Stipulated Expenses" shall mean those reasonable and documented out-of-pocket fees and expenses actually incurred by the Company in connection with this Agreement and the transactions contemplated hereby which do not exceed $2,500,000 in the aggregate.

   8.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   8.5 Waiver. At any time prior to the Effective Time, any party hereto may extend the time for the performance of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                               GENERAL PROVISIONS

   9.1 Survival of Representations and Warranties.

     (a) Except as set forth in Section 9.1 (b) of this Agreement, the representations, warranties and agreements of each party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

     (b) The representations and warranties in this Agreement will terminate at the Effective Time or upon the termination of this Agreement pursuant to
  Article VIII; provided, however, this Section 9.1(b) shall in no way limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after the termination of this Agreement pursuant to Article VIII.

   9.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, with confirmation as provided above addressed as follows:

     (a)  If to Parent or Merger Sub:

            America Online, Inc.
            22000 AOL Way
            Dulles, Virginia 20166
            Telecopier: (703) 265-0006
            Attention: Donn M. Davis
                    Senior Vice President, Business Development

            With copies to:

            America Online, Inc.
            22000 AOL Way
            Dulles, Virginia 20166
            Telecopier: (703) 265-2208
            Attention: General Counsel

            and

            Orrick, Herrington & Sutcliffe LLP
            666 Fifth Avenue
            New York, New York 10103
            Telecopier: (212) 506-5151
            Attention: Martin H. Levenglick, Esq.

     (b)  If to the Company:

            MovieFone, Inc.
            355 Madison Avenue
            New York, New York 10017
            Telecopier: (212) 450-8025
            Attention: Adam Slutsky

            With a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, New York 10022
            Telecopier: (212) 735-2000
            Attention: Morris J. Kramer, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally recognized overnight courier, on the next business day after the date when sent
(c) in the case of facsimile transmission or telecopier, upon confirmed receipt, and (d) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

   9.3 Disclosure Schedules. The Company Disclosure Schedule and the Parent Disclosure Schedule each shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any Section of a party's Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other Section of the Disclosure Schedule, be deemed to be disclosed with respect to such sections.

   9.4 Certain Definitions. For purposes of this Agreement, the term:

     (a) "Affiliates" means Persons that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other Subsidiary) has, directly or indirectly, an interest of 5% or more;

     (b) "Balance Sheet" means the balance sheet of the Company contained in the Company's Form 10-Q for the quarter ended September 30, 1998.

     (c) "beneficial owner" with respect to any shares of Company Common Stock, means a Person who shall be deemed to be the beneficial owner of such shares which such Person or any of its Affiliates or associates beneficially owns, directly or indirectly, which such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or the right to vote pursuant to any agreement, arrangement or understanding or which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or Person with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

     (d) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

     (e) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

     (f) "Court" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

     (g) "Governmental Authority" means any governmental agency or authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers.

     (h) "Intellectual Property" means trademarks, service marks, trade names, URLs and Internet domain names and applications therefor (and all interest therein), designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing (including any registrations and applications for any of the foregoing) (collectively, "Trademarks"); patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); computer programs and other computer software; databases; technology, trade secrets and other confidential information, know-how, proprietary technology, processes, formulae, algorithms, models, user interfaces, customer lists, inventions, source codes and object codes and methodologies, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing (collectively, "Trade Secrets"), used in or necessary for the conduct of Company's and each of its Subsidiaries' business as currently conducted or contemplated to be conducted.

     (i) "Knowledge" means (i) in the case an individual, knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter, or (b) a prudent individual in such individual's position could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable (for an individual in such individual's position to undertake) investigation concerning the existence of such fact or other matter and (ii) in the case of an entity (other than an individual) such entity will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     (j) "Law" means all laws, statutes, ordinances and Regulations of any Governmental Authority;

     (k) "Lien" means any mortgage, pledge, security interest, attachment, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings,
  (ii) statutory or common laws liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

     (l) "Litigation" means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, governmental or other administrative proceeding, whether at law or at equity, before or by any Court or Governmental Authority or before any arbitrator;

     (m) "Material Adverse Effect" means any fact, event, change, circumstance or effect that is materially adverse to the business, financial condition or results of operations of the (1) Company and its Subsidiaries, taken as a whole when such term is used in relation to the Company and/or the Subsidiaries or (2) the Parent and its Subsidiaries, taken as a whole, when such term is used in relation to the Parent.

     (n) "Merger Shares" means shares of Parent Common Stock issued in exchange for shares of Company Common Stock pursuant to the Merger in accordance with Article I of this Agreement.

     (o) "Order" will mean any judgment, order or decree of any Court or Governmental Authority.

     (p) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

     (q) "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation, Parent or any other Person means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company, the Surviving Corporation, Parent or such other Person, as the case may be, (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

   9.5 Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   9.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

   9.7 Entire Agreement. This Agreement (including all exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

   9.8 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any Affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

   9.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

   9.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

   9.11 Governing Law. This Agreement and the agreements, instruments and documents contemplated hereby will be governed by and construed in accordance with the Laws of the State of Delaware (exclusive of conflicts of law principles). Courts within the State of Delaware will have jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties consent to and agree to submit to the jurisdiction of such Courts, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 9.11 and shall not be deemed to be a general submission to the jurisdiction of such Courts or in the State of Delaware other than for such purpose. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Law, any claim (i) that such party is not personally subject to the jurisdiction of such Courts, (ii) that such party and such party's property is immune from any legal process issued by such Courts or (iii) for forum non conveniens.

   9.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 [Remainder of this page intentionally left blank]

   IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                             AMERICA ONLINE, INC.

                                             By /s/ Donn M. Davis
                                               -----------------------------
                                               Name: Donn M. Davis
                                               Title: Senior Vice President,
                                            Business
                                                   Development

                                             MF ACQUISITION CORPORATION

                                             By /s/ Donn M. Davis
                                               -----------------------------
                                               Name: Donn M. Davis
                                               Title: President

                                               MOVIEFONE, INC.

                                             By /s/ Andrew Jarecki
                                               -----------------------------
                                               Name: Andrew Jarecki
                                               Title: Chief Executive Officer

                                                                       ANNEX B

   STOCK OPTION AGREEMENT (this "Agreement"), dated as of February 1, 1999, between MOVIEFONE, INC., a Delaware corporation (the "Company"), and AMERICA ONLINE, INC., a Delaware corporation ("Grantee").

   WHEREAS, the Company, Grantee and MF Acquisition Corporation, a Delaware corporation and a newly formed wholly owned direct subsidiary of Grantee ("Newco"), have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger dated as of February 1, 1999 (the "Merger Agreement") which provides, among other things, that Newco shall be merged with and into the Company pursuant to the terms and conditions thereof; and

   WHEREAS, as an essential condition and inducement to Grantee's entering into the Merger Agreement and in consideration therefor, the Company has agreed to grant Grantee the Option (as hereinafter defined);

   WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

   1. Grant of Option. The Company hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 6,186,762 shares (such shares being referred to herein as the "Option Shares") of fully paid and nonassessable Class A Common Stock, par value $0.01 per share, of the Company ("Class A Company Common Stock"), which number of shares the Company hereby represents and warrants is the number of shares of Class A Common Stock that has voting power equal to approximately fifteen percent (15%) of the voting power of the shares of Class A Company Common Stock and Class B Common Stock, par value $0.01 per share, of the Company ("Class B Company Common Stock" and, together with Class A Company Common Stock, "Company Common Stock") issued and outstanding (before giving effect to the exercise of the Option) as of the date hereof, at a purchase price of $29.25 per share, as adjusted in accordance with the provisions of Section 8 of this Agreement (such price, as adjusted if applicable, the "Option Price"). In addition, Grantee may elect to purchase Option Shares issuable and pay some or all of the total Option Price payable upon an exercise of this Option by surrendering a portion of the Option with respect to such number of Option Shares as is determined by dividing the
(i) total Option Price payable in respect of the number of Option Shares being purchased in such manner by (ii) the excess of the Fair Market Value, as determined below, per share of Class A Company Common Stock as of the Option Closing Date (as defined below) over the per share Option Price. The Fair Market Value per share of Class A Company Common Stock shall be (i) if the Class A Company Common Stock is listed on the Nasdaq National Market, national securities exchange or other nationally recognized exchange or trading system as of the Option Closing Date, the last reported sale price per share of Class A Company Common Stock thereon on the Option Closing Date, or if no such price is reported on such date, such price on the next preceding business day for which such price is reported, or (ii) if the Class A Company Common Stock is not listed on the Nasdaq National Market, national securities exchange or other nationally recognized exchange or trading system as of the Option Closing Date, the amount determined in good faith by the Board of Directors of the Company to represent the value per share the Class A Common Stock would have if publicly traded on a nationally recognized exchange or trading system (assuming the absence of unusual market conditions and no premium for control or discount for minority interests, illiquidity or restrictions on transfer).

   2. (a) Exercise of Option. Grantee may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Option Termination Event (as hereinafter defined), provided that Grantee shall have sent the written notice of such exercise (as provided in Section 2(e) hereof) on or prior to the last date of the one (1) year period following such Triggering Event (the "Option Expiration Date"). The right to exercise the Option shall terminate upon the first to occur of the Option Expiration Date or an Option Termination Event.

       (b) Triggering Events. The term "Triggering Event" shall mean the occurrence of the earliest date, if any, upon or after termination of the Merger Agreement on which Grantee shall have the unconditional right to receive the Termination Fee pursuant to Section 8.3(b) of the Merger Agreement.

       (c) Option Termination Events. The term "Option Termination Event" shall mean any of the following events:

         (i) the Effective Time; or

         (ii) the termination of the Merger Agreement other than under circumstances which constitute (or upon satisfaction of the condition to payment of the Termination Fee set forth in Section 8.3(b)(ii)(y) of the Merger Agreement would constitute) a Triggering Event under this Agreement; or

         (iii) the occurrence of the date which is eighteen (18) months after termination of the Merger Agreement under circumstances which, if the condition to payment of the Termination Fee set forth Section 8.3(b)(ii)(y) of the Merger Agreement were satisfied, would constitute a Triggering Event under this Agreement unless such a Triggering Event resulting from the satisfaction of such conditions has occurred prior to such date.

  Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it may have exercised the Option in accordance with the terms hereof prior to the termination of the Option, and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or at such termination.

       (d) Notice of Triggering Event. The Company shall notify Grantee in writing as promptly as practicable following its becoming aware of the occurrence of any Triggering Event, it being understood that the giving of such notice by the Company shall not be a condition to the right of Grantee to exercise the Option or for a Triggering Event to have occurred and that the failure to give such notification shall not itself be deemed to be a breach of this Agreement for purposes of Section 8.1(e)(viii) of the Merger Agreement.

       (e) Notice of Exercise; Closing. In the event that Grantee is entitled to and desires to exercise the Option, it shall send to the Company a written notice (such notice being herein referred to as an "Exercise Notice" and the date of issuance of an Exercise Notice being herein referred to as the "Notice Date") indicating that Grantor is exercising the Option and specifying (i) the total number of Option Shares that it will purchase pursuant to such exercise, (ii) whether the Option Price will be paid in cash or by surrender of a portion of the Option and (iii) a place and date not earlier than three (3) Business Days and not later than ten
  (10) Business Days from the Notice Date for the closing of such purchase (the "Option Closing Date"); provided, that if the closing of the purchase and sale pursuant to the Option (the "Option Closing") cannot be consummated, by reason of any applicable Order, the period of time that otherwise would run pursuant to this Section shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if, in the reasonable opinion of Grantee, prior notification to or approval of any regulatory agency is required in connection with such purchase, the Company or Grantee, as the case may be, shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed.

       (f) Purchase Price. At the Option Closing, if the Option Price will be paid in cash, Grantee shall pay to the Company the aggregate Option Price in immediately available funds by wire transfer to a bank account designated by the Company; provided that the failure by Grantee to effect such a wire transfer because of a failure or refusal of the Company to designate such a bank account shall not relieve the Company of its obligations under Section 2(g) at the Option Closing.

       (g) Issuance of Option Shares. At the Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f) hereof if the Option Price will be paid in cash and surrender of this Agreement to the Company, the Company shall deliver to Grantee a certificate or certificates representing the number of Option Shares purchased by Grantee and, if the Option shall have been exercised in part only and the entire remaining portion of the Option shall not have been surrendered to pay the Option Price, a new agreement in the form of this Agreement evidencing the rights of Grantee to purchase the balance of the Option Shares purchasable hereunder. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, the Company shall have issued any rights or other securities which are attached to or otherwise associated with the Class A Company Common Stock, then each Option Share issued pursuant to such exercise shall also represent such rights or other securities with terms substantially the same as and at least as favorable to Grantee as are provided under any stockholder rights agreement or similar agreement of the Company then in effect.

       (h) Legend. Certificates for Option Shares delivered at an Option Closing may be endorsed with a restrictive legend that shall read substantially as follows:

    The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended.

  It is understood and agreed that the reference to the resale restrictions of the Securities Act, in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to the Company a copy of a letter from the staff of the SEC, or an opinion of counsel, reasonably satisfactory to the Company, to the effect that such legend is not required for purposes of the Securities Act.

       (i) Record Grantee; Expenses. Upon the delivery by Grantee to the Company of the Exercise Notice and the tender of the applicable Option Price in immediately available funds or the requisite portion of the Option, Grantee shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company may then be closed, that certificates representing such Option Shares may not then have been actually delivered to Grantee or the Company may have failed or refused to designate the bank account described in Section 2(f). The Company shall pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee. Grantee shall pay all expenses that may be payable in connection with the issuance and delivery of stock certificates or a substitute option agreement in the name of any assignee, transferee or designee of Grantee and any filing fees and other expenses arising from compliance by Grantee pursuant to the HSR Act.

       (j) Consents. The obligation of the Company to issue Option Shares to Grantee hereunder is subject to the conditions that (i) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (ii) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal, state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which the Option is exercisable, each party will use its reasonable efforts to satisfy all such conditions to closing, so that an Option Closing may take place as promptly as practicable; provided that neither the Company nor Grantee nor any subsidiary or affiliate thereof will be required to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

   3. Evaluation of Investments. Grantee, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of an investment in the Option and the securities to be purchased pursuant to this Agreement (collectively the "Option Securities"). The Company, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of an investment in any Grantee Common Stock.

   4. Documents Delivered. Grantee acknowledges receipt of copies of the following documents:

       (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

       (b) The Company's Proxy Statement for the 1998 annual meeting of the Company's stockholders;

       (c) The Company's Quarterly Reports on Form 10-Q filed since December 31, 1997; and

       (d) Current Reports on Form 8-K filed since December 31, 1997.

   5. Investment Intent. Grantee represents and warrants that it is entering into this Agreement and is acquiring and/or will acquire the Option Securities for its own account and not with a view to resale or distribution of all or any part of the Option Securities in violation of applicable Law. The Company represents that, if it obtains any securities of Grantee pursuant to this Agreement, it will acquire them for its own account and not with a view to resale or distribution of any such securities.

   6. Reservation of Shares. The Company agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Class A Company Common Stock (or Other Option Securities) issuable pursuant to this Agreement so that the Option may be exercised without additional authorization of Class A Company Common Stock (or Other Option Securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Class A Company Common Stock (or Other Option Securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants to be observed or performed hereunder by the Company; and
(iii) promptly to take all action as may from time to time be required in order to permit Grantee to exercise the Option and the Company to duly and effectively issue shares of Class A Company Common Stock (or Other Option Securities) pursuant hereto.

   7. Division of Option; Lost Options. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of the Company, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of Option Shares (or Other Option Securities) purchasable hereunder. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new agreement of like tenor and date.

   8. Adjustment Upon Changes in Capitalization. The number of Option Shares purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 8.

       (a) Additional Shares Adjustment. Excluding issuances contemplated by
  Section 8(b), in the event that any additional shares of Company Common Stock are issued, the number of shares of Class A Company Common Stock subject to the Option will be adjusted so that, immediately after such issuance and giving effect thereto, such number constitutes the same percentage of the number of shares of

  Company Common Stock issued and outstanding as the number of shares of Class A Common Stock subject to the Option immediately prior to such issuance constitutes as a percentage of the number of shares of Company Common Stock issued and outstanding immediately prior to such issuance.

       (b) Transaction Adjustment. In the event of any change in Class A Company Common Stock by reason of stock dividends, splits, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other similar transactions, then the Option Shares purchasable upon exercise hereof shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities (any such shares or other securities referred to herein as "Other Option Securities") or property (including cash) that Grantee would have owned or been entitled to receive after the happening of any of the events described above if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

       (c) Option Price Adjustment. Whenever the number of shares of Option Shares subject to this Option are adjusted pursuant to Section 8(a) or (b), the Option Price shall be appropriately adjusted, if applicable, by multiplying the Option Price by a fraction, the numerator of which shall be equal to the aggregate number of Option Shares purchasable under the Option prior to the adjustment and the denominator of which shall be equal to the aggregate number of Option Shares purchasable under the Option immediately after the adjustment.

       (d) Substitute Option. In the event that the Company enters into an agreement (i) to consolidate with or merge into any Person, other than Grantee or one of its subsidiaries, and the Company will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any Person, other than Grantee or one of its subsidiaries, to merge into the Company and the Company will be the continuing or surviving corporation, but in connection with such merger, the shares of Company Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property, or the shares of Company Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Class A Company Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable, otherwise be adjusted as appropriate.

   9. Registration Rights. The Company will, if requested by Grantee at any time and from time to time within three (3) years after a Triggering Event (the "Registration Period"), as expeditiously as possible prepare and file up to two
(2) registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of Option Shares that have been acquired by or are issuable to Grantee upon exercise of the Option ("Registrable Securities") in accordance with the method of sale or other disposition contemplated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and the Company will use its best efforts to qualify such Option Shares under any applicable Blue Sky Law. The Company will use its best efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of nine (9) months from the day such registration statement first becomes effective as may be reasonably necessary to allow Grantee to effect such sale or other disposition. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding ninety (90) days in the aggregate if the Board of Directors of the Company shall have determined in good faith that the filing of such registration or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the Company or would be in any way prohibited by law. The expenses associated with the preparation and filing of any such registration statement pursuant to this Section 9 and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of the SEC or the National Association of Securities Dealers, Inc.) ("Registration Expenses") will be for the account of the Company except for underwriting discounts or commissions or brokers' fees in respect of Option Shares to be sold by Grantee and the fees and disbursements of Grantee's counsel. Grantee will provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If during the Registration Period the Company shall propose to register under the Securities Act the offering, sale and delivery of Company Common Stock for cash for its own account or for any other stockholder of the Company pursuant to a firm commitment underwriting, it will, in addition to the Company's other obligations under this Section 9, allow Grantee the right to participate in such registration provided that Grantee participates in the underwriting; provided, further, that, if the managing underwriter of such offering advises the Company in writing that in its opinion the number of shares of Company Common Stock (or other securities) requested to be included in such registration exceeds the number which it would be in the best interests of the Company to sell in such offering, the Company will, after fully including therein all shares of Class A Company Common Stock to be sold by the Company, include the shares of Class A Company Common Stock requested to be included therein by Grantee pro rata (based on the number of shares of Company Common Stock intended to be included therein) with the shares of Company Common Stock intended to be included therein by Persons other than the Company and Persons to whom the Company owes a contractual obligation not to make such a reduction. In connection with any offering, sale and delivery of Company Common Stock pursuant to a registration statement effected pursuant to this Section 9, the Company and Grantee will provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution. For purposes of determining whether two requests have been made under this Section 9, only requests relating to a registration statement that has become effective under the Securities Act will be counted. The registration rights granted under this Section 9 are subject to and are limited by any registration rights previously granted by the Company and Grantee acknowledges the registration rights granted under this Section 9 shall be construed subject to any such limitations.

   10. Repurchase of Option and Option Shares.

       (a) Repurchase Offer. Upon the occurrence of any Repurchase Event (as defined herein), the Company shall (i) deliver an offer (an "Option Repurchase Offer") to repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the Competing Transaction Price (as defined below) exceeds (B) the Option Price, multiplied by the maximum number of Option Shares for which the Option may then be exercised by Grantee, and (ii) deliver an offer (an "Option Share Repurchase Offer") to repurchase any Option Shares held by Grantee at a price (the "Option Share Repurchase Price") equal to the Competing Transaction Price multiplied by the number of Option Shares then held by Grantee, each of which offers shall not be revoked, and may be accepted by Grantee upon delivery of a written notice to the Company, at any time prior to the first to occur of the Option Expiration Date and the Option Termination Date. Any such notice shall specify a date on which the repurchase of the Option and/or Option Shares shall occur not earlier than three (3) Business Days and not later than ten (10) Business Days after the date on which such notice is delivered. The term "Competing Transaction Price" shall mean, as of any date for the determination thereof, the price per share of Class A Company Common Stock paid to the holders thereof upon the consummation of a Competing Transaction or, in the event of a Competing Transaction by way of a sale of assets of the Company, the Fair Market Value of a share of Class A Company Common Stock determined as of the fourth trading day following the announcement of such sale. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the Merger): (i) any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving the Company or any Material Subsidiary or the issuance or acquisition of shares of capital stock or other equity securities of the

  Company or any Material Subsidiary representing 50% or more (by voting power) of the outstanding capital stock of the Company or such Material Subsidiary (except for the issuance of shares of Company Common Stock pursuant to employee stock options granted under the Plan and outstanding on the date of this Agreement or the issuance of the Option to Parent) or
  (ii) any tender or exchange offer after consummation of which, any Person, together with all Affiliates thereof, beneficially owns shares of capital stock or other equity securities of the Company or any Material Subsidiary representing 50% or more (by voting power) of the outstanding capital stock of the Company or such Material Subsidiary, or (iii) the acquisition, license, purchase or other disposition of a substantial portion of the technology, business or assets of the Company or any Material Subsidiary. If the consideration paid or received in the Competing Transaction shall be other than in cash, the per share value of such consideration (on a fully diluted basis) shall be determined by a nationally recognized investment banking firm selected by Grantee and reasonably acceptable to the Company, which determination shall be conclusive for all purposes of this Agreement.

       (b) Repurchase Request. Upon the occurrence of a Repurchase Event and whether or not the Company shall have made an Option Repurchase Offer or Option Share Repurchase Offer under Section 10(a), at the request (the date of such request being the "Option Repurchase Request Date") of Grantee delivered prior to the Option Termination Date, the Company (i) shall repurchase the Option from Grantee at the Option Repurchase Price and (ii) shall repurchase such number of the Option Shares (to the extent clearly identifiable as such) from Grantee as Grantee shall designate at the Option Share Repurchase Price.

       (c) Repurchase Procedures. Grantee may (i) accept the Company's Option Repurchase Offer or Option Share Repurchase Offer under Section 10(a) or
  (ii) exercise its right to require the Company to repurchase the Option or any Option Shares, as the case may be, pursuant to Section 10(b) by a written notice or notices stating that Grantee elects to accept such offer or to require the Company to repurchase the Option or the Option Shares in accordance with the provisions of this Section 10. As promptly as practicable, and in any event within five (5) Business Days, after the surrender to the Company of this Agreement or Certificates for Option Shares, as applicable, following receipt of a notice under this Section 10(c), the Company shall deliver or cause to be delivered to Grantee the Option Repurchase Price or the Option Share Repurchase Price, as the case may be.

       (d) Regulatory Approvals. The Company hereby undertakes to use its reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 10. Nonetheless, to the extent that the Company is prohibited under applicable Law from repurchasing the Option or any Option Shares in full, the Company shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is required to deliver pursuant hereto and that it is no longer prohibited from delivering, within five (5) Business Days after the date on which the Company is no longer so prohibited; provided, however, that if the Company at any time after delivery of a notice of repurchase pursuant to Section 10(b) hereof is prohibited under applicable Law, from delivering to Grantee the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee may revoke its notice of repurchase of the Option or the Option Shares, respectively, either in whole or in part whereupon, in the case of a revocation in part, the Company shall promptly (i) deliver to Grantee that portion of the Option Repurchase Price or the Option Share Repurchase Price that the Company is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, to Grantee either (A) a new agreement evidencing the right of Grantee to purchase that number of shares of Class A Company Common Stock equal to the number of shares of Class A Company Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Class A Company Common Stock covered by the portion of the Option repurchased or (B) a certificate for the number of Option Shares covered by the revocation. If an Option Termination Event shall have occurred prior to the date of the notice by the Company described in the second sentence of this Section

  10(d), or shall be scheduled to occur at any time after an Option Repurchase Request Date or valid acceptance of the Company's Option Repurchase Offer but before the expiration of a period ending on the thirtieth day after such notice date, Grantee shall nonetheless have the right to exercise the Option until the expiration of such thirty (30) day period.

       (e) Definition. The term "Repurchase Event" shall mean the occurrence of any Triggering Event followed by the consummation of a Competing Transaction.

       (f) Representations. In connection with any purchase and sale of the Option or the Option Shares pursuant to this Section 10, Grantee will be required to represent and warrant to the Company that such Person is the owner of the Option and/or Option Shares being purchased, free and clear of all adverse claims and that such Person will deliver good title to such Option and/or Option Shares to the Company, free and clear of all adverse claims, upon consummation of any purchase and sale pursuant to this
  Section 10.

   11. Extension of Time for Regulatory Approvals. The periods related to exercise of the Option and the other rights of Grantee hereunder shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods and (ii) to the extent necessary to avoid liability under Section 10(b) of the Exchange Act by reason of such exercise.

   12. Representations and Warranties of the Company. The Company hereby represents and warrants to Grantee as follows:

       (a) Authority, etc. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

       (b) Corporate Action. The Company has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Class A Company Common Stock equal to the maximum number of shares of Class A Company Common Stock at any such time and from time to time issuable hereunder, and all such shares of Class A Company Common Stock, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all Liens created by the Company and not subject to any preemptive rights.

       (c) No Conflict. The execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and the performance by the Company of its obligations hereunder will not, conflict with or result in any violation pursuant to any provisions of the certificate of incorporation or bylaws of the Company or any Subsidiary of the Company, or of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, contractual obligation, instrument, permit, concession, franchise or license applicable to the Company or any Subsidiary of the Company or their respective properties or assets, except for any such conflict or violation that would not, either individually or in the aggregate, have or be a Material Adverse Effect.

       (d) Anti-takeover Statutes. The provisions of Section 203 of the General Corporation Law of the State of Delaware will not, prior to the termination of this Agreement, apply to this Agreement or the transactions contemplated hereby and thereby. The Company has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any other applicable state takeover law and from any applicable charter provision containing change of control or anti-takeover provisions.

   13. Assignment. The Company may not assign any of its rights or obligations under this Agreement to any other Person, without the express written consent of Grantee. Grantee may not assign any of its rights or obligations under this Agreement to any other Person, except that Grantee may assign its rights hereunder to any Affiliate of Grantee and may assign its rights hereunder to any Person after the occurrence of a Triggering Event.

   14. Listing. If Class A Company Common Stock or any other securities to be acquired upon exercise of the Option are then listed on The Nasdaq National Market (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Class A Company Common Stock or Other Option Securities to be acquired upon exercise of the Option on The Nasdaq National Market (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

   15. Application for Regulatory Approval. Each of Grantee and the Company will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Class A Company Common Stock issuable hereunder on the Nasdaq National Market of The Nasdaq Stock Market, Inc. upon official notice of issuance; provided that neither the Company nor Grantee nor any subsidiary or affiliate thereof will be required to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

   16. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

   17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

   18. Notices. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made when delivered in person, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier or by facsimile at the respective addresses of the parties set forth in the Merger Agreement.

   19. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

   20. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same agreement.

   21. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

   22. Entire Agreement. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

   23. Further Assurances. In the event of any exercise of the Option by Grantee, the Company and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary to the fullest extent permitted by Law in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize the Company or Grantee to breach any provision of the Merger Agreement.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Stock Option Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                             MOVIEFONE, INC.

                                             By: /s/ Andrew R. Jarecki
                                                -------------------------------
                                                Name: Andrew R. Jarecki
                                                Title: C. E. O.

                                             AMERICA ONLINE, INC.

                                             By: /s/ Donn Davis
                                                -------------------------------
                                                Name: Donn Davis
                                                Title: Senior Vice President,
                                                     Business Developments

                                                               ANNEX C

   STOCKHOLDERS AGREEMENT, dated as of February 1, 1999 (this "Agreement"), by and among AMERICA ONLINE, INC., a Delaware corporation ("Acquiror"), and each of the parties identified on Schedule A hereto (individually a "Stockholder" and collectively the "Stockholders").

   WHEREAS, MovieFone, Inc., a Delaware corporation ("Company"), Acquiror and MF Acquisition Corporation, a Delaware corporation and a newly formed wholly owned direct subsidiary of Acquiror ("Newco"), have contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger dated as of February 1, 1999 (the "Merger Agreement") which provides, among other things, that Newco shall be merged (the "Merger") with and into the Company pursuant to the terms and conditions thereof; and

   WHEREAS, as an essential condition and inducement to Acquiror to enter into the Merger Agreement and in consideration therefor, the undersigned Stockholders and the Acquiror have agreed to enter into this Agreement; and

   WHEREAS, as of the date hereof, the Stockholders own of record the shares of Class A common stock, par value $0.01 per share, or Class B common stock, par value $0.01 per share, of the Company (collectively, the "Company Common Stock") set forth opposite their respective names on Schedule A hereto and desire to enter into this Agreement with respect to such shares of Company Common Stock; and

   WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                Voting of Shares

   1.1 Stockholders Agreement. Each Stockholder hereby agrees to (a) appear, in person or by proxy, or cause the holder of record on any applicable record date (the "Record Holder") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof, including those at which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered, and (b) vote, or cause the Record Holder to vote, in person or by proxy, or to the extent written consents are solicited, execute and deliver written consents with respect to, all of the shares of the Company Common Stock owned by Stockholder, or with respect to which such Stockholder has voting power or control, and all of the shares of Company Common Stock which shall, or with respect to which voting power or control shall, hereafter be acquired by such Stockholder (collectively, the "Shares") in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement.

   1.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Acquiror shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or the performance of the Stockholders' duties or responsibilities as stockholders of the Company.

   1.3 Evaluation of Investment. Each Stockholder, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of the investment in shares of common stock, par value $0.01 per share, of Acquiror ("Acquiror Common Stock"), contemplated by the Merger Agreement.

   1.4 Documents Delivered. Each Stockholder acknowledges receipt of copies of the following documents:

    (a) the Merger Agreement and all Annexes thereto;

    (b) the Option Agreement

    (c) Acquiror's Annual Report on Form 10-K for the fiscal year ended June 30, 1998;

    (d) Acquiror's Proxy Statement dated September 28, 1998; and

    (e) each report filed with the Securities and Exchange Commission by the Acquiror on Forms 8-K and 10-Q since June 30, 1998.

Each Stockholder also acknowledges that he possesses the information relating to the Company which he deems relevant to his investment in the Acquiror Common Stock should the Merger be consummated.

   1.5 No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case which is inconsistent with such Stockholder's obligations pursuant to this Agreement.

                                   ARTICLE 2

                                    Transfer

   2.1 Transfer of Title. (a) Each Stockholder hereby covenants and agrees that such Stockholder will not, prior to the termination of this Agreement, either directly or indirectly, offer or otherwise agree to sell, assign, pledge, hypothecate, transfer, exchange, or voluntarily dispose of any Shares, options to purchase Company Common Stock ("Options") or any other securities or rights ("Rights") convertible into or exchangeable for shares of Company Common Stock, owned either directly or indirectly by such Stockholder or with respect to which such Stockholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of Acquiror (provided nothing contained herein will be deemed to restrict the exercise of Options), unless the Person to whom Shares or Options have been sold, assigned, pledged, hypothecated, transferred, exchanged or disposed agrees in writing in advance to be bound by this Agreement as if a party hereto.

    (b) Each Stockholder hereby agrees and consents to the entry of stop transfer instructions by the Company against the transfer of any Shares in a manner not consistent with the terms of Section 2.1(a) hereof and acknowledges and agrees that each certificate representing any Shares shall bear the following legend:

      This certificate and the shares represented hereby are subject to certain limitations on transfer and certain voting restrictions set forth in the Stockholders Agreement dated as of February 1, 1999 by and among America Online, Inc. and the parties identified in Schedule A thereto (a copy of which is available for inspection at the offices of MovieFone, Inc.), and any transferee of this certificate or any of the shares represented hereby shall be bound by the provisions thereof.

As soon as practicable after the execution and delivery of this Agreement (and in no event more than three (3) Business Days thereafter), each Stockholder shall surrender each certificate representing any of such Shares to the Company in exchange for one or more certificates representing such Shares bearing the foregoing legend.

                                   ARTICLE 3

                 Representations and Warranties of Stockholders

   Each Stockholder hereby severally and not jointly represents and warrants to Acquiror, as follows:

   3.1 Authority Relative to Agreement. In the case of any Stockholder that is a corporation, partnership or trust, such Stockholder is duly organized, formed or created under the laws of the jurisdiction of its organization, formation or creation. Such Stockholder, in the case of any individual, is competent and, in the case of any Stockholder that is a corporation, partnership or trust has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. In the case of any Stockholder that is a corporation, partnership or trust, all necessary corporate, partnership or trust action on behalf of such Stockholder has been taken to authorize this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

   3.2 No Conflict. The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares, Options or Rights pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder is bound or to which the Shares, Options or Rights are subject or by which they are affected and in the case of any Stockholder that is a corporation, partnership or trust, the applicable organizational documents or trust agreement.

   3.3 Title to the Shares. The Shares, Options and Rights held by such Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements (except that, in the case of any Stockholder that is a trust, the Shares, Options or Rights held by such Stockholder are held for the benefit of the beneficiaries of the applicable trust pursuant to the terms of the applicable trust agreement), limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and such Stockholder has not appointed or granted any proxy, which appointment or grant remains effective, with respect to the Shares, Options or Rights.

                                   ARTICLE 4

                                 Miscellaneous

   4.1 No Solicitation. From the date hereof until the Effective Time or, if earlier, the termination of the Merger Agreement, each Stockholder shall not (whether directly or indirectly through advisors, agents or other intermediaries) (a) solicit, initiate or encourage any Acquisition Proposal or
(b) engage in discussions or negotiations with, or disclose any non-public information relating to the Company or its Subsidiaries to any Person that has made an Acquisition Proposal or has advised the Stockholder, or to his Knowledge, any other Stockholder or the Company, that such Person is interested in making an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Section 4.1 shall restrict any Stockholder from fulfilling its legal or fiduciary duties arising by reason of such Stockholder's capacity as an officer or director of the Company or as a trustee of a trust, in each case, acting in such capacity; provided, however, that in no event shall such Stockholder fail to perform its obligations under Section 1.1 of this Agreement.

   4.2 Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms or
(b) the Effective Time. Upon such termination, no party shall have any further obligations or liabilities hereunder, provided that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

   4.3 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

   4.4 Successors and Affiliates. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and permitted assigns. If any Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any Options or Rights, by operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by death or incapacity of the Stockholder.

   4.5 Entire Agreement. This Agreement, together with the Affiliate Agreements, in the form attached as Exhibit H to the Merger Agreement, if and to the extent entered into by each of the Stockholders and Acquiror, constitutes the entire agreement among Acquiror and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Acquiror and the Stockholders with respect to the subject matter hereof.

   4.6 Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

   4.7 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   4.8 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a wavier of any prior or subsequent breach of the same or any other provision hereunder.

   4.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

   4.10 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or be registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

     (a)If to a Stockholder:

           At the address set forth opposite such Stockholder's name on Schedule A hereto

     (b)If to Acquiror or Newco:

           America Online, Inc. Attention: Telecopier: E-mail:

           With a copy to:

           Orrick, Herrington & Sutcliffe LLP 666 Fifth Avenue New York, New York 10103 Attention: Martin H. Levenglick Telecopier: (212) 506-5151 E-mail: Levenglick@aol.com or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent
(c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

   4.11 Governing Law; Consent to Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

    (b) Each Stockholder hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court of the Southern District of New York, and any appellate court from such court, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this shall affect any right that Acquiror or Newco may otherwise have to bring any action or proceeding relating to this Agreement against any Stockholder or its properties in the courts of any jurisdiction.

    (c) Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of forum non conveniens to the maintenance of such action or proceeding in any such court.

    (d) Each Stockholder hereby irrevocably appoints and designates CT Corporation System, whose address is 1633 Broadway, New York, NY 10019, or any other person having and maintaining a place of business in the State of New York whom the Parent or Newco may from time to time hereafter designate (having given 30 days' notice thereof to the Acquiror and Newco), as the true and lawful attorney and duly authorized agent for acceptance of service of legal process from Acquiror and Newco. Without prejudice to the foregoing, each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.10. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

   4.12 Definitions. Capitalized terms used and not defined herein shall have the meaning set forth in the Merger Agreement.

   4.13 Obligations of Stockholders. Except as provided in Article 3 and
Section 4.16, the obligations of the Stockholders hereunder shall be "several" and not "joint" or "joint and several." Without limiting the generality of the foregoing, under no circumstances will any Stockholder have any liability or obligation with respect to any misrepresentation or breach of covenant of any other Stockholder.

   4.14 Officers and Directors. No person who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by any Stockholder in his or her capacity as an officer or director of the Company in exercising its rights under the Merger Agreement.

   4.15 Interpretation. The parties have participated jointly in the negotiation of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of the provisions of this Agreement.

   4.16 Expenses. If the Merger Agreement is terminated pursuant to Section 8.1(i) as a result of a breach by one or more parties to this Agreement, then each party in breach of this Agreement jointly and severally agrees to reimburse Parent, within five (5) business days of Parent's request therefor, for all Parent Stipulated Expenses and all fees and expenses incurred in connection with the enforcement or realization of Acquiror's rights and remedies hereunder.

                 [Remainder of this page intentionally left blank]

                       COUNTERPART SIGNATURE PAGE TO THE
              STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 1, 1999

   IN WITNESS WHEREOF, each of the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first written above.

                                             AMERICA ONLINE, INC.

                                             By: /s/ Donn Davis
                                                -------------------------------
                                                Name: Donn Davis
                                                Title:  Senior Vice President,
                                                     Business Development

                       COUNTERPART SIGNATURE PAGE TO THE
              STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 1, 1999

STOCKHOLDER:
TIMBER NATION TRUST #1                      THE TIMBER TOP TRUST
By: /s/ Henry G. Jarecki                    By: /s/ Henry G. Jarecki
-----------------------                     -----------------------
 Name: Henry G. Jarecki                     Name: Henry G. Jarecki
 Title: Trustee                             Title: Trustee

THE TIMBER FALLS TRUST                      THE TIMBER EDGE TRUST

By: /s/ Henry G. Jarecki                    By: /s/ Henry G. Jarecki
-----------------------                     -----------------------
 Name: Henry G. Jarecki                     Name: Henry G. Jarecki
 Title: Trustee                             Title: Trustee

/s/ Thomas A. Jarecki                       THE TIMBER ACRES TRUST
---------------------
Thomas A. Jarecki
Title: Trustee                              By: /s/ Henry G. Jarecki
                                            ------------------------
                                            Name: Henry G. Jarecki

/s/ Andrew R. Jarecki
--------------------
Andrew R. Jarecki                           THE TIMBER ACRES TRUST II
                                            By: /s/ Andrew R. Jarecki
                                            -------------------------
/s/ Eugene D. Jarecki                       Name: Andrew R. Jarecki
---------------------
Eugene D. Jarecki

/s/ J. Russell Leatherman                   /s/ Robert Gukeisen
------------------------                    -------------------
J. Russell Leatherman                       Robert Gukeisen

                                            /s/ Divonne Jarecki
                                            -------------------
                                            Divonne Jarecki

                                            /s/ Adam Slutsky
                                            -------------------
                                            Adam Slutsky

                       COUNTERPART SIGNATURE PAGE TO THE
              STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 1, 1999

JARFAM L.P.                                 THE JEF LIMITED PARTNERSHIP
By: AIROLG, INC., its General Partner       By: THE RAPMIL CORPORATION,
                                            its General Partner

By: /s/ Stanley A. Lefkowitz                By: /s/ Stanley A. Lefkowitz
---------------------------                 ---------------------------
 Name: Stanley A. Lefkowitz                 Name: Stanley A. Lefkowitz
 Title: Vice President                      Title: Vice President

FALCONWOOD FOUNDATION, INC.

By: /s/ Henry G. Jarecki
------------------------
 Name: Henry G. Jarecki
 Title: Director

By: /s/ Andrew R. Jarecki
-------------------------
 Name: Andrew R. Jarecki
 Title: Director

By: /s/ Stanley A. Lefkowitz
----------------------------
 Name: Stanley A. Lefkowitz
 Title: Director

                                   Schedule A

                                                  Number of Shares of
                                                  MovieFone, Inc. Common Stock
Stockholder        Address                        Beneficially Owned
-----------        -------                        ----------------------------
Falconwood         565 5th Avenue                 75,000 shares of Class A
Foundation         New York, NY 10017             Common Stock
                   Facsimile: 212-984-1442
Robert Gukeisen    c/o MovieFone, Inc.            366,410 shares of Class A
                   335 Madison Avenue             Common Stock
                   New York, NY 10017
                   Facsimile: 212-450-8025
Andrew R. Jarecki  c/o MovieFone, Inc.            Zero (0) shares of Class A
                   335 Madison Avenue             Common Stock
                   New York, NY 10017
                   Facsimile: 212-450-8025
Divonne Jarecki    64 North Moore Street, Apt. 3W 3,990 shares of Class A
                   New York, NY 10013             Common Stock
                   Facsimile: 212-334-2140
Eugene D. Jarecki  c/o Stanley Lefkowitz          84,560 shares of Class A
                   The Falconwood Group           Common Stock
                   565 5th Avenue
                   New York, NY 10017
                   Facsimile: 212-984-1442
Thomas A. Jarecki  c/o MovieFone, Inc.            161,350 shares of Class A
                   335 Madison Avenue             Common Stock
                   New York, NY 10017
                   Facsimile: 212-450-8025
J. Russell
Leatherman         1875 Century Park East         166,105 shares of Class A
                   Suite 2230                     Common Stock
                   Los Angeles, CA 90067
                   Facsimile: 310-557-1666
Adam Slutsky       c/o MovieFone, Inc.            105,280 shares of Class A
                   335 Madison Avenue             Common Stock
                   New York, NY 10017
                   Facsimile: 212-450-8025
Timber Nation
Trust              c/o Dr. Henry Jarecki          139,860 shares of Class B
#1                 The Falconwood Corporation     Common Stock
                   565 5th Avenue
                   New York, NY 10017
                   Facsimile: 212-984-1442
The Timber Edge    c/o Dr. Henry Jarecki          1,266,410 shares of Class B
Trust              The Falconwood Corporation     Common Stock
                   565 5th Avenue
                   New York, NY 10017
                   Facsimile: 212-984-1442

                                                   Number of Shares of
                                                   MovieFone, Inc. Common Stock
Stockholder         Address                        Beneficially Owned
-----------         -------                        ----------------------------
The Timber Falls    c/o Dr. Henry Jarecki          75,000 shares of Class A
Trust               The Falconwood Corporation     Common Stock;
                    565 5th Avenue                 3,434,280 shares of Class B
                    New York, NY 10017             Common Stock
                    Facsimile: 212-984-1442
The Timber Acres    c/o Dr. Henry Jarecki          956,840 shares of Class B
Trust               The Falconwood Corporation     Common Stock
                    565 5th Avenue
                    New York, NY 10017
                    Facsimile: 212-984-1442
The Timber Acres    c/o Andrew Jarecki             1,422,770 shares of Class A
Trust II            MovieFone, Inc.                Common Stock
                    335 Madison Avenue
                    New York, NY 10017
                    Facsimile: 212-450-8025
The Timber Top      c/o Dr. Henry Jarecki          1,156,620 shares of Class B
Trust               The Falconwood Corporation     Common Stock
                    565 5th Avenue
                    New York, NY 10017
                    Facsimile: 212-984-1442
JARFAM L.P.         c/o Stanley Lefkowitz          197,267 shares of Class A
                    The Falconwood Group           Common Stock
                    565 5th Avenue
                    New York, NY 10017
                    Facsimile: 212-984-1442
The JEF Limited     c/o Stanley Lefkowitz          166,043 shares of Class B
Partnership         The Falconwood Group           Common Stock
                    565 5th Avenue
                    New York, NY 10017
                    Facsimile: 212-984-1442

                                                                         ANNEX D

                        Opinion of Salomon Smith Barney

February 1, 1999

Board of Directors
MovieFone, Inc.

Members of the Board:

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class A and Class B Common Stock ("Company Common Stock"), of MovieFone, Inc. (the "Company"), of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of the Company with MF Acquisition Corporation ("Sub"), a wholly owned subsidiary of American Online, Inc. ("Parent"), pursuant to an Agreement and Plan of Merger, dated as of February 1, 1999 (the "Merger Agreement"), among the Company, Parent and Sub. Upon the effectiveness of the Merger, each issued and outstanding share of Company Common Stock (other than shares owned by Parent, any subsidiary of Parent, the Company or any subsidiary of the Company) will be converted into and represent the right to receive (a) that number of shares of Common Stock of Parent ("Parent Common Stock") equal to the quotient of $29.25 divided by (i) the Average Parent Trading Price (as defined in the Merger Agreement) if the Average Parent Trading Price is at least equal to $129.49 but not greater that $175.19, or (ii) $129.49 if the Average Parent Trading Price is less than $129.49 or (iii) $175.19 if the Average Parent Trading Price is greater than $175.19 (the "Exchange Ratio"), plus (b) the related fraction of a Parent Right (as defined in the Merger Agreement), as more fully set forth in the Merger Agreement. We understand that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16 and is expected to qualify, for federal income tax purposes, as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

   In connection with rendering our opinion, we have reviewed certain publicly available information concerning the Company and Parent and certain other financial information concerning the Company, including financial forecasts, that were provided to us by the Company. We have discussed the past and current business operations, financial condition and prospects of the Company with certain officers and employees of the Company. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

   In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts of the Company, we have assumed that they have been reasonably prepared on bases reflecting best currently available estimates and judgments of the management of the Company, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We also have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of the Company or Parent. We were requested to approach and held discussions with selected third parties in connection with the possible sale of the Company.

   Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Parent Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision to effect the Merger, and we express no view on the effect on the Company of the Merger

Board of Directors
MovieFone, Inc.
February 1, 1999
and related transactions. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to holders of Company Common Stock and does not constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Merger Agreement or the Merger.

   We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, part of which is contingent upon consummation of the Merger. In the ordinary course of business, we (including our current and future affiliates) may actively trade the securities of Parent and the Company and their affiliates for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Also, we and our affiliates have previously rendered investment banking and financial advisory services to Parent and the Company and certain of their affiliates for which we have received customary compensation.

   We (including our current and future affiliates) may have other business relationships with Parent, the Company and their respective affiliates.

   Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to holders of Company Common Stock from a financial point of view.

Very truly yours,

/s/ Salomon Smith Barney

SALOMON SMITH BARNEY, INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

   Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

   Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

   Article Ninth of the Registrant's Restated Certificate of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

     "To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion."

     "The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office."

     "The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article Ninth."

     "The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, pursuant to the last sentence of Paragraph 1 of this Article Ninth, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion."

   Article Five of the Registrant's Restated By-Laws (incorporated by reference herein) provides that:

     "Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation."

     "Right to Advancement of Expenses. The right to indemnification conferred in the section "Right to Indemnification" of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification."

     "Right of Indemnitees to Bring Suit. If a claim under the section "Right to Indemnification" or "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (1) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation."

     "Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise."

     "Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

     "Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation."

   The directors and officers of the Registrant are covered by a policy of liability insurance. Indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

Item 21. Exhibits and Financial Statement Schedules.

   (a) The following exhibits are filled herewith or incorporated herein by reference:

 Exhibit No.                             Description
 -----------                             -----------
     2.1     Agreement and Plan of Merger, dated as of February 1, 1999, by and among the Registrant, MF Acquisition Corporation and MovieFone,
             Inc., including the Stockholders Agreement and the Stock Option
             Agreement (filed as Exhibit 2.1 to The Registrant's Current Report on Form 8-K dated February 11, 1999 and incorporated herein by reference.)

     4.1     Restated Certificate of Incorporation of The Registrant (filed as
             Exhibit 3.1 to The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and incorporated herein by reference).

     4.2     Amendment of Section A of Article 4 of the Restated Certificate of
             Incorporation of The Registrant (filed as Exhibit 3.1 to The
             Registrant's Quarterly Report on Form 10-Q for the quarter ended
             September 30, 1998 and incorporated herein by reference).

     4.3     Certificate of Designation, Preferences and Rights of Series A-1
             Junior Participating Preferred Stock of The Registrant (filed as
             Exhibit 3.3 to The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and incorporated herein by reference).

     4.4     Certificate of Elimination of Series A Junior Participation
             Preferred Stock of The Registrant (filed as Exhibit 3.4 to The
             Registrant's Annual Report on Form 10-K for the fiscal year ended
             June 30, 1998 and incorporated herein by reference).

     4.5     Restated By-Laws of The Registrant (filed as Exhibit 3.5 to The
             Registrant's Annual Report on Form 10-K for the fiscal year ended
             June 30, 1998 and incorporated herein by reference).

     4.6 Indenture, dated as of November 17, 1997, between The Registrant, as issuer, and State Street Bank and Trust Company, as trustee
             (filed as Exhibit 4.1 to The Registrant's Current Report on
             Form 8-K, dated as of December 2, 1997 and incorporated herein by reference).

     4.7 Rights Agreement dated as of May 12, 1998, between The Registrant and BankBoston, N.A., as Rights Agent (filed as Exhibit 4.2 to The
             Registrant's Quarterly Report on Form 10-Q for the quarter ended
             March 31, 1998 and incorporated herein by reference).

     5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding legality of securities being registered.

     8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain U.S. income tax aspects of the Merger.

     8.2     Opinion of Orrick, Herrington & Sutcliffe LLP regarding certain
             U.S. income tax aspects of the Merger.

    23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included as part of its opinions filed as Exhibit 5.1 and Exhibit 8.2, respectively, and incorporated herein by reference).

    23.2     Consent of Deloitte & Touche LLP.

    23.3     Consent of Ernst & Young LLP.

    23.4 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of its opinion filed as Exhibit 8.1 and incorporated herein by reference).

    23.5     Consent of Salomon Smith Barney

    24.1 Power of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference).

    99.1 Opinion of Salomon Smith Barney (included as Annex D to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

    99.2     Form of Proxy of MovieFone, Inc.

Item 22. Undertakings

   The undersigned Registrant hereby undertakes:

  (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (2) that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

  (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request; and

  (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

   Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loudoun, Commonwealth of Virginia, on April 21, 1999.

                                          America Online, Inc.

                                                   /s/ J. Michael Kelly
                                         By: __________________________________
                                            Name: J. Michael Kelly
                                            Title: Senior Vice President,
                                            Chief Financial
                                                  Officer, Treasurer and
                                                  Assistant Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Stephen M. Case, Kenneth Novack, J. Michael Kelly, Sheila Clark and James MacGuidwin and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Stephen M. Case             Chairman of the Board and    April 21, 1999
______________________________________  Chief Executive Officer
           Stephen M. Case              (principal executive
                                        officer)

      /s/ Robert W. Pittman            President, Chief Operating   April 21, 1999
______________________________________  Officer and Director
          Robert W. Pittman

       /s/ J. Michael Kelly            Senior Vice President,       April 21, 1999
______________________________________  Chief Financial Officer,
           J. Michael Kelly             Treasurer and Assistant
                                        Secretary (principal
                                        financial officer)

       /s/ James MacGuidwin            Vice President,              April 21, 1999
______________________________________  Controller, Chief
           James MacGuidwin             Accounting and Budget
                                        Officer (principal
                                        accounting officer)



              Signature                          Title                   Date
              ---------                          -----                   ----
      /s/ Daniel F. Akerson                     Director            April 21, 1999
______________________________________
          Daniel F. Akerson

                                                Director
______________________________________
          James L. Barksdale

      /s/ Frank D. Caufield                     Director            April 21, 1999
______________________________________
          Frank D. Caufield

      /s/ Alexander M. Haig                     Director            April 21, 1999
______________________________________
          Alexander M. Haig

      /s/ William N. Melton                     Director            April 21, 1999
______________________________________
          William N. Melton

      /s/ Thomas Middelhoff                     Director            April 21, 1999
______________________________________
          Thomas Middelhoff

       /s/ Colin L. Powell                      Director            April 21, 1999
______________________________________
           Colin L. Powell

      /s/ Franklin D. Raines                    Director            April 21, 1999
______________________________________
          Franklin D. Raines

                                 EXHIBIT INDEX

 Exhibit No.                             Description
 -----------                             -----------
     2.1     Agreement and Plan of Merger, dated as of February 1, 1999, by and among the Registrant, MF Acquisition Corporation and MovieFone,
             Inc., including the Stockholders Agreement and the Stock Option
             Agreement (filed as Exhibit 2.1 to The Registrant's Current Report on Form 8-K dated February 11, 1999 and incorporated herein by reference.)

     4.1     Restated Certificate of Incorporation of The Registrant (filed as
             Exhibit 3.1 to The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and incorporated herein by reference).

     4.2     Amendment of Section A of Article 4 of the Restated Certificate of
             Incorporation of The Registrant (filed as Exhibit 3.1 to The
             Registrant's Quarterly Report on Form 10-Q for the quarter ended
             September 30, 1998 and incorporated herein by reference).

     4.3     Certificate of Designation, Preferences and Rights of Series A-1
             Junior Participating Preferred Stock of The Registrant (filed as
             Exhibit 3.3 to The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and incorporated herein by reference).

     4.4     Certificate of Elimination of Series A Junior Participation
             Preferred Stock of The Registrant (filed as Exhibit 3.4 to The
             Registrant's Annual Report on Form 10-K for the fiscal year ended
             June 30, 1998 and incorporated herein by reference).

     4.5     Restated By-Laws of The Registrant (filed as Exhibit 3.5 to The
             Registrant's Annual Report on Form 10-K for the fiscal year ended
             June 30, 1998 and incorporated herein by reference).

     4.6 Indenture, dated as of November 17, 1997, between The Registrant, as issuer, and State Street Bank and Trust Company, as trustee
             (filed as Exhibit 4.1 to The Registrant's Current Report on Form
             8-K, dated as of December 2, 1997 and incorporated herein by reference).

     4.7 Rights Agreement dated as of May 12, 1998, between The Registrant and BankBoston, N.A., as Rights Agent (filed as Exhibit 4.2 to The
             Registrant's Quarterly Report on Form 10-Q for the quarter ended
             March 31, 1998 and incorporated herein by reference).

     5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding legality of securities being registered.

     8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain U.S. income tax aspects of the Merger.

     8.2     Opinion of Orrick, Herrington & Sutcliffe LLP regarding certain
             U.S. income tax aspects of the Merger.

    23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included as part of its opinions filed as Exhibit 5.1 and Exhibit 8.2, respectively, and incorporated herein by reference).

    23.2     Consent of Deloitte & Touche LLP.

    23.3     Consent of Ernst & Young LLP.

    23.4 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of its opinion filed as Exhibit 8.1 and incorporated herein by reference).

    23.5     Consent of Salomon Smith Barney.

    24.1 Power of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference).

    99.1 Opinion of Salomon Smith Barney (included as Annex D to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

    99.2     Form of Proxy of MovieFone, Inc.